As filed with the Securities and Exchange Commission on May 16, 2013

Registration No. 333-184143

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iSHARES® DIVERSIFIED ALTERNATIVES TRUST

SPONSORED BY iSHARES® DELAWARE TRUST SPONSOR LLC

(Exact name of registrant as specified in its charter)

Delaware	6799	26-4632352
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o iShares® Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, CA 94105

Attn: Product Management Team

and Intermediary Investor and Exchange-Traded Products Department

(415) 670-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

iShares® Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, CA 94105

Attn: Product Management Team and Intermediary Investor and Exchange-Traded Products Department

(415) 670-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Yeres, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019	Deepa Damre, Esq. BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

16,800,000 Shares
iShares® Diversified Alternatives Trust
The iShares® Diversified Alternatives Trust (the “Trust”), is a Delaware statutory trust that issues units of beneficial interest, (the “Shares”), representing fractional undivided beneficial interests in its net assets. The Trust seeks to maximize its absolute returns by investing in long and/or short positions in foreign-currency forward contracts and exchange-traded futures contracts selected by BlackRock Fund Advisors (the “Advisor” or “BFA”), following investment strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more assets. See “Business of the Trust—Investment Objective; Strategies.” The objective of the Trust is to maximize absolute returns from investments with historically low correlation to traditional asset classes while seeking to control the risks and volatility inherent in futures and forward contracts by taking long and short positions in historically correlated assets.
The Shares are listed for trading on NYSE Arca, Inc. (“NYSE Arca”) under the symbol “ALT.” BlackRock Institutional Trust Company, N.A. (“BTC”) is the Trustee of the Trust. The Trust is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission (the “CFTC”). iShares® Delaware Trust Sponsor LLC (the “Sponsor”), a commodity pool operator registered under the Commodity Exchange Act, is the Sponsor of the Trust. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
Investing in the Shares involves significant risks. See “Risk Factors” starting on page 13.
•	The maximum annualized portfolio return volatility targeted by the Advisor was recently increased from 8% to 10%. This more aggressive approach may result in higher losses.
•	Prices of futures and forward contracts are volatile and even a small price movement may result in large losses.
•	The Trust uses leveraged investment techniques in seeking to achieve its investment objectives. Leverage causes the value of the Shares to be more volatile than if the Trust did not use leverage.
•	The return on the Shares (if any) is not related to any index or other benchmark.
•	The Trust has no mandatory holdings allocation requirements. Accordingly, at any given time, the Trust may be disproportionately exposed to one or more markets, asset classes or contract counterparties.
•	The Trust is subject to fees and expenses that are payable regardless of profitability.
•	There may be conflicts of interest between you and the Sponsor, the Trustee, the Trust’s Advisor and their affiliates.
•	Your losses may be exacerbated if there is no liquid market for the Shares at the time you want to sell them.
•	You may lose all or substantially all of your investment in the Shares.
•	Neither the Advisor, nor any of the Advisor’s principals, has been responsible for or has any experience as advisor to or manager of an active commodity fund other than the Trust.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
The Shares are not deposits or other obligations of BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank, are not guaranteed by BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The Trust intends to offer Shares on a continuous basis. The Trust issues and redeems Shares only in one or more blocks of 100,000 Shares called Baskets. These transactions take place only with certain broker-dealers with whom the Trust has entered into written arrangements regarding the issuance and redemption of Shares (the “Authorized Participants”), in each case in exchange for a consideration per Share equal to the net asset value per Share (“NAV”) announced by the Trust on the first Business Day (as defined herein) after the purchase or redemption order is received by the Trust. See “Business of the Trust—Computation of the Trust’s Net Asset Value.” Only institutions that enter into an agreement with the Trust to become Authorized Participants may purchase or redeem Baskets. In order to liquidate their investment in the Shares, Shareholders who are not Authorized Participants must generally sell their Shares in the secondary market, assuming that demand for their Shares exist. The price obtained by the Shareholders for the Shares may be less than the NAV of those Shares.

On May 15, 2013, the Shares closed on NYSE Arca at $53.33.
Authorized Participants may offer to the public, from time to time, Shares from any Baskets they purchase from the Trust. Shares offered to the public by Authorized Participants may be offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. Authorized Participants may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts.

The date of this prospectus is May 16, 2013.

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT
YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES, AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 12 AND 39 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 12.
THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 13.
YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.
YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY ENGAGE IN OFF- EXCHANGE FOREIGN CURRENCY TRADING. SUCH TRADING IS NOT CONDUCTED IN THE INTERBANK MARKET. THE FUNDS THAT THE POOL USES FOR OFF-EXCHANGE FOREIGN CURRENCY TRADING WILL NOT RECEIVE THE SAME PROTECTIONS AS FUNDS USED TO MARGIN OR GUARANTEE EXCHANGE-TRADED FUTURES AND OPTION CONTRACTS. IF THE POOL DEPOSITS SUCH FUNDS WITH A COUNTERPARTY AND THAT COUNTERPARTY BECOMES INSOLVENT, THE POOL’S CLAIM FOR AMOUNTS DEPOSITED OR PROFITS EARNED ON TRANSACTIONS WITH THE COUNTERPARTY MAY NOT BE TREATED AS A COMMODITY CUSTOMER CLAIM FOR PURPOSES OF SUBCHAPTER IV OF CHAPTER 7 OF THE BANKRUPTCY CODE AND THE REGULATIONS THEREUNDER. THE POOL MAY BE A GENERAL CREDITOR AND ITS CLAIM MAY BE PAID, ALONG WITH THE CLAIMS OF OTHER GENERAL CREDITORS, FROM ANY MONIES STILL AVAILABLE AFTER PRIORITY CLAIMS ARE PAID. EVEN POOL FUNDS THAT THE COUNTERPARTY KEEPS SEPARATE FROM ITS OWN FUNDS MAY NOT BE SAFE FROM THE CLAIMS OF PRIORITY AND OTHER GENERAL CREDITORS.
CERTAIN NOTICES
THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.
AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN SELLING TO THE PUBLIC SHARES PURCHASED FROM THE TRUST. SEE “PLAN OF DISTRIBUTION.”
THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.
THE FILINGS OF THE TRUST ARE POSTED AT THE SEC’S WEBSITE AT http://www.sec.gov.
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iSHARES® DIVERSIFIED ALTERNATIVES TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.
FOR RESIDENTS OF THE UNITED KINGDOM:
THE TRUST MAY CONSTITUTE A COLLECTIVE INVESTMENT SCHEME AS DEFINED IN THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”). THE TRUST IS NOT AUTHORIZED OR OTHERWISE RECOGNIZED IN THE UNITED KINGDOM AND THEREFORE WOULD BE CHARACTERIZED AS AN UNREGULATED COLLECTIVE INVESTMENT SCHEME FOR THE PURPOSES OF THE FSMA. AS SUCH, THE ISSUE AND DISTRIBUTION OF THIS PROSPECTUS IN THE UNITED KINGDOM IS RESTRICTED BY LAW. IN ADDITION, THIS PROSPECTUS HAS NOT BEEN APPROVED BY A PERSON AUTHORIZED TO CARRY ON INVESTMENT BUSINESS IN THE UNITED KINGDOM (AN “AUTHORIZED PERSON”) FOR THE PURPOSES OF SECTION 21(2)(B) OF THE FSMA. ACCORDINGLY, THIS PROSPECTUS CAN ONLY BE ISSUED OR DISTRIBUTED IN THE UNITED KINGDOM: (1) BY AN AUTHORIZED PERSON IN CIRCUMSTANCES PERMITTED BY SECTION 235 OF THE FSMA AND RULES MADE THEREUNDER AND THE PROVISIONS OF THE FSMA (FINANCIAL PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED), OR BY A PERSON WHO IS NOT AN AUTHORIZED PERSON, IN CIRCUMSTANCES PERMITTED BY THE FSMA (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED); AND (2) IN CIRCUMSTANCES WHERE THE ISSUANCE OR DISTRIBUTION OF THIS PROSPECTUS WOULD NOT CONSTITUTE OR OTHERWISE RESULT IN AN OFFER OF TRANSFERABLE SECURITIES TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF PART VI OF THE FSMA. ANY OTHER DISTRIBUTION OF THIS PROSPECTUS IN OR INTO THE UNITED KINGDOM IS UNAUTHORIZED. ANY PERSON ISSUING OR DISTRIBUTING THIS PROSPECTUS OR ANY PART OF IT MAY BE ACTING IN BREACH OF APPLICABLE LAW OR REGULATIONS AND ANY PERSONS RECEIVING THIS PROSPECTUS IN OR FROM THE UNITED KINGDOM IN CIRCUMSTANCES NOT FALLING WITHIN (1) OR (2) ABOVE MAY NOT RELY ON ITS CONTENTS. NO PART OF THIS PROSPECTUS SHOULD THEREFORE BE PUBLISHED, DISTRIBUTED OR OTHERWISE MADE AVAILABLE WITH UNRESTRICTED ACCESS IN ANY FORM IN THE UNITED KINGDOM.
FOR RESIDENTS OF SWITZERLAND:
THE TRUST HAS NOT BEEN APPROVED BY THE SWISS FINANCIAL MARKET SUPERVISORY AUTHORITY (THE “FINMA”) AS A FOREIGN COLLECTIVE INVESTMENT SCHEME PURSUANT TO ARTICLE 120 OF THE SWISS COLLECTIVE INVESTMENT SCHEME ACT OF JUNE 23, 2006 (THE “CISA”). ACCORDINGLY, THE SHARES MAY NOT BE PUBLICLY OFFERED IN OR FROM SWITZERLAND AND NEITHER THIS PROSPECTUS NOR ANY OTHER OFFERING MATERIALS RELATING TO THE TRUST AND/OR THE SHARES MAY BE MADE AVAILABLE THROUGH A PUBLIC OFFERING IN OR FROM SWITZERLAND. THE SHARES MAY ONLY BE OFFERED AND THIS PROSPECTUS MAY ONLY BE DISTRIBUTED IN OR FROM SWITZERLAND TO QUALIFIED INVESTORS (AS DEFINED IN THE CISA AND ITS IMPLEMENTING REGULATIONS).

OTHER INFORMATION
“iShares” is a registered trademark of BlackRock Fund Advisors or its affiliates.
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You should rely only on the information contained in this prospectus. None of the Sponsor, the Trustee, the Delaware Trustee or the Trust has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the Sponsor, the Trustee, the Delaware Trustee or the Trust is making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, and refer to the annual, quarterly and current reports and other information filed with the Securities and Exchange Commission (available at www.sec.gov) for additional information, including possible updates to the information contained herein. See “Where You Can Find More Information” on page 98. Certain defined terms used in this prospectus are set forth in the “Glossary” in the Statement of Additional Information attached hereto.
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PROSPECTUS SUMMARY
This summary highlights some of the information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the Shares. You should carefully read this entire prospectus, including “Risk Factors” beginning on page 13, and “Where You Can Find More Information” on page 98, before making a decision to invest in the Shares. Capitalized terms not defined in this section have the meaning set forth in the Glossary beginning on page 2- 4 of Part 2 of this prospectus.
Structure of the Trust
The Trust is a Delaware statutory trust. The Trust intends to continuously issue and redeem Shares in transactions with Authorized Participants. Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust, called the Portfolio, consist of cash and financial instruments that are used, as needed, to secure the Trust’s trading obligations in respect of foreign-currency forward contracts and exchange-traded futures contracts selected by BlackRock Fund Advisors, the Trust’s Advisor, following investment strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more assets and seek to control the risks and volatility inherent in these investments by taking long and short positions in historically correlated assets. See “—Investment Objective; Strategies.” The term of the Trust is perpetual, unless it is dissolved under the circumstances described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.” The principal offices of the Trust are located at 400 Howard Street, San Francisco, CA 94105, and the Trust’s telephone number is (415) 670-2000.
The Trust is a commodity pool as defined in the Commodity Exchange Act (the “CEA”) and the regulations of the Commodity Futures Trading Commission (the “CFTC”). The Trust is operated by its Sponsor, iShares® Delaware Trust Sponsor LLC, a limited liability company registered under the CEA as a commodity pool operator. The sole member and manager of the Sponsor is BlackRock Asset Management International Inc., a Delaware corporation. BlackRock Institutional Trust Company, N.A. is the Trustee of the Trust. The Advisor, BlackRock Fund Advisors, is the commodity trading advisor of the Trust and is registered under the CEA. The Trust is not an investment company registered under the Investment Company Act and is not required to register under that Act.
The material terms of the agreement governing the Trust are discussed in greater detail under “Description of the Shares and the Trust Agreement.”
Creations and Redemptions
The Trust issues Shares only in one or more blocks of 100,000 Shares (each, a “Basket”) in exchange for cash in an amount equal to the Basket Amount announced by the Trust on the first Business Day after the purchase order is received by the Trust. The Trust redeems Shares only in Baskets in exchange for cash in an amount equal to the Basket Amount announced by the Trust on the first Business Day after the redemption order is received by the Trust. The Trust does not redeem individual Shares or Baskets held by parties who are not Authorized Participants. See “Risk Factors—Risk Relating to the Trust and Investment in the Shares—Creation and redemption of Baskets may be delayed when one or more of the exchanges where the Trust may need to trade, either to establish new positions or to liquidate existing ones, are scheduled to be closed, and may be subject to postponement, suspension or rejection under certain circumstances, all of which may reduce the liquidity of the Shares.”
Breakeven Point Per Unit of Initial Investment
The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months is 1.07% of the per Share price of $51.54 as of March 31, 2013 (or expressed as a dollar amount, $0.55 of the price of $51.54 per Share). Based on certain interest rate, expense and other assumptions, the estimated twelve-month breakeven point is 0.96% of the offering of $51.54 per Share price as of March 31, 2013 (or expressed as a dollar amount, $0.49 of the price of $51.54 per Share). See “Breakeven Analysis”.

The Sponsor
The Sponsor is iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company. The Sponsor’s primary business function in connection with the Trust is to direct the actions of the Trustee in the management of the Trust and to act as commodity pool operator of the Trust.
The Sponsor has been registered under the CEA as a commodity pool operator and has been a member of the National Futures Association (the “NFA”) since June 2009.
The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca. The Sponsor is obligated under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Advisor, the Delaware Trustee, the Trust Administrator and the Processing Agent, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs and (7) legal expenses up to $100,000 annually. In recognition of its paying these expenses, the Sponsor is entitled to an allocation that accrues daily at an annualized rate equal to 0.95% of the Adjusted Net Asset Value of the Trust and is payable by the Trust monthly in arrears. That allocation to the Sponsor is referred to in this prospectus as the “Sponsor’s Fee.” For a description of how the net asset value of the Trust is calculated, see “Business of the Trust—Computation of the Trust’s Net Asset Value.”
The Sponsor may remove the Trustee and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.
The principal office of the Sponsor is located at 400 Howard Street, San Francisco, CA 94105, and its telephone number is (415) 670-2000.
The Advisor
The Advisor is BlackRock Fund Advisors, a California corporation. The Advisor is the commodity trading advisor for the Trust and has discretionary authority to make all determinations with respect to the Portfolio, subject to specified limitations. The Advisor has been registered as a commodity trading advisor under the CEA since April 5, 1993 and has been a member of the NFA since 1993. The Advisor may also act, currently or in the future, as the advisor for certain other investment vehicles.
The Advisor and the Trust may each terminate the Advisory Agreement at any time upon 30 days’ prior written notice.
The Trustee
The Trustee is BTC, a national banking association affiliated with the Sponsor. The Shares are not deposits or other obligations of BTC or any of its subsidiaries or affiliates or any other bank, are not guaranteed by BTC or any of its subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.
For a more detailed description of the role and responsibilities of the Trustee and the Trust Administrator, see “Description of the Shares and the Trust Agreement.”
The Delaware Trustee
Wilmington Trust Company, a Delaware corporation with trust powers, is the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, and does not have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

The Trust Administrator and Certain Agents of the Trust
The Trust has delegated the processing of creation and redemption orders of Baskets to SEI Investments Distribution Co. (the “Processing Agent”). The Trust has also delegated the valuation of certain assets of the Trust for purposes of the daily calculation of the net asset value of the Trust and certain other administrative responsibilities to State Street Bank and Trust Company (the “Trust Administrator”). Neither the Processing Agent nor the Trust Administrator is affiliated with the Sponsor or the Trustee. The Trust has also retained PricewaterhouseCoopers LLP (the “Tax Administrator”) to provide tax accounting and tax reporting services for the Trust. The Trust may terminate the Processing Agent, the Trust Administrator or the Tax Administrator at any time or appoint different agents to act on its behalf.
Investment Objective; Strategies
The investment objective of the Trust is to maximize absolute returns from a portfolio of foreign currency forward contracts and exchange-traded futures contracts that may involve commodities, currencies, interest rates and certain eligible stock or bond indices while seeking to control the risks and volatility inherent in those investments by taking long and short positions in historically correlated assets. The Trust also expects to earn interest on the assets used to collateralize its trading positions. The return on assets in the Portfolio, if any, is not intended to track the performance of any index or other benchmark. There is no assurance that the Trust will achieve its investment objectives.
Since the inception of the Trust, the Advisor set a range between 6% and 8% as its target for the annualized portfolio return volatility of the Trust. Seeking to improve Trust returns, the Advisor has recently increased the maximum portfolio return volatility to 10% per annum. This increase in volatility may result in higher losses.
Forward Contracts
A forward contract is an agreement between two parties, one of whom undertakes to purchase from or sell to the other, on a specified future date, a specified quantity of a specified asset at a specified location in exchange for a specified purchase price. At the discretion of the Advisor, the Trust may enter into foreign currency forward contracts. See “Business of the Trust—Investment Objective; Strategies—Forward Contracts.”
Futures Contracts
Futures contracts are standardized forward contracts traded on an exchange. At the discretion of the Advisor, the Trust may engage in trading activities with respect to futures contracts that may involve commodities, currencies, interest rates and certain eligible stock or bond indices, as described elsewhere in this prospectus. See “Business of the Trust—Investment Objective; Strategies—Futures Contracts.”
Interest
Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2% to 5%) of the purchase price of the asset underlying the futures contract being traded. Similarly the Trust may, from time to time, be required to satisfy collateral requirements set forth by its over-the-counter counterparties with respect to the Trust’s forward contracts trading obligations. Any interest paid on the Trust’s cash positions, together with any interest paid on collateral deposited as margin, net of expenses, is generally reinvested.
Strategies
The Advisor is the commodity trading advisor for the Trust. The Advisor invests cash proceeds from the sales of Baskets in short term United States government securities and other financial instruments that, in compliance with the rules of the futures exchanges and other markets where the Advisor trades on behalf of the Trust, are eligible to secure the Trust’s trading obligations in respect of a portfolio of foreign- currency forward contracts and exchange-traded futures contracts selected by the Advisor following strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more assets and seek to control the risks and volatility of these investments by taking long and short positions in historically correlated assets. These strategies may include:
•	Yield and Futures Curve Arbitrage Strategies which seek to take advantage of interest rate and futures contract price differentials by simultaneously entering into long and short positions in various bond futures contracts, interest rates futures contracts, commodity futures contracts and/or currency forward contracts that the Advisor determines to be mispriced relative to one another. The Advisor may enter into long positions in contracts whose underlying assets are deemed relatively inexpensive and may enter into short positions on contracts whose underlying assets are deemed relatively expensive.
•	Technical Strategies which, in general, seek to take advantage of a comparison between assets’ historical returns and their recent performance. Technical strategies are based on the theory that past price history may be predictive of asset value, and so technical strategies may be used to capture returns arising from price changes over time. For example, if recent performance of an asset exceeds historical performance, then a long “momentum” trade opportunity to buy may arise. If the historical performance of an asset exceeds recent performance, then a short “reversal” trade opportunity may arise. All technical strategies are quantitative in nature and financial modeling is used for determining long and/or short positions in various asset types.
•	Fundamental Relative Value Strategies which seek returns by attempting to identify instances where there are discrepancies between the market and fundamental values of an asset and trading long or short positions in that asset.
See “Business of the Trust—Investment Objective; Strategies—Investment Strategies” and “—Portfolio Construction.”
Characteristics of an Investment in the Shares
The Shares are intended to constitute a relatively cost-effective means of achieving investment exposure to non-traditional asset classes. An investment in Shares is:
•	Listed. Although there can be no assurance that an actively traded market in the Shares will exist at the time you wish to sell its Shares, the Shares are listed for trading on NYSE Arca under the symbol “ALT.”
•	Relatively cost efficient. Transactions in the asset classes that the Advisor, on behalf of the Trust, invests or trades in entail certain expenses. Nonetheless, because the expenses involved in the Portfolio are dispersed among all Shareholders, an investment in the Shares may represent a cost-efficient alternative to investment positions in the same asset classes for investors not otherwise in a position to participate directly in the markets for physical commodities, foreign currencies, interest rates, or futures, forwards or other over-the-counter derivative contracts involving those assets. See “Business of the Trust— Investment Objective; Strategies.”
The Shares are eligible for margin accounts.
Risk Factors
An investment in the Shares is speculative and involves, among others, the following risks:
Risks Relating to Regulatory Requirements
•	Changes to the regulatory regime applicable to futures contracts and market participants may have an adverse effect on the ability of the Trust to pursue its strategies and, therefore, may result in a decreasing value of the Shares.
•	Regulatory and exchange position limits may restrict the creation of Baskets and the operation of the Trust.
•	Changes in the margin requirements set by the relevant futures exchanges and over-the-counter market participants may limit the Trust’s ability to meet its investment objectives.
Risks Relating to Commodities Markets
•	The price of the Shares fluctuates as a result of fluctuations in the prices of any commodities underlying the futures contracts owned by the Trust. Commodity prices may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.
•	Historical performance of specific commodities or commodity indices is no guide to their future performance or to the future performance of the Shares.
•	Commodity futures trading may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related derivatives markets may adversely affect the value of your Shares.
•	During a period when commodity prices are fairly stationary, “backwardation” (a situation where the prices of futures contracts are higher for contracts with shorter-term expirations than for contracts with longer-term expirations) or “contango” (a situation where the prices of futures contracts with longer-term expirations are higher than the prices of futures contracts with shorter- term expirations) in the prices of the commodity-linked futures contracts held by the Trust may cause the price of your Shares to decrease.
Risks Relating to Currency Markets
•	As a multinational currency, the euro may experience greater price volatility due to the influence of multiple and uncoordinated political and fiscal regimes.
•	A country’s decision to abandon the euro zone could have adverse consequences for the value of the Shares.
•	The price of the Shares fluctuates as a result of fluctuations in the exchange rates of currencies underlying any currency-linked futures or forward contracts owned by the Trust. Exchange rates may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.
•	Substantial transactions in a currency by any official sector market participant (such as central banks, other governmental agencies and/or other multi-lateral institutions that buy, sell or hold currencies) could adversely affect an investment in the Shares.
•	A country’s decision to abandon its current currency and adopt a new one could have adverse consequences for the value of any positions related to the old currency that the Trust may hold at the time.
Risks Relating to U.S. Government and Sovereign Debt Markets
•	Investing in debt obligations of the U.S. government creates exposure to credit and interest rate risk.
•	Investing in futures and/or forward contracts linked to sovereign debt instruments creates exposure to the direct or indirect consequences of political, social or economic changes in the countries in which the issuers are located and the creditworthiness of the sovereign.
•	Investing in futures and/or forward contracts linked to non-U.S. sovereign debt instruments creates exposure to non-U.S. interest rate fluctuations.
Risks Relating to Interest Rate Derivatives Markets
•	Investing in interest rate futures contracts creates exposure to interest rate fluctuations in one country as well as relative interest rate movements between countries.

Risks Relating to Security Index Futures Markets
•	Investing in security index futures contracts creates exposure to the performance of the underlying index.
Risks Relating to Derivative Contracts
•	The Trust’s use of leverage and/or short positions involves certain risks, including potentially high volatility and magnified losses in the underlying assets, and should be considered to be speculative.
•	The Trust is subject to credit risks and other risks associated with U.S. exchange-traded futures contracts.
•	Trading on futures exchanges outside the United States is not subject to U.S. regulation.
•	When entering into foreign currency forward contracts, the Trust assumes the risk that its counterparties may become unable or unwilling to pay any amounts owed to the Trust.
•	The Advisor, on behalf of the Trust, trades in forward contracts that are not traded on regulated exchanges and, therefore, offer different or lower levels of protections to investors.
•	Failure of the Clearing FCM to segregate assets or the insolvency of the Trust’s prime broker may increase losses.
Risks Relating to the Advisor and its Trading Strategies
•	The lack of experience of the Advisor and its principals in actively managing an entity like the Trust and applying quantitative investment strategies similar to those that are used in the selection of investments for the Trust may result in substantial trading losses for the Trust and, as a result, you could lose some or all of the value of your Shares.
•	The Advisor makes decisions regarding investments for the Trust relying on quantitative models that may be defective or not adequate to analyze market conditions at the time the investment decisions are made; as a result, the returns expected from those investments may not materialize.
•	The strategies used by the Advisor to identify investment opportunities for the Trust may fail to deliver the desired returns.
•	Relative value strategies used by the Advisor to identify investment opportunities for the Trust are subject to certain risks.
•	Various actual and potential conflicts of interest involving the Advisor may be detrimental to Shareholders.
Risks Relating to the Trust and Investment in the Shares
•	The Trust is subject to the risks associated with being a new type of investment vehicle.
•	The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.
•	The Shares of the Trust are new securities products and their value could decrease if unanticipated operational or trading problems arise.
•	You may not rely on past performance in deciding whether to buy the Shares.
•	The Trust is subject to the costs and risks associated with being actively managed. These costs and risks may cause your investment in the Shares to result in losses that you might have avoided if you had invested in products not exposed to those costs and risks.
•	The price you receive upon the sale of your Shares may be less than their NAV.
•	The NAV may not always correspond to the market price of the Shares and, as a result, Baskets may be created or redeemed at a value that differs from the market price of the Shares.
•	None of the Sponsor, the Advisor or the Trustee can assure you that it will continue in its respective role. If any of them was no longer to act in those roles, the Trust and the value of the Shares may suffer.

•	The Trust may incur additional transactional costs because the Portfolio is actively managed, and actively managed portfolios may have higher turnover rates.
•	Fees and expenses payable by the Trust are charged regardless of profitability and may result in a depletion of its assets.
•	It is not expected that the Trust will make any periodic distributions or dividend payments to its Shareholders.
•	The Trust could be liquidated at a time when the disposition of its interests will result in losses to investors in the Shares.
•	The Sponsor has broad discretion to liquidate the Trust at any time.
•	The Shares may not provide anticipated benefits of diversification from other asset classes.
•	The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or by the suspension of issuance, transfers or redemptions of Shares by the Trust.
•	Creation and redemption of Baskets may be delayed when one or more of the exchanges where the Trust may need to trade, either to establish new positions or to liquidate existing ones, are scheduled to be closed, and may be subject to postponement, suspension or rejection under certain circumstances, all of which may reduce the liquidity of the Shares.
•	Competition from other commodities- and currencies-related investments could limit the market for, and reduce the liquidity of, the Shares.
•	As a Shareholder, you will not have the rights normally associated with ownership of common shares.
•	As a Shareholder, you will not have the protections normally associated with the ownership of shares in an investment company registered under the Investment Company Act.
•	Competing claims over ownership of relevant intellectual property rights could adversely affect the Trust or an investment in the Shares.
•	The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Advisor or if the Sponsor is required to indemnify the Trustee.
•	NYSE Arca may halt trading in the Shares, which would adversely impact your ability to sell your Shares.
Risks Relating to Taxes
•	Shareholders could become subject to U.S. withholding tax beginning in 2014.
•	Shareholders’ tax liability could exceed cash distributions on the Shares.
•	The IRS could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust.
•	The Trust’s classification as a publicly traded partnership not taxable as a corporation is not free from doubt, and if the Trust were to fail to qualify as a partnership for U.S. federal income tax purposes, the Trust’s income and items of deduction would not pass through to the Shareholders, the Trust would be required to pay tax at corporate rates on any portion of the Trust’s net income that does not constitute tax-exempt income, and distributions by the Trust to the Trust’s Shareholders would be taxable as dividends to the extent of the Trust’s earnings and profits.
Conflicts of Interest
There may be conflicts of interest between the Shareholders and the Sponsor, the Trustee and the Advisor and its affiliates. These conflicts may arise because of the affiliation between each of the Sponsor, the Trustee and the Advisor. Because of this affiliation, the Sponsor has an incentive not to remove the Trustee or the Advisor. Conflicts may also result from the Sponsor’s authority to determine whether to make distributions to Shareholders. In addition, conflicts may arise in connection with trading activities relating to the Sponsor’s and Advisor’s or its affiliates’ proprietary accounts, customer accounts or other accounts under management  in regard to position limits, timing of the taking of positions or other similar conflicts, as well as in connection with research reports published by the Sponsor or its affiliates with respect to markets in which the Portfolio may participate. For more information regarding these potential conflicts of interest, see “Conflicts of Interest” beginning on page 71.
Certain U.S. Tax Consequences
The Trust will not be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust will not be a taxable entity for U.S. federal income tax purposes and will not incur U.S. federal income tax liability. Instead, you will be taxed as a beneficial owner of an interest in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability.

The Offering
Offering	The Shares represent units of fractional undivided beneficial interests in the net assets of the Trust.
Use of Proceeds	Proceeds received by the Trust from the issuance and sale of Baskets are invested by the Advisor in short-term United States government securities and other financial instruments that, in compliance with the rules of the futures exchanges and other markets where the Advisor trades on behalf of the Trust, are eligible to secure the Trust’s trading obligations in respect of a portfolio of foreign currency forward contracts and exchange- traded futures contracts that may involve commodities, currencies, interest rates and certain eligible stock or bond indices, selected by the Advisor. See “—Portfolio” below.
NYSE Arca Symbol	ALT
CUSIP	464294107
Creation and Redemption	The Trust intends to issue and redeem Baskets on a continuous basis. Baskets are issued and redeemed only in exchange for a consideration in cash equal to the Basket Amount announced by the Trust on the first Business Day after the purchase or redemption order is received by the Trust. Baskets may be created and redeemed only by Authorized Participants, who pay the Trustee a transaction fee of $800 per creation or redemption. See “—Net Asset Value” below and “Description of the Shares and the Trust Agreement—Creation of Baskets” and “— Redemption of Baskets.”
Authorized Participants	Baskets may be created and redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) be a Depository Trust Company (“DTC”) Participant, and (3) have entered into an Authorized Participant Agreement with the Trust and the Sponsor.
Suspension of Issuance, Transfers and Redemptions	The Trustee may suspend the issuance of Baskets, registration of transfers of Shares and redemption of Baskets generally, or may refuse a particular purchase order, transfer or redemption order at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. See “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions.”
Portfolio	The Advisor selects for the Portfolio foreign currency forward contracts and exchange-traded futures contracts that may involve commodities, currencies, interest rates and certain eligible stock or bond indices with a view towards maximizing absolute returns while seeking to control the volatility inherent in these types of investments. While the Advisor may select investments for the Portfolio following a variety of strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more assets, there are no mandatory holdings allocation requirements. Accordingly, at any given time, the Trust may be disproportionately exposed to one or more asset classes or contract counterparties, including over-the-counter counterparties and clearing organizations. See “Business of the Trust—Investment Objective; Strategies.”
The return on assets in the Portfolio, if any, is not intended to track the performance of any index or other benchmark.

While the Advisor has the authority to trade on behalf of the Trust at any time in its discretion, it is generally expected that such discretionary trading will not occur more than once a week. The Trust, however, may need to trade more frequently in order to invest proceeds from the issuance of Baskets of Shares or raise funds to honor redemption requests. The Trust will post the composition of the Portfolio daily on its website at www.ishares.com.
Margin Assets	The Trust deposits, from time to time, with the Clearing FCM or other licensed financial or commodities market participant any required margin in the form of cash or other eligible assets (depending on the nature of the position being secured, customary practices in the relevant market and any applicable regulatory or counterparty requirements). Any interest paid on this collateral is part of the return on the Portfolio.
Net Asset Value	The Trustee will determine the net asset value of the Trust, the NAV and the Basket Amount as of 4:00 p.m. New York time, on each Business Day on which NYSE Arca is open for regular trading, as soon as practicable after that time.
The Trustee will determine the NAV by dividing the net asset value of the Trust on a given day by the number of Shares outstanding at the time the calculation is made. The Trustee then determines the Basket Amount corresponding to that date by multiplying the NAV by the number of Shares in a Basket (i.e., 100,000).
On each day on which the Trustee must determine the net asset value of the Trust, the NAV and the Basket Amount, the Trust Administrator values all futures and forward trading positions and other non-cash assets in the Portfolio and communicates that valuation to the Trustee for use by the Trustee in the determination of the Trust’s net asset value. The Trustee subtracts the Trust’s accrued fees (other than fees computed by reference to the value of the Trust or its assets), expenses and other liabilities on that day from the value of the Trust’s assets as of the close of trading on that day. The result is the Trust’s “Adjusted Net Asset Value.” Fees computed by reference to the value of the Trust or its assets (including the Sponsor’s Fee) are calculated on the Adjusted Net Asset Value. The Trustee subtracts the fees so calculated from the Adjusted Net Asset Value of the Trust to determine the Trust’s net asset value.
The NAV for each Business Day on which NYSE Arca is open for regular trading is expected to be distributed through major market data vendors and published online at www.ishares.com, or any successor thereto. The Trust will update the NAV as soon as practicable after each subsequent NAV is calculated. See “Business of the Trust— Computation of the Trust’s Net Asset Value.”
You should note that while the NAV is updated on each Business Day, the NAV is calculated by reference to assets that trade on futures exchanges or other markets, including in non-U.S. jurisdictions. Accordingly, the NAV may not always reflect the same-day valuation of assets that trade on markets in non-U.S. jurisdictions if one or more of those jurisdictions are not open for business on any given Business Day.
Voting Rights	Except in limited circumstances, owners of Shares have no voting rights. See “Description of the Shares and the Trust Agreement— Voting Rights.”

Distributions	The Trust is not expected to make any distributions or pay any dividends to its Shareholders except (1) in connection with redemptions of Baskets, (2) as determined by the Sponsor in its absolute discretion, and (3) in connection with the liquidation of the Trust.
Limitation of Liabilities	You cannot lose more than your investment in the Shares. Under Delaware law, Shareholders’ liability is limited to the same extent as the liability of stockholders of a for profit Delaware business corporation.
Dissolution Events	The Trustee will dissolve the Trust if:
• the Trustee is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;
• registered holders of at least 75% of the outstanding Shares notify the Trustee that they elect to dissolve the Trust;
• sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;
• the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;
• the Sponsor notifies the Trustee in writing that it has determined, in its discretion, that the dissolution of the Trust is advisable. The Sponsor may, for example (but is not obligated to), decide to liquidate the Trust if, among other reasons, (1) legal, regulatory or market changes result, in the opinion of the Sponsor, in a decrease of investment opportunities available to the Trust in compliance with its investment objective and strategies, (2) it becomes impossible or impractical to compute the net asset value of the Trust or to assess the accuracy of such valuations; or (3) the value of the Portfolio is below a level such that continued operation of the Trust is not cost-efficient;
• the Trust is treated as an association taxable as a corporation for U.S. federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or
• DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.
After dissolution of the Trust, the Trustee will deliver cash to the Shareholders upon surrender and cancellation of the Shares and, 90 days after dissolution, may sell any remaining Trust property, and hold any remaining cash, uninvested and in a non-interest bearing account, for the pro rata benefit of the Shareholders who have not surrendered their Shares for cancellation. See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”
Clearance and Settlement	The Shares are issued only in book-entry form. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants.

Breakeven Analysis
The following table indicates the approximate dollar returns and percentages required for the value of an initial $51.54 investment in a Share to equal the amount originally invested twelve months after issuance.
The table, as presented, is only an approximation. The capitalization of the Trust does not directly affect the level of the charges as a percentage of its net asset values, other than the Sponsor’s Fee and brokerage commissions.
Expense(1)	$	%
Transaction Fee(2)	0.02	0.04
Sponsor’s Fee(3)	0.49	0.95
Syndication and Filing Expenses(3)	—	0.00
Trust Operating Expenses(3)	—	0.00
Commodity Trading Advisor Fee(3)	—	0.00
Brokerage Commissions and Fees(4)	0.04	0.08
Interest Income(5)	(0.06)	(0.11)
12-Month Break Even(6)	0.49	0.96

(1)	The foregoing breakeven analysis assumes that the Shares have a constant month-end net asset value. Calculations are based on $51.54 as the net asset value per Share, which was the net asset value as of the close of business on March 31, 2013.
Per share amounts assume the creation or redemption of one Basket (since the $800 fee is per transaction, creation or redemption in more than one-Basket increments will result in a lower per-Share transaction fee).
(3)	From the Sponsor’s Fee, the Sponsor is responsible for the ordinary and recurring expenses of the Trust, including the SEC registration fees, Trust operating expenses and the commodity trading advisor fee.
(4)	Brokerage commissions and fees are an estimate based on historical commission and fee rates from April 2012 to March 2013. Annual brokerage commissions and fees are estimated to be $46,000, based on net assets of $57,000,000. The actual amount of brokerage commissions and fees to be incurred will vary based upon the trading frequency of the Trust.
(5)	Interest income is currently estimated to be earned at an annual rate of 0.11%, which is based on the six-month U.S. Treasury rate as of March 31, 2013.
(6)	You may pay customary brokerage commissions in connection with purchases of Shares. Because brokerage commission rates will vary from investor to investor, we have not included brokerage commissions in the breakeven table. Investors should review the terms of their brokerage accounts for details on applicable charges.
Summary Financial Condition
As of the close of business on March 31, 2013, the net asset value of the Trust was $56,693,977, and the NAV was $51.54.

RISK FACTORS
Investing in the Shares is speculative and involves a high degree of risk. You could lose all or a substantial portion of your investment in the Shares. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus.
Risks Relating to the Impending Termination of the Trust.
The Trust has announced that it will be dissolved on May 28, 2013 and that it expects to complete the liquidation and distribution of its assets on or about June 4, 2013.
On April 25, 2013, the Sponsor gave notice to the Trustee that, acting pursuant to Section 6.2(a)(v) of the Trust Agreement, it had determined that the dissolution of the Trust is advisable. In compliance with the Trust Agreement, the Trust has announced that it expects to continue pursuing its current investment strategies until May 28, 2013. Beginning May 29, 2013, the Trust will be closed to creation and redemption activity, trading of the shares of the Trust on NYSE Arca will terminate, and the Trust will seek to liquidate its holdings into cash over a certain period. The Trust has also announced that it expects to complete the liquidation of its investments, and a final distribution of the net cash proceeds will be made to the record owner on or about June 4, 2013. The short remaining duration of the Trust entails important risks for investors in the Shares, including:
•	The risk arising from the Advisor’s inability to fully invest the proceeds from new issuances of Shares, or to fully re-invest current Trust assets, in a manner consistent with the investment strategies of the Trust for such a short term;
•	The risk that investors may not be able to redeem their shares prior to May 29, 2013, because the Trust has announced that it expects to reject any redemption order that would bring the total number of shares outstanding below 100,000;
•	The risk that the liquidation of the assets of the Trust may take place at a time when market conditions could make it inevitable to incur losses that, had the Trust continued in existence, might have been avoided; and
•	The risk that the very limited remaining duration of the Trust may preclude the Advisor from taking advantage of investment opportunities consistent with the Trust’s strategies that could turn out to be profitable, or from investing all or part of the Trust assets at all.
Risks Relating to Regulatory Requirements
Changes to the regulatory regime applicable to futures contracts and market participants may have an adverse effect on the ability of the Trust to pursue its strategies and, therefore, may result in a decreasing value of the Shares.
The U.S. futures markets and market participants are subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the National Futures Association (“NFA”) and the exchanges on which the futures contracts are traded. As with any regulated activity, changes in the regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in futures contracts are required to provide to secure their open positions, or in the limits on the number or size of positions that a trader may have open at a given time, may adversely affect the ability of the Trust to enter into certain transactions that could otherwise present lucrative opportunities.
Bills containing proposed legislative changes are from time to time introduced to the U.S. Congress in response to actual or perceived market inefficiencies or other problems. These bills often target perceived excessive speculation in commodities and commodity indices, including by institutional “index funds,” on regulated futures markets and in the over-the-counter derivatives markets. These bills include a broad range of measures intended to limit speculation, including possible increases in the margin levels required for regulated futures contracts; imposing, or tightening existing speculative position limits applicable to regulated futures and over-the-counter derivatives positions; providing the CFTC authority to establish or modify certain speculative position limits; imposing aggregate speculative position limits across regulated U.S. futures, over-the-counter positions and certain futures contracts traded on non-U.S. exchanges; eliminating or narrowing existing exemptions from speculative position limits; restricting the access of certain classes of investors to futures markets and over-the-counter derivatives markets; and imposing additional reporting requirements on market participants, such as the Trust.
While it is impossible to predict which measures will be adopted or precisely how they will affect the value of your shares, any such measures could increase the costs of the Trust, could result in significant direct limitations on the maximum permitted size of the Trust’s futures positions and therefore on the size of the Trust or the number or type of strategies available to the Trust; and could also affect liquidity in the market for the Shares and the correlation between the price of the Shares and the net asset value of the Trust.
Regulatory and exchange position limits may restrict the creation of Baskets and the operation of the Trust.
Prior to the adoption of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law on July 21, 2010, position limits with respect to most U.S. futures contracts have been set by U.S. commodities exchanges and boards of trade. The Dodd-Frank Act required the CFTC to establish federal position limits on futures and options on contracts in physical commodities (including energy) and on economically equivalent over-the-counter derivatives. As mandated by the Dodd-Frank Act, in October 2011 the CFTC finalized regulations that imposed federal position limits with respect to 28 physical delivery commodity futures and options contracts traded across various exchanges as well as to swaps that are economically equivalent to such contracts and directed the U.S. commodities exchanges and boards of trade to adopt corresponding position limits in futures, options and swaps not to exceed the limits adopted by the CFTC. The final rule significantly limited the availability of the bona fide hedging exemption to hedging of physical commodity positions or transactions and did not extend to financial hedging or risk management.
In September 2012, a federal district court in Washington D.C. vacated the new CFTC position rules and in November 2012 the CFTC decided to file an appeal against the court’s decision. As of the date of this filing it is not clear if the 2011 rules will eventually become effective.
In addition to the federal position limits established by the CFTC, many U.S. and foreign futures exchanges impose “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in contracts traded on such exchanges. Under the exchange rules and CFTC regulations, all accounts owned or managed by commodity trading advisors, such as the Advisor, their principals and their affiliates would be combined for position limit purposes.
Many U.S. futures exchanges and boards of trade also limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Trust to substantial losses.
In order to comply with the position limits established by the CFTC and the relevant exchanges, the Advisor may in the future be required to reduce the size of outstanding positions, not enter into new positions that would otherwise be taken for the Trust or not trade certain markets on behalf of the Trust. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and significantly limit the Trust’s ability to reinvest income in additional contracts, create additional Baskets, or add to existing positions in the desired amount.
In addition, a violation of position limits by the Advisor could lead to regulatory action resulting in mandatory liquidation of certain open positions held on behalf of the Advisor’s accounts in order to ensure compliance with the position limits. There can be no assurance that the Advisor will liquidate positions held on behalf of all the Advisor’s accounts, including any proprietary accounts, in a proportionate manner or at prices favorable to the Trust. In the event the Advisor chooses to liquidate a disproportionate number of positions held on behalf of any of the Trust at unfavorable prices, the Trust may incur substantial losses and the value of the Shares may be adversely affected.

Further, in October 2012 a new CFTC rule became effective which requires each registered futures commission merchant, such as the Clearing FCM, to establish risk-based limits on position and order size. As a result, the Trust’s Clearing FCM may be required to reduce its internal limits on the size of the positions it will execute or clear for the Trust, and the Trust may seek to use additional clearing FCMs, which may increase the costs of clearing for the Trust and adversely affect the value of the Shares.
The Trust may apply to the CFTC or to the relevant exchange for relief from certain position limits. If the Trust applies and is unable to obtain such relief, the Trust’s ability to issue new Baskets, or the Trust’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities would cause the Trust to exceed applicable position limits. Limiting the size of the Trust may affect the correlation between the price of the Shares, as traded on the applicable U.S. futures exchange, and the net asset value of the Trust. Accordingly, the inability to create additional Baskets or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV. See “Risk Factors - Risks Relating to the Trust and Investment in the Shares—The NAV may not always correspond to the market price and, as a result, Baskets may be created or redeemed at a value that differs from the market price of the Shares.”
Changes in the margin requirements set by the relevant futures exchanges and over-the-counter market participants may limit the Trust’s ability to meet its investment objectives.
The Trust is required to deposit margin securing its exposure to one or more positions in the Portfolio. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2% to 5%) of the purchase price of the contract being traded. The exchanges or futures commission merchants, however, may raise the margin requirements at any time at their own discretion, particularly during the periods of perceived market volatility, and the Trust may be required to deposit additional funds in order to satisfy the additional margin requirements with respect to its open futures contract positions.
Commercial banks participating in trading over-the-counter derivative contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin. In addition, the Dodd-Frank Act subjects the Trust’s foreign exchange derivatives trading to a retail foreign exchange regime promulgated by a relevant regulator of the Trust’s counterparty. Upon effectiveness of the new retail foreign exchange regulations applicable to the Trust, the Trust would be required to post margin in the amount required under the regulations (between 2% and 5% depending on a currency pair).
If any of the relevant futures exchanges or over-the-counter market participants imposes substantially higher margin requirements or if margin requirements under the new retail foreign exchange regulations are substantially higher than those presently imposed by the Trust’s counterparties, the Trust may be unable to either realize expected returns or to fully implement its trading strategies as a result of substantially greater margin obligations.
Risks Relating to Commodities Markets
The price of the Shares fluctuates as a result of fluctuations in the prices of any commodities underlying the futures contracts owned by the Trust. Commodity prices may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.
The price of the Shares depends on the value of the investments in the Portfolio. To the extent that the Portfolio includes long or short positions in futures contracts the value of which is linked to the price of an underlying commodity, the Trust, and therefore the Shares, are exposed to fluctuations in the price of one or more underlying commodities. The prices of certain physical commodities have been extremely volatile at times during the past several years. Depending on the level and type of fluctuation of these commodities, and whether the Portfolio includes long or short positions with respect to those assets, the value of commodity futures contracts that may be held by the Trust, and consequently the value of the Shares, may be adversely affected. Commodities prices are affected by, among other factors, the cost of producing, transporting and storing commodities, changes in consumer or commercial demand for commodities, the hedging and trading strategies of producers and consumers of commodities, speculative trading in commodities by commodity pools and other market participants, disruptions in commodity supply, weather, political and other global events, global macroeconomic factors, and government regulation of commodities or commodity futures markets.

These factors cannot be controlled by the Trust, the Sponsor or the Advisor. Accordingly, the price of the Shares could change substantially and in a rapid and unpredictable manner. This exposes you to a potential loss if you need to sell your Shares when the value of the commodity futures contracts held by the Trust is lower than it was when you made your investment. These fluctuations can affect your investment regardless of the length of time you intend to hold your Shares.
The following events would generally result in a decline in the price of any underlying commodities represented in the Portfolio:
•	A significant increase in hedging activity by producers of the underlying commodities. Should producers of the underlying commodities represented in the Portfolio increase their hedging of their future production through forward sales or other short positions, this increased selling pressure could depress the price of one or more of the underlying commodities, which could adversely affect the price of the Shares.
•	A significant change in the attitude of speculators and investors toward the underlying commodities. Should the speculative or investment community take a negative view towards one or more of the underlying commodities, it could cause a decline in the value of commodity-linked derivative contracts held by the Trust, which could reduce the price of the Shares.
Conversely, several factors may trigger a temporary increase in the price of the underlying commodities. The price of a commodity underlying a commodity-linked futures contract held by the Trust may be affected by several other factors, including:
•	Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and other institutions of the official sector. Similarly, nations with centralized or nationalized oil production and organizations such as OPEC control large physical quantities of crude oil. If one or more of these or similar institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the value of any trading positions held by the Trust and the price of the Shares could be adversely affected.
•	Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection or war may greatly influence commodities prices.
•	Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved production, extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major production, refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities.
•	Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climate conditions impacting the demand for energy commodities. Technological factors may include such developments as substitutes for energy or other commodities.
Prospective investors in the Shares should also keep in mind that the change in the price of the Shares that follows a change in the price of a commodity underlying futures contracts owned by the Trust will not always be in the same direction as the change in the price of that underlying commodity. Depending upon the nature of the Trust’s position with respect to the underlying commodity, it may be the case that a decrease in the price of the underlying commodity has a positive impact on the price of the Shares, or that an increase in the price of the underlying commodity has a negative impact on the price of the Shares. The Trust’s use of leverage has the potential to magnify the impact of fluctuations in the price of underlying commodities on the value of the Trust’s assets. See “Risk Factors - Risks Relating to Derivative Contracts—The Trust’s use of leverage and/or short positions involves certain risks, including potentially high volatility and magnified losses in the underlying assets, and should be considered to be speculative.”

Historical performance of specific commodities or commodity indices is no guide to their future performance or to the future performance of the Shares.
At any given time, the Trust may be exposed to changes in the prices of one or more commodities. Even at a time when the prices of some or most commodities are increasing, it is possible for the price of the Shares to decrease as a result of lack of exposure to such commodities, mistaken anticipation by the Advisor of the direction in which the price of the commodity would move or many other factors. Therefore, there are no external indicators of how the Shares will perform. Because the Trust does not track or seek to replicate any commodity index or other similar benchmark, the past performance of any commodity index is not necessarily indicative of the future performance of the Shares. You may lose some or all of your investment in the Shares even during times when commodities indices are showing positive returns.
Commodity futures trading may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related derivatives markets may adversely affect the value of your Shares.
The commodity, commodity futures and commodity derivatives markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity, congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, technical and operational or system failures, nuclear accident, terrorism, riots and acts of God. In addition, forward contracts may entail breakage costs if terminated prior to their final maturity and futures positions cannot always be liquidated at the desired prices.
Further, U.S. futures exchanges and some foreign exchanges have regulations that limit position, size and/or the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. It is not certain how long these price limits may remain in effect. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices, and possibly having a negative effect on the investment strategies of the Trust and/or the value of commodity-linked futures contracts held by the Trust. These circumstances could thereby adversely affect the price of your Shares. In addition, these circumstances could limit trading in commodity-linked futures contracts, which could affect the investment strategies of the Trust and/or the calculation of the NAV and the trading price of the Shares. Accordingly, these limits may result in an NAV that differs, and may differ significantly, from the NAV that would prevail in the absence of these limits. If Baskets are created or redeemed at a time when these price limits are in effect, the creation or redemption price will reflect the price limits as well.
Furthermore, exchanges may take steps, such as requiring liquidation of open positions, in the case of disorderly markets, market congestion and other market disruptions. These actions could require the Trust to limit or forego a desired investment strategy. This could adversely affect the NAV and the Trust’s performance.
In addition, during periods of reduced market liquidity or in the absence of readily available market quotations for a particular commodity-linked futures contract in the Portfolio, the ability of the Trust Administrator to assign an accurate daily value to these investments may be diminished and the Trust Administrator may be required to value these investments at prices other than market prices.
During a period when commodity prices are fairly stationary, “backwardation” or “contango” in the prices of the commodity-linked futures contracts held by the Trust may cause the price of your Shares to decrease.
As the futures contracts that are held by the Trust near expiration, the Trust may replace them with contracts that have a later expiration. For example, a contract purchased and held in March may specify a June expiration. As that contract nears expiration, the Trust may replace it by selling the June contract and purchasing the contract expiring in September. This process is referred to as “rolling.” Historically, the prices of some futures contracts (generally those relating to physical commodities that are typically consumed immediately rather than stored) have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the June contract would take place at a price that is higher than the price at which the Trust would have purchased the September contract, thereby allowing the Trust to purchase a greater quantity of the September contract.

Some of the commodities underlying the commodity-linked futures contracts held by the Trust may historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. In addition, the forward price of a commodity may fluctuate between backwardation and contango. In the case of a contango market, the purchase price of the underlying asset of the futures contract being traded by a trader upon the sale of futures contracts about to expire will be higher than the amount realized in the sale.
The presence or absence of backwardation, or the existence or non-existence of contango in the commodity markets could result in losses, which could adversely affect the investment strategies of the Trust and/or the value of the commodity-linked futures contracts held by the Trust and, accordingly, decrease the price of your Shares.
Furthermore, when the Trust rolls futures contracts close to their expiration into futures contracts expiring at a later date, it is possible that the Trust may incur significant costs in connection with the roll, whether due to actions of market participants or otherwise. This adverse effect may be increased due to the actions of the market participants who are aware of the composition of the Trust’s Portfolio, which is published daily on the Trust’ s website.
Risks Relating to Currency Markets
As a multinational currency, the euro may experience greater price volatility due to the influence of multiple and uncoordinated political and fiscal regimes.
The euro is a multinational currency and its price may be affected by political, social, economic or financial events occurring in any of the seventeen euro zone countries. While the euro is the currency of a union of these countries, the union is economic and not political. The lack of a single fiscal policy and a central economic authority coordinating the response to events that may adversely affect the price of the euro creates uncertainties that do not exist in the case of a single-state currency. If the value of the euro is threatened by events or circumstances arising in localized areas of the euro zone and the euro zone members are not able to coordinate a successful response to such events, the value of the euro may decline and you may sustain a loss on your investment in the Shares.
A country’s decision to abandon the euro zone could have adverse consequences for the value of the Shares.
In the wake of the financial difficulties experienced by Greece, Ireland and Portugal there has been speculation about a possible breakup of the euro zone. If one or more nations decide to leave the euro zone, it is impossible to predict the effect of such a decision on the value of the euro and any of the other foreign currencies in which the Portfolio holds positions at any time. Similarly, the departure of one of the stronger economies (Germany, for example) could have devastating consequences for the value of the euro and adversely affect foreign currency positions in the Portfolio. Under these circumstances, the value of the Shares would decrease and you could sustain losses on your investment.
The price of the Shares fluctuates as a result of fluctuations in the exchange rates of currencies underlying any currency-linked futures or forward contracts owned by the Trust. Exchange rates may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.
The price of the Shares depends on the value of the investments in the Portfolio. To the extent that the Portfolio includes forward or other derivative contracts linked to or affected by the price of a foreign currency, the Trust, and therefore the Shares, are exposed to fluctuations in the price of that foreign currency. The prices of various foreign currencies have been extremely volatile at times during the past several years. Some foreign currency prices have recently experienced sharp fluctuations and there is no certainty that these prices will remain at their current levels. If they move in directions that the Advisor does not anticipate, the investment strategies of the Trust and/or the value of the Shares may be adversely affected.
The value of the foreign currencies and, in turn, the currency-linked instruments held by the Trust, may be affected by several factors, including, but not limited to:
•	debt level and trade deficit of the United States and/or the relevant non-U.S. countries;
•	inflation or deflation rates of the United States and the relevant non-U.S. countries and investors’ expectations concerning inflation or deflation rates generally;

•	interest rates of the United States and the relevant non-U.S. countries and investors’ expectations concerning interest rates generally;
•	investment and trading activities of mutual funds, hedge funds and currency funds;
•	global or regional political, economic or financial events and situations; and
•	sovereign action to set or restrict currency conversion.
These factors cannot be controlled by the Trust, the Sponsor or the Advisor. Accordingly, the price of the Shares could change substantially and in a rapid and unpredictable manner. This exposes you to a potential loss if you need to sell your Shares when the value of the currency-linked instruments held by the Trust is lower than it was when you made your investment. These fluctuations can affect your investment regardless of the length of time you intend to hold your Shares.
Substantial transactions in a currency by any official sector market participant could adversely affect an investment in the Shares.
The official sector consists of central banks, other governmental agencies and/or other multi-lateral institutions that buy, sell or hold foreign currencies as part of their reserve assets. The official sector holds a significant amount of foreign currencies that can be traded in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to sell their currency simultaneously or in an uncoordinated manner, the demand for the currency might not be sufficient to accommodate the sudden increase in the supply of the currency to the market. Consequently, the price of the currency could decline, which would adversely affect an investment in the Shares.
Conversely, unusual purchases of a currency by members of the official sector may have the effect of increasing the price of that currency which could adversely affect the value of Trust investments linked to that currency and, consequently, the performance of the Shares.
A country’s decision to abandon its current currency and adopt a new one could have adverse consequences for the value of any positions related to the old currency that the Trust may hold at the time.
A country’s decision to abandon its currency at a time when the Trust has investments in futures and/or forward contracts, the value of which depend on the value of such currency, could have adverse effects for the value of the Trust’s contracts and, therefore, for the Trust’s investment strategy and/or the price of the Shares. For example, as members of the European Union, the United Kingdom and Sweden have the option to adopt the euro as their currency in lieu of the British Pound Sterling and the Swedish Krona, respectively. Similarly, although Switzerland is not currently a member of the European Union, it may in the future decide to join. If Switzerland joins the European Union, it will have the option to adopt the euro as its currency in lieu of the Swiss Franc. If any of the United Kingdom, Sweden or Switzerland adopts the euro as its currency by official act, the value of its currency could depreciate, depending on, among other things, the relative value of its currency and the euro, the conversion ratio of its currency per euro and the timing of the adoption of the euro. If the British Pound Sterling, the Swedish Krona or the Swiss Franc declines in value at a time when the Trust has investments linked to that currency, the value of the currencies-linked derivative instruments held by the Trust and, in turn, the price of the Shares may be adversely affected.
Risks Relating to U.S. Government and Sovereign Debt Markets
Investing in debt obligations of the U.S. government creates exposure to credit and interest rate risk.
The Trust may invest in U.S. government debt instruments, which are U.S. Treasury bills, notes and bonds of varying maturities that are backed by the full faith and credit of the United States government. The U.S. government debt instruments in which the Trust invests may be subject to credit risk and interest rate risk. Credit risk refers to the possibility that the issuer of a security will be unable to make interest payments and/or repay the principal on its debt. Interest rate risk refers to the fluctuations in the value of a fixed-income security resulting from fluctuations in the general level of interest rates. While the credit risk associated with U.S. government securities was, in the past, generally considered to be minimal, the possibility of a default by the U.S. government on its debt obligations has lately been the subject of speculation as the U.S. congress has labored to raise the statutory limit on public indebtedness and to address the budget deficit. Reflecting these concerns, both Moody’s and Fitch have placed a “negative outlook” on their triple-A ratings of U.S. government securities, while Standard & Poor’s has downgraded the long-term sovereign credit rating on the United States of America to “AA+” but maintained the “A-1+” short-term rating.
In addition, the interest rate risk associated with U.S. government securities can be substantial, and such risks may vary unpredictably over time. U.S. government securities generally offer lower yields than other fixed-income securities, making them more susceptible to changes in interest rates. Thus, a rise in the general level of interest rates may cause the value of the Portfolio’s U.S. government securities or U.S. government securities-linked derivative contracts to fall substantially. In addition, recent historically high deficit spending by the U.S. government has necessitated additional issuances of U.S. government securities which may result in a significant decline in yields. A continuing rise in the level of the U.S. government deficit may lead to a further increase in the U.S. government borrowings and could be associated with an increase in the interest rates paid on U.S. government securities. Any such increase would adversely affect the value of U.S. government securities held by the Trust and, therefore, the value of the Shares. In addition, the Trust may become exposed to a greater credit risk with respect to U.S. government securities, which may cause a considerable decline in the value of the Portfolio.
Investing in futures and/or forward contracts linked to sovereign debt instruments creates exposure to the direct or indirect consequences of political, social or economic changes in the countries in which the issuers are located and the creditworthiness of the sovereign.
The Trust may trade in futures and forward contracts involving debt instruments issued or guaranteed by non-U.S. governments and their political subdivisions (such instruments, “sovereign debt” instruments). An investment in sovereign debt instruments involves special risks and creates exposure to the direct and indirect consequences of political, social or economic changes in the countries in which the issuing governments are located. The ability and willingness of the non-U.S. issuers of the sovereign debt or the non-U.S. governmental authorities that control repayment of their external debt to pay principal and interest on that debt when due may vary unpredictably and may depend on general economic and political conditions within the relevant country.
The non-U.S. issuer of the sovereign debt or the non-U.S. governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Trust may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of non-U.S. sovereign debt instruments may be more volatile than prices of debt obligations of the U.S. government or other obligations. In the past, certain non-U.S. issuers of sovereign debt have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debt. In some cases, remedies must be pursued in the courts of the defaulting party itself, and the ability of the holder of sovereign debt instruments to obtain recourse may be subject to the political climate in the relevant country and other unpredictable factors.
While the Trust is not directly exposed to these risks because it does not invest directly in sovereign debt instruments, the value and/or liquidity of the positions taken by the Trust that involve sovereign debt instruments may be adversely affected by the occurrence of any of the events discussed above.
Investing in futures and/or forward contracts linked to non-U.S. sovereign debt instruments creates exposure to non-U.S. interest rate fluctuations.
Interest rate movements directly affect the price of the sovereign bond-related positions held by the Trust and indirectly the value of the Portfolio. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Trust’s profitability. The Trust’s primary interest rate exposure is expected to be to interest rate fluctuations in the United States and other major industrialized, or Group of Seven countries (Canada, France, Germany, Italy, Japan, United Kingdom and United States, collectively, “G-7”). However, the Trust also may take positions in futures contracts on the government debt of other nations.

Risks Relating to Interest Rate Derivatives Markets
Investing in interest rate futures contracts creates exposure to interest rate fluctuations in one country as well as relative interest rate movements between countries.
Interest rate movements directly affect the price of the interest rate futures positions held by the Trust and indirectly the value of its security index futures and currency forward positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Trust’s profitability. Because interest rates move up and down, interest rate futures contracts held by the Trust may trade at a premium some of the time and at a discount at other times. The Trust’s primary interest rate exposure is to interest rate fluctuations in the United States and other G-7 countries. However, the Trust may also take futures positions in the interest rates and currencies of other nations.
Risks Relating to Security Index Futures Markets
Investing in security index futures contracts creates exposure to the performance of the underlying index.
The Trust may trade in certain stock or bond index futures that are designed to track the value of broader market indices (such as the Dow Jones Industrial Average, the NASDAQ 100 Index or the Barclays Aggregate Bond Index). The value of the stock and bond index futures contracts and the underlying broader market index may vary due to disruptions in the markets for the relevant index assets, the imposition of speculative position limits (as discussed in “Risk Factors—Risks Relating to Regulatory Requirements— Regulatory and exchange position limits may restrict the creation of Baskets and the operation of the Trust.”), or due to other extraordinary circumstances. Further, some or a significant part of the securities (stocks or bonds) in the underlying index may in turn be subject to specific risks that may affect the performance of the index and, consequently, the value of the Shares. In particular, to the extent that some or a significant part of the securities (stocks or bonds) in the index are subject to risks associated with emerging markets (either because their issuers are from, or are located or have extensive operations in emerging market countries), the performance of the index may be subject to the uncertainties that characterize an investment in an emerging market economy (such as political risks, lack of transparency, and different regulatory and legal systems). These risks may have an adverse effect on the index and the price of the Shares.
In addition, stock index futures products are typically traded on electronic trading platforms and are subject to risks related to system access, varying response time, security and system or component failure.
Risks Relating to Derivative Contracts
The Trust’s use of leverage and/or short positions involves certain risks, including potentially high volatility and magnified losses in the underlying assets, and should be considered to be speculative.
The Trust uses leveraged investment techniques in seeking to achieve its investment objectives. Leverage may cause the value of the Shares to be more volatile than if the Trust did not use leverage. The more the Trust invests in leveraged instruments, the more this leverage will magnify any losses on those investments. In addition, derivatives contracts have a high degree of price variability and are subject to occasional rapid and substantial changes, which will be magnified by the leveraged positions of the Trust. Certain types of leveraging transactions, such as short sales, could theoretically be subject to unlimited losses in cases where the Trust, for any reason, is unable to close out the transaction. Consequently, you could lose all or substantially all of your investment in the Trust.
The Trust is subject to credit risks and other risks associated with U.S. exchange-traded futures contracts.
The Trust may trade in U.S. exchange-traded futures contracts as a means to achieve its investment objectives. Futures exchanges in the United States are subject to regulation under the CEA by the CFTC, the governmental agency currently responsible for regulation of futures exchanges and trading on those exchanges.
The risks associated with the Trust’s use of U.S. exchange-traded futures contracts include:
•	Due to market conditions there may not always be a liquid secondary market for a futures contract. As a result, the Trust may be unable to close out its futures contracts at a desired price and at a time which is advantageous.

•	Trading restrictions or limitations may be imposed by an exchange, and government regulations may restrict trading in futures contracts.
Further, the counterparty to a U.S. exchange-traded futures contract is generally a clearing organization backed by a group of financial institutions. Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. However, the obligations of the clearing house with respect to any open positions do not run to customers. There can be no assurance that the clearing house, or its members, will satisfy its obligations to the Trust. In addition, in the event of a bankruptcy or insolvency of any exchange or a clearing house, the Trust could experience a loss of the funds deposited through its U.S. futures commission merchant as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.
In addition, U.S. futures exchanges have rules that limit position, size and/or the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. It is not certain how long any such price limits may remain in effect. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices, possibly having a negative effect on the investment strategies of the Trust and/or the value of the futures contracts held by the Trust. These circumstances could thereby adversely affect the price of your Shares. In addition, these circumstances could also limit trading in futures contracts, which could affect the investment strategy of the Trust and/or the calculation of the NAV and the trading price of the Shares. Accordingly, these limits may result in an NAV that differs, and may differ significantly, from the NAV that would prevail in the absence of these limits. If Baskets are created or redeemed at a time when these price limits are in effect, the creation or redemption price will reflect the price limits.
Furthermore, exchanges may take steps, such as requiring liquidation of open positions, in the case of disorderly markets, market congestion or other market disruptions. These actions could require the Trust to limit or forego a desired investment strategy. This could adversely affect the NAV and the Trust’s performance.
In addition, during periods of reduced market liquidity or in the absence of readily available market quotations for particular futures contracts in the Portfolio, the ability of the Trust Administrator to assign an accurate daily value to these investments may be diminished and the Trust Administrator may be required to value these investments at prices other than market prices.
Trading on futures exchanges outside the United States is not subject to U.S. regulation.
The Trust may conduct trading on futures exchanges located outside of the United States. In that event, trading on those exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares are subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of those contracts. You could incur substantial losses from trading on non-U.S. exchanges to which you would not otherwise have been subject had the Trust’s trading been limited to U.S. markets.
When entering into foreign currency forward contracts, the Trust assumes the risk that its counterparties may become unable or unwilling to pay any amounts owed to the Trust.
Certain foreign currencies markets in which the Trust effects its transactions are over-the-counter or “interdealer” markets. Unlike exchange-traded futures contracts, the counterparty to an over-the-counter forward contract is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. Participants in over-the-counter markets are typically not subject to the same credit evaluation and regulatory oversight as are members of “exchange-based” markets. To the extent that the Trust trades in over-the-counter transactions, the Trust may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded futures transactions which generally are characterized by clearing organization guaranties, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Trust to the risk that a counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. This counterparty risk is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Trust to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Trust.
Further, if a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Trust may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Trust may obtain only limited recovery or may obtain no recovery in such circumstances. In addition, the Trust may enter into agreements with a limited number of counterparties which may increase the Trust’s exposure to counterparty credit risk. As evidenced by the upheaval of the credit markets leading to and following the 2008 bankruptcy of Lehman Brothers, counterparty credit exposure may surge unexpectedly or as a result of events which may or may not relate to the credit standing of the counterparties to the Trust.
Over-the-counter derivatives contracts have terms that make them less marketable than futures contracts. They are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.
The Advisor, on behalf of the Trust, trades in forward contracts that are not traded on regulated exchanges and, therefore, offer different or lower levels of protections to investors.
As a means to achieve its investment objectives, the Trust may from time to time enter into forward contracts. These investment vehicles are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are subject to lesser degrees of regulation or, in some cases, no substantive regulation. With respect to these contracts, the Trust and investors in the Shares do not receive the protections of the regulatory and statutory scheme of the CEA. The forward markets rely upon the integrity of market participants in lieu of the additional regulation imposed by the exchanges or the CFTC on participants in the futures markets. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.
In addition, the Trust may trade in forward contracts traded on electronic trading facilities rather than in the over-the-counter market. Many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on these facilities and inclusion of these contracts in the Portfolio may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.
Failure of the Clearing FCM to segregate assets or the insolvency of the Trust’s prime broker may increase losses.
The CEA requires a futures commission merchant, such as the Clearing FCM, to segregate all funds received from customers with respect to any orders for the purchase or sale of U.S. domestic futures contracts from its proprietary assets. Similarly, the CEA requires each futures commission merchant to hold in a separate secure account all funds received from customers with respect to any orders for the purchase or sale of foreign futures contracts and segregate any such funds from the funds received with respect to domestic futures contracts. However, all funds and other property received by the Clearing FCM from its customers are held by the Clearing FCM on a commingled basis in an omnibus account and may be freely accessed by the Clearing FCM, which may also invest any such funds in certain instruments permitted under the applicable regulation. There is a risk that assets deposited by the Trust with the Clearing FCM as margin for the purchase of domestic or foreign futures contracts may, in certain circumstances, be used to satisfy losses of other clients of the Clearing FCM. In addition, the assets of the Trust might not be fully protected in the event of the Clearing FCM’s bankruptcy, as the Trust would be limited to recovering only a pro rata share of all available funds segregated on behalf of the Clearing FCM’s combined domestic customer accounts.
Similarly, the CEA requires a clearing organization approved by the CFTC as a derivatives clearing organization to segregate all funds and other property received from a clearing member’s clients in connection with domestic futures and options contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, all customer funds held at a clearing organization in connection with any futures or options contracts are held in a commingled omnibus account and are not identified to the name of the clearing member’s individual customers. With respect to futures and options contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. As a result, in the event of a default or the Clearing FCM’s other clients or the Clearing FCM’s failure to extend own funds in connection with any such default, the Trust would not be able to recover the full amount of assets deposited by the Clearing FCM on behalf of the Trust with the clearing organization.
In addition, the Trust will depend on the services of one or more prime brokers to carry out certain foreign currency forward transactions. At any time, a substantial portion, or all, of the Trust’s cash and securities may be held as collateral by the prime broker against margin obligations or deposited with the prime broker for safekeeping. Unlike futures commission merchants, prime brokers are not required to segregate all funds received from customers from prime broker’s proprietary assets. In addition, the prime brokerage agreements permit the prime broker to pledge or otherwise hypothecate the Trust’s investment securities subject to certain limitations. As such, in the event of the insolvency of a prime broker, the Trust might not be able to recover equivalent assets in full, as the Trust may rank among the prime broker’s unsecured creditors in relation to assets which the prime broker owns, borrows, lends or otherwise uses.
Risks Relating to the Advisor and its Trading Strategies
The lack of experience of the Advisor and its principals in actively managing an entity like the Trust and applying quantitative investment strategies similar to those that are used in the selection of investments for the Trust may result in substantial trading losses for the Trust and, as a result, you could lose some or all of the value of your Shares.
Although the Advisor has been registered under the CEA as a commodity trading advisor since April 5, 1993, before the inception of the Trust, it had never been responsible for an actively managed commodity pool other than the Trust. To date, the Advisor’s only experience as a commodity trading advisor to a registered commodity pool other than the Trust has been as advisor to the iShares® S&P GSCI™ Commodity-Indexed Investment Pool LLC, a company that seeks to track the performance of the iShares® S&P GSCI™ Total Return Index by investing in one specified futures contract the performance of which is intended to correspond to changes in such index. When directing investments for the iShares® S&P GSCI™ Commodity-Indexed Investment Pool LLC, the Advisor does not exercise the type of discretion, or apply the types of strategies that are necessary for the success of the investments in the Trust’s Portfolio; to the contrary, its responsibilities are limited to directing the acquisition of a single futures contract on the same terms that are available to any other investor purchasing the same futures contract at the same time.
In contrast, with respect to the Trust, the Advisor does not have the same limited role; as explained elsewhere in this prospectus, the Advisor is responsible for the application of quantitative methodologies in connection with the selection of investments for the Trust and for all determinations regarding which Trust positions are held to maturity and which positions are liquidated early (either in response to market conditions or in order to meet the liquidity needs of the Trust).
In addition, Reza Estilaei and Russ Koesterich, the individuals that are primarily responsible for Portfolio management decisions with respect to the Trust, have never managed an investment vehicle other than the Trust that applies strategies similar to those used by the Trust. Accordingly, they may not be relied upon to compensate for the Advisor’s institutional lack of experience with investment vehicles like the Trust.
To the extent that the Advisor’s, and the Advisor’s principals’, lack of prior experience in the application of the methodologies used by the Trust and the making of investment decisions similar to those required to generate Trust profits, produce losses to the Trust, the value of your Shares will be adversely affected and you will sustain a loss in your investment in the Shares.
The Advisor makes decisions regarding investments for the Trust relying on quantitative models that may be defective or not adequate to analyze market conditions at the time the investment decisions are made; as a result, the returns expected from those investments may not materialize.

The Advisor identifies and evaluates potential investment opportunities for the Trust using proprietary analytical and business models that have been built and are updated on the basis of historical data collected or derived from several sources that track the performance of different variables across markets deemed relevant to its investment decisions by the Advisor. In the process of building these models, the Advisor has relied and will rely on assumptions that the Advisor deems reasonable under the circumstances. Although the Advisor is expected to take reasonable care to ensure the reliability of the sources used, the accuracy of the information derived from such sources and the reasonableness of its assumptions, the possibility for error remains. In addition, even in circumstances in which the sources are reliable, the information is accurate and the assumptions are reasonable, it is possible for a model to fail to perform as expected in the face of new market conditions, changing economic or regulatory environments or other unanticipated circumstances not built into the model. Investors in the Shares should be aware that, if the models used by the Advisor in its investment decisions prove to be defective or become inadequate in light of the circumstances prevailing at the time they are used in connection with investment decisions for the Trust, the returns anticipated by the Advisor may fail to materialize, substantial losses may occur and as a result, the price of the Shares could be adversely affected. Consequently, you could lose all or substantially all of your investment in the Trust.
The strategies used by the Advisor to identify investment opportunities for the Trust may fail to deliver the desired returns.
The Advisor utilizes specialized investment strategies, follows allocation methodologies, applies investment models and assumptions, and enters into other strategies intended, among other things, to affect the Trust’s performance while targeting risk levels. There can be no assurance that the Advisor will succeed in achieving any goal related to these practices. The Advisor may be unable or may choose in its judgment not to seek to achieve these goals. Consequently, you could lose all or substantially all of your investment in the Trust.
Relative value strategies used by the Advisor to identify investment opportunities for the Trust are subject to certain risks.
The Advisor utilizes, among others, relative value trading strategies which are composed of positions in contracts relating to two or more assets the prices of which are expected to either converge or diverge and, in theory, mitigate the absolute price risk associated with taking an outright, unhedged position in respect of a single asset, and may be based upon historical price relationships and intended to neutralize the adverse (and positive) price effects of macro-economic events and trends. However, relative value strategies are subject to certain risks. The success of the Advisor’s trading activities depends, among other things, on the Advisor’s ability to identify unjustified or temporary discrepancies between the fundamental value and the market price of an asset or between the market prices of two or more assets whose prices are expected to move in relation to each other and to exploit those discrepancies to derive a profit to the extent that the Advisor is able to anticipate in which direction the relative values or prices will move to eliminate the identified discrepancy. For example, a relative value strategy may fail to profit fully or at all or may suffer a loss or a greater loss due to a failure of the component contract prices to converge or diverge as anticipated. This may occur with respect to prices relating to all or only certain contract maturities and may result from an unanticipated backwardation or contango of contract prices or other reversal of historic or expected relationships. See “Risk Factors—Risks Relating to Commodities Markets—During a period when commodity prices are fairly stationary, “backwardation” or “contango” in the prices of the commodity- linked futures contracts held by the Trust may cause the price of your Shares to decrease.”
Identification and exploitation of the investment opportunities to be pursued by the Advisor involve a high degree of uncertainty. If what the Advisor perceives to be an unjustified or temporary price or value discrepancy posing an investment opportunity is nothing more than a price differential due to reasons not likely to disappear within the time horizon of an investment made by the Trust, if the Advisor fails to anticipate the direction in which the relative prices or values will move to eliminate a discrepancy, or if the Advisor has incorrectly evaluated the extent of the expected spread relationships, so that, for example, the value of the Trust’s long positions appreciates at a slower rate than the value of the Trust’s short positions in related assets, then the expected returns for the Trust will not materialize, and the Trust may sustain a loss that will adversely affect the price of the Shares.
The discrepancies that the Advisor seeks to identify and turn into profit opportunities for the Trust may arise due to a variety of circumstances. Some may be due to uneven flows of information to the relevant markets, with the market for one asset reflecting the impact of specified items of information before or after the same information has an impact on the market for a related asset. Others may be the result of regulatory or legal restrictions applicable to one type of asset, but not to a functionally equivalent asset (which occurs, for example, when regulated financial institutions are prohibited from investing in a particular type of asset, but are free to take, via derivative arrangements, positions that leave them exposed to the performance of the same asset). A reduction in the volatility and market inefficiencies that create the opportunities in which the Advisor may seek to invest, as well as other market factors, will reduce the scope for the Advisor’s investment strategies, limit the Trust’s opportunities for profit and adversely affect the price of the Shares.
Various actual and potential conflicts of interest involving the Advisor may be detrimental to Shareholders.
The Trust is subject to actual and potential conflicts of interest involving the Sponsor, the Trustee and the Advisor. The relationships existing among the Advisor, the Trustee and the Sponsor are described under “Conflicts of Interest.” Because of these relationships, the Sponsor may have a disincentive to replace the Trustee or the Advisor, regardless of their performance.
A conflict of interest may also arise where the Advisor finds that futures positions established for the benefit of the Trust, when aggregated with the Advisor’s positions in other accounts of the Advisor (or the proprietary or other positions of its principals or affiliates), approach or exceed the position limits set by the CFTC or the relevant futures exchange in a particular asset. All futures contracts managed by the Advisor and its affiliates in respect of a particular futures contract may be combined for position limit purposes. It is possible that the Advisor will approach or reach position limits and, if so, will have a conflict of interest among the various accounts it manages as to which accounts are allocated the limited contracts available. The Trust may be forced to forego certain opportunities as a result of those limitations. In addition, if in the opinion of the CFTC or other regulating body, exchange or board of trade the Advisor (or its principals or affiliates) exceed position limits, the Advisor may be forced to liquidate certain positions in order to comply with the aggregate applicable position limit requirements. In liquidating positions held on behalf of its accounts, however, the Advisor may choose not to liquidate positions held on behalf of the Trust in proportion to other accounts under its management. The result to the Trust would be a reduction in the potential for profit and/or potentially substantial losses should the exit of positions be at unfavorable prices by virtue of position limits. See “Conflicts of Interest.”
In addition, the Sponsor and the Advisor may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other commodity pools and accounts. The Advisor may be effecting trades for its own accounts and for others (including other commodity pools in competition with the Trust) on a discretionary basis. It is possible that positions taken by the Advisor for other accounts may be taken ahead of or opposite positions taken on behalf of the Trust. In addition, the Advisor and certain of its affiliates may currently or in the future offer products or pursue investment strategies that may utilize or include some or all of the strategies and/or exposures targeted by the Trust, or which may compete or conflict with the Trust’s activities. Further, a conflict of interest may also arise where the Advisor receives an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services in respect of certain accounts, other than the Trust, and may choose to devote greater resources and allocate more investment opportunities to those accounts. In the event the Sponsor or the Advisor trades for its own account, neither of them would make those trading records available for inspection. The result to the Trust would be, among others, a reduction in the potential for profit should the entry of positions be at unfavorable prices by virtue of entry of other trades in front of the Trust’s trades.
The Sponsor has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.
Risks Relating to the Trust and Investment in the Shares
The Trust is subject to the risks associated with being a new type of investment vehicle.
The Trust is a new type of investment vehicle. The success of the Trust will depend on a number of conditions that are beyond its control. These conditions include the level of acceptance by the investor community of an investment vehicle such as the Trust, which has not been offered to retail investors before, the Trust’s ability to raise sufficient funds to be able to efficiently engage in derivatives trading and the Advisor’s ability to identify profitable trading opportunities for the Trust. There is a substantial risk that the investment objectives of the Trust will not be met. Neither the Sponsor nor the Advisor has been responsible for an actively managed, publicly offered commodity fund other than the Trust. If the experience of the Sponsor and the Advisor and their principals is not adequate or suitable to manage investment vehicles such as the Trust, the operations of the Trust may be adversely affected.
The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.
Although the Shares are listed for trading on NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than that you would receive if an active market did exist.
The Shares of the Trust are new securities products and their value could decrease if unanticipated operational or trading problems arise.
The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Trust and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, because the Trust is actively managed, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s or the Advisor’s past experience and qualifications may not be suitable for solving these problems or issues.
You may not rely on past performance in deciding whether to buy the Shares.
The Trust commenced trading on November 16, 2009; consequently, there is only a limited performance history you can use to evaluate your investment in the Trust. Although past performance is not necessarily indicative of future results, if the Trust had a longer performance history, that history might provide you with more information on which to evaluate an investment in the Trust. In addition, given the Advisor’s recent decision to increase the maximum targeted annualized volatility of the Trust’s portfolio from 8% to 10%, the limited performance history developed by the Trust since its inception may be even less relevant to a decision to invest in the Shares.
The Trust is subject to the costs and risks associated with being actively managed. These costs and risks may cause your investment in the Shares to result in losses that you might have avoided if you had invested in products not exposed to those costs and risks.
There is limited market history for actively-managed exchange-traded funds, and it is not known how well the Trust will perform in the marketplace. Until a few years ago, most exchange-traded funds, including exchange- traded commodity funds, have attempted to replicate or track an index. There is no index that the Trust attempts to replicate or track. Instead, the Advisor has discretion to select the Trust’s investments, and the ability of the Trust to meet its investment objectives is directly related to the Advisor’s portfolio allocation of the Trust’s assets. The Advisor’s judgments, based on its investment strategy, about the attractiveness and potential appreciation of the particular investments in which the Trust invests may prove to be incorrect and the value of your Shares may be adversely affected.
The price you receive upon the sale of your Shares may be less than their NAV.
Shares may trade at, above or below their NAV. The NAV fluctuates with changes in the market value of the Trust’s assets. The trading prices of Shares are expected to fluctuate in accordance with changes in the NAV, intraday changes in the value of the investment portfolio held by the Trust and market supply and demand. The amount of the discount or premium in the trading price of the Shares relative to their NAV may be influenced by non-concurrent trading hours between NYSE Arca, on which the Shares trade, and markets for the instruments, or the assets underlying the instruments, held by the Trust. While the Shares trade on NYSE Arca until 4:00 P.M. (New York time) liquidity in the markets for the derivative instruments, or the assets underlying the instruments, held by the Trust and trading on certain other exchanges or trading facilities during different time frames may be reduced after the close of the principal markets for those instruments or underlying assets. Consequently, liquidity in the instruments held by the Trust may be reduced at the close of trading at the applicable underlying market. As a result, trading spreads, and the resulting premium or discount on Shares, may widen during the time when NYSE Arca is open and certain other applicable markets are closed.

The NAV may not always correspond to the market price of the Shares and, as a result, Baskets may be created or redeemed at a value that differs from the market price of the Shares.
The NAV of the Shares of the Trust changes as fluctuations occur in the market value of its Portfolio. You should be aware that the public trading price of a number of Shares of the Trust otherwise amounting to a Basket may be different from the NAV of an actual Basket (i.e., 100,000 individual Shares may trade at a premium over, or a discount to, net asset value of a Basket) and similarly the public trading price per Share of the Trust may be different from the NAV per Share of the Trust. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share of the Trust. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of the Trust are closely related, but not identical, to the same forces influencing the price of an underlying commodity at any point in time. You also should note that the size of the Trust in terms of total assets and positions held may change substantially over time and from time to time as Baskets are created and redeemed.
Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares of the Trust. To the extent that Authorized Participants and their clients and customers may be able to exploit such arbitrage opportunities, the public trading price of the Shares should track the NAV over time. Market participants that are not Authorized Participants may not be able to exploit any such arbitrage opportunity to the same degree, if at all.
None of the Sponsor, the Advisor or the Trustee can assure you that it will continue in its respective role. If any of them was no longer to act in those roles, the Trust and the value of the Shares may suffer.
None of the Sponsor, the Advisor or the Trustee can assure you that it will be willing or able to continue to service the Trust for any length of time. If any of them discontinues its activities on behalf of the Trust, the Trust may be adversely affected. For example, following the resignation of the Sponsor, the Advisor or the Trustee, the Trust may not be able to secure the services of a substitute sponsor, advisor or trustee on terms as favorable (including in respect of compensation) as those in effect with the departing party, or on any terms at all. If the Trust is unable to secure the services of a new sponsor, advisor or trustee, it may be forced to terminate its activities at a time that is disadvantageous for its Shareholders. If the Sponsor’s or the Advisor’s registrations under the CEA or memberships in the NFA were revoked or suspended, they would no longer be able to provide services to the Trust.
The Trust may incur additional transactional costs because the Portfolio is actively managed, and actively managed portfolios may have higher turnover rates.
The Trust may engage in investment activity without regard to the effect on portfolio turnover. Portfolio turnover refers to the rate at which the instruments held by the Trust are replaced. The higher the rate, the higher the transactional and brokerage costs associated with the turnover, which may adversely affect the Trust’s net asset value and, in turn, the value of your Shares. Historically, the Trust’s annual turnover rate has ranged between 486% (for the calendar year ended December 31, 2011) and 583% (for the calendar year ended December 31, 2010). In connection with the increase in maximum targeted annualized volatility of the Trust, the Trust’s expected annual turnover rate’s range has been increased to 300% to 800%, although it may vary and be considerably higher under certain market conditions or due to other factors including the term of a relevant futures contract. Transaction costs incurred by the Trust include commissions, futures exchange, futures regulatory and futures clearing fees, transaction fees of the prime broker and other fees or costs associated with trading. These costs have been estimated in the break-even table that appears on page 12. Actively managed portfolios (like the Trust) may have higher transaction costs or fees than products that are passive, or products that do not transact based on events and factors that influence market prices. For example, an active manager may trade more often during periods of high market volatility in an attempt to take advantage of price movements.
Several variables, and expectations or announcements related to such variables, may lead to increased trading by the Trust, which in turn increases transaction costs. These variables potentially include changes in interest rates, changes in supply and demand for the futures or currencies traded by the Trust, and macro economic factors, such as economic performance, inflation and growth. More frequent reallocation of investments across the Trust’s strategies also may increase both Portfolio turnover and transaction costs for the Trust.

Fees and expenses payable by the Trust are charged regardless of profitability and may result in a depletion of its assets.
The Trust is subject to the fees and expenses described in this prospectus, which are payable irrespective of profitability. These fees and expenses include an allocation to the Sponsor (known as the “Sponsor’s Fee”) that accrues daily at an annualized rate equal to 0.95% of the adjusted net asset value of the Trust and is payable by the Trust monthly in arrears. Additional charges may apply to the Trust. The Trust is expected to earn interest income. If interest income falls below the amount required to cover the Trust’s fees and expenses, the Trust needs to have positive performance in order to break even net of fees and expenses. Consequently, depending upon the interest rate environments, the expenses of the Trust could, over time, result in losses to your investment therein. You may never achieve any gains, significant or otherwise, on your investment in the Shares. See “Business of the Trust—Trust Expenses.”
It is not expected that the Trust will make any periodic distributions or dividend payments to its Shareholders.
Other than in connection with the redemption of Baskets or with the liquidation of the Trust, or as determined by the Sponsor in its absolute discretion, it is not expected that the Trust will make any distributions or pay any dividends to its Shareholders. Consequently, any gain from an investment in the Shares would result from an increase in the price of the Shares realized upon the sale of Shares by the Shareholder.
The Trust could be liquidated at a time when the disposition of its interests will result in losses to investors in the Shares.
Under certain circumstances, the Trustee or the Shareholders could dissolve the Trust. For a description of how a dissolution would occur, see “Description of the Shares and the Trust Agreement— Amendment and Dissolution.” Upon dissolution, the Trust would liquidate its holdings and use the proceeds to pay all expenses of liquidation and any outstanding liabilities. Any remaining cash will be distributed among investors surrendering Shares. Any assets of the Trust remaining in the possession of the Trustee after 90 days may be sold by the Trustee and the proceeds held uninvested and in a non-interest bearing account until claimed by any remaining Shareholders. Sales of derivative investment instruments in connection with the liquidation of the Trust at a time of low prices will likely result in losses, or adversely affect your gains, on your investment in the Shares.
The Sponsor has broad discretion to liquidate the Trust at any time.
The Trust Agreement provides the Sponsor with broad discretion to liquidate the Trust at any time the Sponsor determines that liquidation is advisable. It cannot be predicted when or under what circumstances, if any, the Sponsor would exercise its discretion to liquidate the Trust. A liquidation could cause you to suffer a loss on your investment in the Shares.
The Shares may not provide anticipated benefits of diversification from other asset classes.
Generally, the performance of physical commodity or currency markets has not been correlated with the performance of financial asset classes, such as stocks and bonds. Non-correlation means that there is no statistically significant relationship, positive or negative, between the past performance of derivative contracts on physical commodities or currencies on the one hand, and stocks or bonds on the other hand. Because of this lack of correlation, the Shares cannot be expected to be profitable during unfavorable periods for the stock or bond market, or vice-versa. The commodity and currency markets are fundamentally different from the securities markets in that for every gain in commodity or currency derivatives trading, there is an equal and offsetting loss. If the performance of the Shares reflects positive or negative correlation to one or more financial asset classes, however, investing in Shares for purposes of diversification of the investment risk from such other financial asset classes may be unsuccessful.
The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or by the suspension of issuance, transfers or redemptions of Shares by the Trust.
If one or more Authorized Participants withdraw from participation, creating or redeeming Baskets may become more difficult, which may reduce the liquidity of the Shares. If creating or redeeming Baskets becomes more difficult, the correlation between the price of the Shares and the NAV may be affected, which may adversely affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between the derivative instruments held by the Trust and the Shares, which may affect the trading market and liquidity of the Shares.
In addition, the Trust may, at any time, suspend the delivery of Shares, the registration of transfers of the Shares, or the surrender of the Shares for the purpose of withdrawing Trust property generally, or refuse a particular deposit, transfer or withdrawal if it determines that it is advisable for any reason. If any of these events were to occur, the liquidity of the Shares may be adversely affected.
Creation and redemption of Baskets may be delayed when one or more of the exchanges where the Trust may need to trade, either to establish new positions or to liquidate existing ones, are scheduled to be closed, and may be subject to postponement, suspension or rejection under certain circumstances, all of which may reduce the liquidity of the Shares.
Generally, upon the receipt of a request for the creation of one or more Baskets, the Trust has to establish one or more new positions for its Portfolio. Similarly, upon the receipt of a request for the redemption of one or more Baskets, the Trust usually has to liquidate one or more of its existing positions to raise the funds required to pay the amounts due to the redeeming Authorized Participant in respect of that redemption.
Because creation and redemption orders can be placed at any time before 4:00 p.m. (New York time), it is possible that, by the time a creation or redemption order is received by the Trust, one or more of the futures exchanges on which the Trust would need to trade to establish new or to liquidate one or more existing positions may be closed or about to close and that the Trust may need to wait until the following trading day. For this reason, if a creation or redemption order is communicated to the Trust on a Business Day that precedes two consecutive days when there is no scheduled trading session in one or more of the futures exchanges that the Trust may need to trade on to establish new or liquidate existing positions, that creation or redemption order is not considered “received” by the Trust (and, therefore, the time to deliver the Shares or to pay the redemption price to the Authorized Participant placing the order does not begin to run) until the first Eligible Business Day thereafter. This may result in the Trust settling creation or redemption orders later than an Authorized Participant might have expected, and this delay may reduce the liquidity of the Shares. The Portfolio is expected to hold numerous futures contracts from time to time, potentially including those that trade on the following exchanges: Chicago Board of Trade, Chicago Mercantile Exchange, Commodity Exchange, Inc., Eurex, Hong Kong Futures Exchange, ICE Futures US Softs, Intercontinental Exchange, Kansas City Board of Trade, Korea Exchange, London Metal Exchange, Meff Renta Variable (Madrid), Montreal Exchange, New York Mercantile Exchange, NYSE LIFFE— Amsterdam, NYSE LIFFE—London, NYSE LIFFE—Paris, NASDAQ OMX Nordic Exchange, Optivas Market Sweden, Singapore Exchange, South Africa Futures Exchange, Sydney Futures Exchange, Tokyo Financial Exchange, and Tokyo Stock Exchange. These exchanges’ holiday schedules should therefore limit the ability to create and redeem Shares.
The Trust may suspend the creation or redemption of Baskets for as long as it considers necessary for any reason. In addition, the Trust has the absolute right to reject any creation or redemption order, including (1) orders not in proper form, (2) orders received during any period in which circumstances make transactions in, or delivery of, Shares or any of the futures or forward contracts in the Trust’s portfolio impossible or impractical, and (3) if the acceptance of the creation or redemption order would, in the opinion of counsel to the Trust, result in a violation of law. See “Description of the Shares and the Trust Agreement—Creation of Baskets” and “—Redemption of Baskets.”
Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the redemption proceeds if the NAV declines during the period of the delay or may make the creation of Baskets more expensive if the NAV increases during the delay. Under each Authorized Participant Agreement, the Trust has disclaimed any liability that may result from any suspension, postponement or rejection.
Competition from other commodities- and currencies-related investments could limit the market for, and reduce the liquidity of, the Shares.
Demand for the Shares may be affected by the attractiveness of an investment in the Shares relative to other investment vehicles, including other commodity or currency pools, hedge funds, traditional debt and equity securities issued by companies in the commodities or currencies industry, other securities backed by or linked to commodities or currencies and direct investments in commodities or currencies or commodity or currency derivative contracts. Market, financial and other conditions or factors may make it more attractive to invest or trade in other investment vehicles or to invest in such commodities or currencies directly, which could limit the market for, and reduce the liquidity of, the Shares.
As a Shareholder, you will not have the rights normally associated with ownership of common shares.
Shareholders are not entitled to the same rights as owners of shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the Trust or to take other actions normally associated with the ownership of common shares. You will have only the limited rights described under “Description of the Shares and the Trust Agreement.”
As a Shareholder, you will not have the protections normally associated with the ownership of shares in an investment company registered under the Investment Company Act.
The Trust is not registered as an investment company for purposes of United States federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies registered under the Investment Company Act. For example, the provisions of the Investment Company Act that limit leverage and transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances) and limit sales loads do not apply to the Trust. While iShares® Delaware Trust Sponsor LLC, as the Sponsor, is registered under the CEA as a commodity pool operator, and BlackRock Fund Advisors, as the Advisor, is registered under the CEA as a commodity trading advisor, the nature and degree of the regulation to which they are subject differ from the regulatory scheme imposed under the Investment Company Act.
Competing claims over ownership of relevant intellectual property rights could adversely affect the Trust or an investment in the Shares.
While the Sponsor and the Advisor believe that they have all the intellectual property rights needed to operate the Trust and make investments for the Portfolio in the manner described in this prospectus, third parties may allege or assert ownership of intellectual property rights that may be related to the design, structure and operation of the Trust or to the computer models, processes or methodologies used by the Advisor for the selection of assets for the Portfolio. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law, may adversely affect the Trust and the value of the Shares.
The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Advisor or if the Sponsor is required to indemnify the Trustee.
Under the Trust Agreement, the Sponsor has the right to be indemnified by the Trust for any liability or expense the Sponsor incurs without negligence, bad faith or willful misconduct on its part and the Trustee, in turn, has the right to be indemnified by the Sponsor for any losses it incurs that are not the result of the Trustee’s negligence, bad faith or material breach of the Trust Agreement. Similarly, under the Advisory Agreement the Advisor is entitled to indemnification from the Trust in certain events. That means that the assets of the Trust may have to be sold in order to cover losses or liability suffered by the Sponsor or the Advisor for which the Trust is responsible, which would reduce the net asset value of the Trust and the value of the Shares.
NYSE Arca may halt trading in the Shares, which would adversely impact your ability to sell your Shares.
The Shares are listed for trading on NYSE Arca under the symbol “ALT.” Trading in the Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of NYSE Arca, make trading in the Shares inadvisable, or in the event certain information about the value of the Shares and the NAV is not made available as required by NYSE Arca. In addition, trading generally on NYSE Arca is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The Trust will be dissolved if the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting.
Risks Relating to Taxes
Please refer to “U.S. Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.
Shareholders could become subject to FATCA withholding tax.
Starting in 2014, U.S. withholding tax may be imposed on allocations of income to and distributions received by you with respect to your Shares and starting in 2017, U.S. withholding tax may be imposed on disposition proceeds allocated or distributed by the Trust to you and disposition proceeds received by you upon a sale of your Shares. Prospective Shareholders should consult their own tax advisors about this new regime, which is commonly referred to as FATCA. See “U.S. Federal Income Tax Consequences—Foreign Account Tax Compliance.”
Shareholders’ tax liability could exceed cash distributions on the Shares.
You will be required to pay U.S. federal income taxes on your allocable share of the Trust’s income, without regard to the receipt of cash distributions on the Shares. There is no obligation to make distributions on the Shares and no such distribution is anticipated. Accordingly, you may not receive cash distributions sufficient to cover your allocable share of such taxable income or even the tax liability resulting from that income.
The IRS could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust.
The U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Trust applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you.
The Trust’s classification as a publicly traded partnership not taxable as a corporation is not free from doubt, and if the Trust were to fail to qualify as a partnership for U.S. federal income tax purposes, the Trust’s income and items of deduction would not pass through to the Shareholders, the Trust would be required to pay tax at corporate rates on any portion of the Trust’s net income that does not constitute tax-exempt income, and distributions by the Trust to the Trust’s Shareholders would be taxable dividends to the extent of the Trust’s earnings and profits.
It is expected that the Trust will operate and be classified as a partnership for U.S. federal income tax purposes. So long as the Trust qualifies as a partnership, it will be able to pass through its income, including the Trust’s federally tax-exempt income, and deductions to the Shareholders. The Trust’s qualification as a partnership for U.S. federal income tax purposes involves the application of numerous technical provisions under which there is a lack of direct authority. In general, if a partnership is “publicly traded” (as defined in the Internal Revenue Code, the “Code”) it will be treated as a corporation for U.S. federal income tax purposes. It is expected that the Trust will be treated as a publicly traded partnership. A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code and the partnership is not required to register under the Investment Company Act. This exception is referred to as the “qualifying income exception.” Qualifying income generally includes interest (other than certain contingent interest), gains from futures and/or forward contracts derived from investing in foreign currencies and income from certain commodities transactions. In addition, qualifying income generally also includes income from a notional principal contract (such as a credit default swap) if the income from the reference obligation would be qualifying income. In determining whether interest is treated as qualifying income for purposes of these rules, interest income derived from a “financial business” and income and gains derived by a “dealer”

in securities are not treated as qualifying income. The Trust takes the position that for purposes of determining whether the Trust is engaged in a financial business, portfolio investing activities that the Trust engages in do not and will not cause the Trust to be engaged in a financial business or to be considered a “dealer” in securities.
If less than 90% of the Trust’ s gross income constitutes qualifying income, for any reason, other than a failure that is determined to be inadvertent and that is cured within a reasonable time after discovery, or if the Trust is required to register under the Investment Company Act, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Trust would be required to pay income tax at corporate rates on any portion of its net income that did not constitute tax-exempt income. Distributions by the Trust to its Shareholders would constitute dividend income taxable to such holders to the extent of the Trust’s earnings and profits and the payment of these distributions would not be deductible by the Trust. These consequences would have a material adverse effect on the Trust its Shareholders and the value of the Shares.
FORWARD-LOOKING STATEMENTS
This prospectus includes statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as “may,” “should,” “expect,” “ plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in market conditions (for the Trust’ s assets and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, including under “Risk Factors,” general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. None of the Trust, the Sponsor, the Trustee or the Delaware Trustee or their respective affiliates assumes responsibility for the accuracy or completeness of any forward-looking statements. Except as required under Item 512 of Regulation S-K or other applicable law, none of the Trust, the Sponsor, the Trustee, the Delaware Trustee or their respective affiliates is under a duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.
USE OF PROCEEDS
The Advisor, on behalf of the Trust, invests the proceeds received by the Trust from the issuance and sale of Baskets in short-term United States government securities and other financial instruments that, in compliance with the rules of the futures exchanges and other markets where the Trust trades, are eligible to secure the Trust’s trading obligations.

BUSINESS OF THE TRUST
The activities of the Trust are limited to (1) issuing Baskets in exchange for cash, (2) paying out of Trust assets any Trust expenses and liabilities not assumed by the Sponsor, (3) delivering proceeds consisting of cash in exchange for Baskets surrendered for redemption, (4) depositing any required margin in the form of cash or other eligible assets with domestic futures commission merchants, futures foreign brokers or other financial intermediaries or dealers, and (5) investing its cash, at the direction of the Advisor, in a portfolio of foreign currency forward contracts and exchange-traded futures contracts that may involve commodities, currencies, interest rates and certain eligible stock or bond indices. The Trust is a passive investor in the cash or Short-Term Securities posted as margin to collateralize the Portfolio’s trading positions. The Trust does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of Short-Term Securities posted as margin. The Trust’s Sponsor has been registered under the CEA and has been a member of the NFA since June 22, 2009.
Investment Objective; Strategies
The investment objective of the Trust is to maximize absolute returns from its investments in certain futures and/or forward contracts that the Advisor selects following strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more commodities, currencies, interest rates or certain eligible stock or bond indices, and seek to control the risks and volatility inherent in these investments by taking long and short positions in historically correlated assets. The Trust also expects to earn interest on some or all of the assets used to collateralize its trading positions. The return on assets in the Trust, if any, is not intended to track the performance of any index or other benchmark.
Forward Contracts
A forward contract is an agreement between two parties, one of whom undertakes to purchase from or sell to the other, on a specified future date, a specified quantity of a specified asset at a specified location in exchange for a specified purchase price. Unlike futures contracts, forward contracts are usually the subject of negotiation between the parties involved. As a result, forward contracts may have a variety of maturities and involve different amounts of the specified asset. Because of this custom-tailored nature of forward contracts, there is usually not a readily available means of offsetting or closing out a forward contract by taking an offsetting position. To offset its exposure to a forward contract, a party may establish an opposite position and will settle and realize the profit or loss of both positions simultaneously on the same delivery date.
Forward contracts are generally not subject to regulatory requirements and do not clear or settle through established market facilities.
Forward markets of shorter durations in certain foreign currencies have traditionally been highly liquid. The principals who deal in forward markets, however, are not required to continue to make markets in the currency or commodity forwards they trade, and these markets may experience periods of illiquidity, sometimes of significant duration.
At the discretion of the Advisor, the Trust may enter into foreign currency forward contracts which primarily involve currencies in the twenty-five most liquid or actively-traded currencies as measured by turnover in the most recent Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity coordinated by the Bank for International Settlements.
Futures Contracts
Futures contracts are standardized forward contracts traded on an exchange. As such, futures contracts and the parties to a futures contract are subject to the regulations of the exchange where the contracts trade. Each exchange may impose certain margin requirements, setting forth the minimum amount of funds that must be deposited by a futures trader with a futures commission merchant in order to initiate futures trading or to maintain an open position in futures contracts. Clearing and settlement takes place through the facilities designated by the exchange and parties generally collateralize their obligations. As the exchange generally sets the terms of a futures contract, there is no negotiation other than with respect to the price and the number of contracts traded between two traders.

The obligations of a party to a physically settled futures contract may be discharged by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or a linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting contract, less brokerage commissions, represents the profit or loss to the trader. Some futures contracts settle in cash, rather than by delivery of the underlying commodity.
The Advisor, on behalf of the Trust, may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. See “Risk Factors—Risks Relating to Derivative Contracts—Trading on futures exchanges outside the United States is not subject to U.S. regulation.”
Futures contracts selected for the Trust by the Advisor may involve assets varying from foreign currencies to physical commodities, financial assets (such as interest rates) and equity or debt securities indexes other than “narrow-based security indexes” (as such term is defined for purposes of the Investment Company Act).
Investment Strategies
In allocating the assets of the Trust, the Advisor intends to pursue its investment objective by utilizing investment strategies relating to relative value. Relative value strategies seek to profit from the mispricing of financial instruments, capturing spreads between assets and asset categories that deviate from the fair value or historical norms. The Advisor considers the following three general strategies as sources of return:
Yield and Futures Curve Arbitrage Strategies which seek to take advantage of interest rate and futures contract price differentials by simultaneously entering into long and short positions in various bond futures contracts, interest rates futures contracts, commodity futures contracts and/or currency forward contracts that the Advisor determines to be mispriced relative to one another. The Advisor may enter into long positions in contracts whose underlying assets are deemed relatively inexpensive and may enter into short positions on contracts whose underlying assets are deemed relatively expensive. Some futures curve arbitrage strategies that may be utilized by the Advisor are based on macroeconomic considerations. The strategies are primarily quantitative in nature, and financial modeling is an integral component of each Yield and Futures Curve Arbitrage Strategy. Examples of yield and futures curve arbitrage strategies include:
•	Sovereign Bond and Interest Rate Yield Arbitrage compares the differences between long term and short term interest rates for a given country within a pre-determined set of countries. The Advisor compares the recent average performance of the short term interest rates of a selected number of countries. Based on these performance comparisons, the Advisor either takes long positions in short term interest rate futures contracts whose underlying interest rates are higher, and short positions in short term interest rate futures contracts whose underlying interest rates are relatively lower, or takes long positions in bond futures contracts whose underlying interest rates are higher, and short positions in bond futures contracts whose underlying interest rates are relatively lower. Decisions are influenced by what the Advisor considers to be indicators for future returns including relative yield and yield curve characteristics.
•	The Currency Yield Arbitrage Strategy engages in long and short investing in currency forward markets and seeks to take advantage of the differences between short term interest rates across a number of selected countries. The Advisor takes on long positions in currency forward contracts for those countries with relatively higher short term interest rates and enters into short positions in currency forward contracts for those countries with relatively lower short term interest rates. Decisions are influenced by relative currency yield and each currency’s own yield curve structure.
•	The Commodity Curve Arbitrage Strategy engages in long and short investing in commodity futures markets and seeks to exploit the differences between the futures prices of a contract with a greater time until expiration and the futures prices of a contract with a lesser time until expiration for a specific commodity futures contract within a pre-determined set of commodities. The Advisor seeks to enter into long positions in certain commodity futures contracts and short positions in other commodity contracts in order to capitalize on potential mispricing. Decisions are influenced by commodity futures curve characteristics, such as steepness, roll yield and seasonality.

Technical Strategies which, in general, seek to take advantage of a comparison between assets’ historical returns and their recent performance. Technical strategies are based on the theory that past price history may be predictive of asset value, and so technical strategies may be used to capture returns arising from price changes over time. For example, if recent performance of an asset exceeds historical performance, then a long “momentum” trade opportunity to buy may arise. If the historical performance of an asset exceeds recent performance, then a short “reversal” trade opportunity may arise. All technical strategies are quantitative in nature and financial modeling is used for determining long and/or short positions in various asset types. Examples of such technical strategies include:
•	The Interest Rates Momentum and Reversal Strategy which seeks to take advantage of historical patterns of changes in global interest rate markets. The strategy compares the recent average performance of the short term interest rates of a selected number of countries. Based on these performance comparisons, allows the Advisor to take long positions in short term interest rate futures contracts whose underlying interest rates are relatively higher and enter into short positions in short term interest rate futures contracts whose underlying interest rates are relatively lower.
•	Equity Index Momentum and Reversal Strategy which seeks to take advantage of historical patterns of returns in international equity index future markets. The strategy seeks to exploit the recent performance of the equity index markets across a number of selected countries. The strategy takes on long positions in equity index futures contracts with relatively higher performance and enters into short positions in equity index futures contracts with relatively poor performance.
•	Commodity Momentum and Reversal Strategy which seeks to exploit the recent price performance of, and patterns of returns for, commodities. The Advisor takes on long positions in commodity futures contracts with relatively higher average performance and enters into short positions in commodity futures contracts with relatively poor average performance.
Fundamental Relative Value Strategies which seek returns by attempting to identify instances where there are discrepancies between the market and fundamental values of an asset. Comparing current price to fundamental value may provide a measure of mispricing, or opportunity, which can be compared across markets to provide a metric of relative misevaluation. The Trust’s relative value strategies tend to buy in markets that appear inexpensive on a relative basis, and sell in markets that appear expensive, trading long or short positions in the relevant assets. Examples of fundamental relative value strategies include:
•	Equity Index Relative Value which seeks to exploit unusual cross market deviations from fundamental value in international equity index futures markets.
•	Currency Relative Value which seeks to exploit unusual cross market deviations from fundamental value in currency forwards markets.
•	Fixed Income Relative Value which seeks to exploit unusual cross market deviations from fundamental value in international sovereign bond and interest rate futures markets.
•	Commodity Relative Value which seeks to exploit unusual cross market deviations from fundamental value in commodity futures markets.
•	Asset Class Relative Value which seeks to exploit unusual cross asset class deviations from fundamental value in international bond, stock, commodity and currency markets via simultaneous trading in sovereign bond futures, international equity futures, commodity futures and currency forwards markets.
The Advisor implements its strategies by taking long or short positions in futures and/or forward contracts.
The relative value and other strategies referenced in this prospectus are subjective classifications made by the Advisor in its sole discretion. Such classifications may differ substantially from classifications into similarly named strategies made by other industry participants.
Portfolio Construction
The Advisor utilizes a portfolio construction process in which each potential strategy and underlying asset is ranked in terms of expected return, volatility and trading cost. This portfolio construction process is quantitative and relies on the use of computer models developed by affiliates of the Advisor for the computation of expected return, volatility and trading cost and the determination of optimal positions and consequent leverage in accordance with the risk and return targets of the Portfolio. These risk and return targets take into account certain financial measurements known as annualized portfolio return volatility and Sharpe ratio. Annualized portfolio return volatility is a quantitative measure used to assess a portfolio’s deviation above or below its average returns over a one year period. Historically, in building the Portfolio the Advisor targeted an allocation of annualized portfolio return volatility of 6-8%, which was allocated equally across the yield and futures curve arbitrage strategies, the technical strategies, and the fundamental relative value strategies described above. Recently, the Advisor increased the maximum targeted portfolio return volatility to 10% per annum, which, depending on market conditions, may or may not be allocated equally among strategies. By raising the volatility ceiling and by maintaining flexibility of allocation among strategies, the Advisor seeks to be able to take advantage of market fluctuations in a more efficient manner, to be able to take full advantage of the target risk and, ultimately, an improved performance for the Trust. There is no assurance that the objectives of the Advisor will be reached.
Although the Advisor expects a long-term Sharpe ratio of 0.50 to 0.75 for the Portfolio, the realized Sharpe ratio for the period from October 6, 2009 (the date of commencement of operations) to September 30, 2012 was (0.05). A Sharpe ratio is a quantitative measure of the excess return per unit of risk in an investment asset or a trading strategy. The Advisor measures excess returns as the realized portfolio return minus a one-month Treasury bill benchmark return for the same period being measured. The Advisor measures risk as the annualized portfolio return volatility described above. For example, a 0.50 Sharpe ratio indicates that for each one percent of excess return, an investor may expect 2% of annualized portfolio return volatility (0.50 = 1%/2%). Also, a 0.75 Sharpe ratio indicates that for each one percent of excess return, an investor may expect approximately 1.33% of annualized portfolio return volatility (0.75 = 1%/1.33%). Some or all of the Advisor’s expectations or targets may not be realized by the Trust.
The Advisor believes that it has obtained all necessary licenses for the use of the computer models referred to above. See “Risk Factors—Risks Relating to the Trust and Investment in the Shares—Competing claims over ownership of relevant intellectual property rights could adversely affect the Trust or an investment in the Shares.”
The Advisor has broad discretion to allocate the funds of the Trust among the subcategories of investments described above and except for the allocation targets described above there are no pre-determined quotas limiting the overall exposure of the Trust to one or more strategies, assets or asset categories. As a result, at any given moment, the Trust may be disproportionately exposed to one or more asset classes or contract counterparties, including over-the-counter counterparties and clearing organizations. However, it is expected that the Trust will not enter into an otherwise eligible transaction if, after giving effect to such transaction, the Trust’s maximum probable net credit exposure to a single counterparty (other than a regulated commodities exchange, the Clearing FCM or any clearing facility thereof) would exceed 10% of the most recently determined net asset value of the Trust. For these purposes, “net credit exposure” with respect to a counterparty means any excess of (a) all amounts payable by the counterparty to the Trust, over (b) all amounts payable by the Trust to the counterparty.
The principals of the Advisor determine the asset allocation for the Portfolio which seeks to achieve a target excess return at a targeted risk level. The Advisor expects to allocate Trust investments periodically among yield and futures curve arbitrage strategies, technical strategies and fundamental relative value strategies such as those listed above using a “mean variance optimization.” Mean variance optimization is a method used to determine portfolio allocations by considering risk and return metrics. The goal of mean variance optimization is to diversify risk based on quantitative analysis of historical relationships without reducing expected return. There is no guaranty that the Advisor will be able to achieve this goal for the Trust. See “Risk Factors—Risks Relating to the Advisor and its Trading Strategies.”
While the Advisor has the authority, subject to the targets described above, to trade on behalf of the Trust at any time in its discretion, it is generally expected that such discretionary trading will not occur more than once a week. The Trust, however, may need to trade more frequently in order to invest the proceeds from the issuance of Baskets of Shares or raise funds to honor redemption requests. The Trust posts the composition of the Portfolio daily on its website.
Use of Leverage
The Advisor employs variable leverage as a means of controlling the risk in the Portfolio. The Advisor uses a quantitative model of the expected risk in the Portfolio to determine the size of the exposures in the combined strategy portfolio and, based on the sizes of the exposures, determines the amount of leverage. While the management of leverage and risk is conducted using the quantitative risk model, limits on total leverage may also be introduced by the Advisor during periods of low volatility, when leverage might otherwise become too pronounced.

Characteristics of an Investment in the Shares
The Shares are intended to constitute a relatively cost-effective means of achieving investment exposure to the performance of the asset classes held by the Trust. Although the Shares are not an exact equivalent of an investment in the underlying futures and forward contracts in the Portfolio, the Shares are intended to provide investors with an alternative way of participating in the commodities and foreign currencies futures and/or forwards markets. An investment in Shares is:
•	Listed. Although there can be no assurance that an actively traded market in the Shares will exist at the time you wish to sell Shares, the Shares are listed for trading on NYSE Arca under the symbol ALT.
•	Relatively cost efficient. Transactions in the asset classes that the Advisor, on behalf of the Trust, invests or trades in entail certain expenses. Nonetheless, because the expenses involved in the investment in the Portfolio are dispersed among all Shareholders, an investment in Shares may represent a cost-efficient alternative to investment positions in the same asset classes for investors not otherwise in a position to participate directly in the markets for physical commodities, foreign currencies, interest rates, or futures, forwards or other over-the-counter derivative contracts involving such assets.
The Shares are eligible for margin accounts.
Secondary Market Trading
While it is anticipated that the price of the Shares will fluctuate in a manner that reflects changes in the Trust’s net asset value over time, at any given time the Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Portfolio. The trading price of the Shares will fluctuate in accordance with changes in their NAV, intraday changes in the value of the Portfolio, market supply and demand and other factors. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between NYSE Arca, on which the Shares trade, and the principal markets on which the futures and forward contracts in the Portfolio trade. For example, while the Shares trade on NYSE Arca until 4:00 P.M., New York time, liquidity in the markets for the derivative instruments or the assets underlying the instruments held by the Trust may be reduced after the close of the principal markets for these instruments or underlying assets. As a result, trading spreads, and the resulting premium or discount on the Shares, may widen during this “gap” in market trading hours.
Computation of the Trust’s Net Asset Value
On each Business Day, as soon as practicable after the close of regular trading of the Shares on NYSE Arca (normally 4:00 P.M., New York time), the Trustee determines the net asset value of the Trust, the NAV and the Basket Amount as of that date. The NAV is the net asset value of the Trust divided by the number of outstanding Shares. The Basket Amount is the NAV multiplied by the number of Shares comprising a Basket.
Net asset value of the Trust means the total assets of the Trust including all cash and cash equivalents or other debt securities less total liabilities of the Trust, each determined on the basis of United States generally accepted accounting principles, consistently applied under the accrual method of accounting. In particular, net asset value of the Trust includes any unrealized profit or loss on open forward contracts and futures contracts, and any other credit or debit accruing to the Trust but unpaid or not received by the Trust.
On each day on which the Trustee must determine the net asset value of the Trust and the NAV, the Trust Administrator must value all futures and forward trading positions and other Short-Term Securities and non-cash assets in the Portfolio and communicate such valuation to the Trustee for use by the Trustee in the determination of the Trust’s net asset value.
The current market value of all open futures contracts, whether traded on a United States exchange or a non-United States exchange, is determined by the Trust Administrator based upon the settlement price for that particular futures contract traded on the applicable exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules, procedures or actions of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated may be the basis for determining the market value of the position for that day.
The current market value of all open forward contracts is based upon the prices determined by the Trust Administrator utilizing data from an internationally recognized valuation service for those types of assets.
The Trustee may in its discretion (and, under extraordinary circumstances, will) value any asset of the Trust pursuant to other principles that it deems fair and equitable so long as those principles are consistent with industry standards. In this context, “extraordinary circumstances” includes, for example, periods during which a valuation price for a forward contract or a settlement price of a futures contract is not available due to events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance or due to a trading or other restriction imposed by a relevant futures exchange.
On each Business Day, the Trustee subtracts the Trust’s accrued fees (other than fees computed by reference to the value of the Trust or its assets), expenses and other liabilities on that day from the value of the Trust’s assets as of the close of trading on that day. The difference is the Trust’s “Adjusted Net Asset Value.” Fees computed by reference to the value of the Trust or its assets are calculated based on the Adjusted Net Asset Value. The Trustee subtracts the fees of the Trust calculated on an Adjusted Net Asset Value basis to determine the Trust’s net asset value.
The Trust Administrator may be replaced if, in the judgment of the Trustee, it ceases to provide regular or accurate valuations.
The NAV for each Business Day is distributed through major market data vendors and published online at www.ishares.com, or any successor thereto. The Trust updates the NAV as soon as practicable after each subsequent NAV is calculated.
You should note that while the NAV is updated on each Business Day, the NAV is calculated by reference to assets that trade on futures exchanges or other markets, including in foreign jurisdictions. Accordingly, the NAV may not always reflect the same-day valuation of assets that trade on markets in non-U.S. jurisdictions if one or more of those jurisdictions are not open for business on any given Business Day.
Trust Expenses
The Sponsor is obligated under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Advisor, the Delaware Trustee, the Trust Administrator and the Processing Agent, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs and (7) legal expenses up to $100,000 annually. In recognition of its paying these expenses, the Sponsor is entitled to receive as the Sponsor’s Fee an allocation that accrues daily at an annualized rate equal to 0.95% of the Adjusted Net Asset Value of the Trust and is payable by the Trust monthly in arrears. For a description of how the net asset value of the Trust is calculated, see “—Computation of the Trust’s Net Asset Value” above.
The Sponsor and the Trustee may amend or terminate the Sponsor’s obligation to pay certain expenses of the Trust in compliance with the requirements described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”
The Trust is responsible for paying any applicable brokerage commissions and similar transaction fees out of its assets.
The following expenses are also paid out of the assets of the Trust:
•	The Sponsor’s Fee;
•	any expenses of the Trust that are not assumed by the Sponsor;
•	any taxes and other governmental charges that may fall on the Trust or its property;
•	any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Trustee or the Sponsor to protect the Trust or the rights and interests of holders of the Shares; and
•	any indemnification of the Sponsor or the Advisor.
The Trustee is also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee, with the consent of the Sponsor, in connection with actions it deems necessary or desirable to protect the Trust or the rights and interests of holders of the Shares, including fees and disbursements of its legal counsel; provided that the Trustee is not entitled to charge the Trust for (1) expenses and disbursements by it prior to the commencement of the trading of Shares on NYSE Arca and (2) fees of agents for performing services that the Trustee is required to perform under the Trust Agreement.
The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.
Tax Administrator
The Trust has retained PricewaterhouseCoopers LLP as Tax Administrator to provide tax accounting and tax reporting services. The Trust may terminate the Tax Administrator at any time.

SELECTED FINANCIAL DATA
The following tables set forth selected financial data for the Trust. The selected financial data as of December 31, 2012, 2011, 2010 and 2009 and for the year ended December 31, 2012, 2011, 2010 and the period from October 6, 2009 (commencement of operations) through December 31, 2009 have been derived from the audited financial statements. The selected financial data presented herein should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, including the notes thereto, and other historical financial information included elsewhere in this prospectus.
Financial Highlights
(Dollar amounts in $000’s, except for per Share amounts)
December 31,
	2012	2011	2010	2009*
Total assets	$ 52,352	$ 90,764	$ 114,773**	$ 15,018**
Total gain (loss) on sales of short-term investments and forward currency and futures contracts	$ 3,326	$ (5,969)	$ 3,746	$ (67)
Net gain (loss)	$ 2,234	$ (4,242)	$ 1,190	$ (172)
Weighted-average Shares outstanding	1,296,995	2,388,493	1,346,575	232,184
Net gain (loss) per Share	$ 1.72	$ (1.78)	$ 0.88	$ (0.74)
Net cash flows	$ (1,640)	$ 377	$ 3,143	$ 167

*	For the period from October 6, 2009 (commencement of operations) through December 31, 2009.
**	Amounts have been reclassified to conform with current financial statement presentation.

SUPPLEMENTARY FINANCIAL INFORMATION
Quarterly Income Statements*
(Dollar amounts in $000’s, except for per Share amounts)
	Three Months Ended (Unaudited)				Year Ended December 31, 2012
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Investment Income
Interest	$ 13	$ 19	$ 21	$ 19	$ 71
Total investment income	13	19	21	19	71
Expenses
Sponsor’s fees	181	150	146	134	612
Brokerage commissions and fees	19	16	14	8	57
Total expenses	200	166	160	143	669
Net investment loss	(187)	(147)	(139)	(124)	(597)
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Short-term investments	(0)	(0)	0	9	9
Forward currency contracts	973	(343)	1,112	265	2,007
Futures contracts	487	(470)	677	617	1,310
Net change in unrealized appreciation/depreciation on:
Foreign currency translations	137	25	15	2	179
Forward currency contracts	(1,305)	1,105	(475)	14	(662)
Futures contracts	(159)	(380)	197	332	(11)
Net realized and unrealized gain (loss)	132	(64)	1,526	1,238	2,832
Net gain (loss)	$ (56)	$ (210)	$ 1,387	$ 1,114	$ 2,234
Net gain (loss) per Share	$ (0.04)	$ (0.16)	$ 1.14	$ 1.00	$ 1.72
Weighted-average Shares outstanding	1,550,549	1,296,703	1,218,478	1,118,478	1,296,995

	Three Months Ended (Unaudited)				Year Ended December 31, 2011
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Investment Income
Interest	$ 45	$ 41	$ 21	$ 18	$ 125
Total investment income	$ 45	41	21	18	125
Expenses
Sponsor’s fees	273	297	308	268	1,146
Brokerage commissions and fees	$ 18	17	25	26	87
Total expenses	$ 291	315	334	294	1,233
Net investment loss	$ (246)	(274)	(312)	(277)	(1,108)
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Short-term investments	-	3	9	2	13
Forward currency contracts	(1)	1,302	(1,283)	(3,253)	(3,235)
Futures contracts	(3,852)	3,418	(4,083)	1,769	(2,748)
Net change in unrealized appreciation/depreciation on:
Foreign currency translations	(47)	37	(147)	(51)	(208)
Forward currency contracts	1,364	(2,135)	(2,144)	4,067	1,152
Futures contracts	$ 3,872	(483)	807	(2,305)	1,891
Net realized and unrealized gain (loss)	$ 1,336	2,142	(6,841)	229	(3,134)
Net gain (loss)	$ 1,091	$ 1,868	$ (7,154)	$ (47)	$ (4,242)
Net gain (loss) per Share	$ 0.48	$ 0.77	$ (2.77)	$ (0.02)	$ (1.78)
Weighted-average Shares outstanding	2,287,778	2,434,066	2,578,348	2,247,826	2,388,493

* Certain totals may not sum due to rounding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with the financial statements of the Trust and related notes included elsewhere in this prospectus. This discussion may contain statements that relate to future events or future performance. See “Forward-Looking Statements” elsewhere in this prospectus.
Overall Performance
The Year Ended December 31, 2012
For the year ended December 31, 2012 (the “reporting period”), the Trust’s total return, net of expenses, was 4.10%. This performance was the result of positive performance by all of the Trust’s asset classes: currency, long-term fixed income, and equity investments.
Market Environment/Background
During the reporting period, the Trust’s investments resulted in exposure to the following geographical areas: Europe, North America, Australia, and Asia.
The following table presents certain macro-economic indicators for each of the areas referred to above at the dates and for the periods indicated:
	10-Year Yield		Nominal GDP Year Over Year Change		Unemployment Rate		Exchange Rate(3)
	December 31, 2011	December 31, 2012	Quarter Ended December 31, 2011	Quarter Ended September 30, 2012	Month Ended December 31, 2011	Month Ended December 31, 2012	December 31, 2011		December 31, 2012
Germany	1.83%	1.32%	2.2%(1)	1.8%(1)	6.8% (2)	6.9%(2)		€0.7714		€0.7578
Sweden	1.62%	1.54%	1.3%(1)	0.8%(1)	7.1%(1)	3.0% (1)	Kr	6.8872	Kr	6.5042
U.S.A.	1.88%	1.76%	4.0%(2)	4.3%(2)	8.5% (2)	7.8% (2)		N/A		N/A
Australia	3.67%	3.27%	5.4%(2)(4)	1.9%(2)	5.2% (2)	5.4% (2)	AUD	0.9796	AUD	0.9631
Japan	0.99%	0.79%	(1.8)% (1)(4)	(0.3)% (1)	4.5% (2)	4.2% (2)		¥76.91		¥86.62

(1)
Not seasonally adjusted
(2)
Seasonally adjusted
(3)
Currency units per $1
(4)
Latest revision
Source: Bloomberg
Portfolio Update
Global markets continued to experience heightened uncertainty as a result of the euro zone debt crisis and the anemic growth in the U.S. To manage this unsustainable situation, both the European Central Bank and the Federal Reserve took some drastic measures in August and September 2012. In light of the immense intervention/liquidity injection by the Federal Reserve and European Central Bank, a massive shift in the sentiment was observed. To manage the risk of the portfolio effectively and maintain it within the stated range of 6% to 8% in effect at the time, the Trust’s target risk was resized in September. On September 28, 2012, the Trust announced that the Advisor will increase the maximum targeted portfolio return volatility to 10% per annum, which, depending on market conditions, may or may not be allocated equally among strategies. As a result of these changes, turnover rates may increase to an expected maximum of 800% per annum. By raising the volatility ceiling and by maintaining flexibility of allocation among strategies, the Advisor seeks to be able to take advantage of market fluctuations in a more efficient manner, to be able to take full advantage of the target risk and, ultimately, an improved performance for the Trust. There is no assurance that the objectives of the Advisor will be reached. These changes are expected to become effective during the first quarter of fiscal year 2013.

The Trust continued to remain out of the short-term bond strategy in 2012. This action will continue until market conditions significantly improve. This decision was based on the mismatch between market expectations on short-term interest rates and what the strategy suggested based on momentum.
Trust’s Strategies’ Performance
The Trust’s investments in currency markets generated a net return of 2.49% during the reporting period (see figure 1). The Trust’s performance was primarily driven by long positions in Swedish krona and British pound combined with a short position in Japanese yen. Short positions in Swiss franc and Canadian dollar detracted from the performance of this asset class.
The Trust’s investments in futures on long-term bonds (bonds with maturities of more than one year) generated a net return of 0.73% for the reporting period (see figure 1). The Trust’s performance in this asset class was primarily driven by the long positions in German and United Kingdom bond markets. Short positions in the bond markets of Australia and Canada contributed negatively to the performance and offset some of the gains.
The Trust’s investments in futures on the equity markets generated a net return of 0.88% for the reporting period (see figure 1). The Trust’s performance in the equity markets was driven by long positions in the Australian, German, French, and United Kingdom equity markets. Short equity positions in countries such as Canada, Sweden and Hong Kong detracted from the performance of this asset class.
The Trust exploited three strategies (relative value, momentum, and yield curve arbitrage or carry) across three different asset classes during the reporting period. Of these three strategies, the relative value and yield curve arbitrage strategies delivered a positive performance of 3.65% and 1.82%, respectively. On the other hand, the momentum strategy returned (1.37)%. See figure 2 for the performance of each strategy during the reporting period.
The Trust’s annualized portfolio return volatility was 4.4% for this reporting period, based on the daily performance of the Trust. This low number was the result of negative correlations across the strategies, which helped to manage the Trust’s overall risk effectively. The Trust experienced a low volatile regime in the first quarter of 2012 and as the uncertainty in the global markets heighted, the Trust experienced greater volatility in the second and third quarters of 2012. This increase was primarily driven by the more volatile markets which were influenced heavily by the large uncertainty over the European debt crisis, the anemic U.S. recovery and their effects on the global recovery. The proprietary risk model uses about 20 years of historical return data to calculate the expected annualized portfolio return volatility.
The annualized realized Sharpe ratio of the portfolio during the reporting period was 0.94, which is well above the stated target. However, the realized Sharpe Ratio from inception through the end of the reporting period was 0.09. This low ratio number is primarily the result of poor performance of the Trust and relatively high volatility in the third quarter of 2011. The Trust continues to target a long-term Sharpe ratio between 0.50 and 0.75.
   Figure 1: Asset class total return for the year ended December 31, 2012
   Figure 2: Strategy total return for the year ended December 31, 2012
The Year Ended December 31, 2011
The Trust returned (3.17)% for the year ended December 31, 2011. The negative performance was largely driven by the currency, equity and short-term fixed income market investments. The long-term fixed income market investments had a positive contribution to the performance.
Market Environment/Background
The global markets experienced significant events (discussed below) and were highly volatile for the year ended December 31, 2011. These events led to a risk adverse market and a global sell-off in the second half of the year.
The year began with optimism in U.S., Asian, and European Union (EU) markets. This optimism carried through April, with most major countries/indices outperforming expectations despite some disruptions in March as a result of the immense natural disaster in Japan. However, this global bull market came to a halt in May and continued to have difficulty finding its footing for the remainder of the year. The markets faced five main issues for the year ended December 31, 2011: 1) mounting pressure on sovereign debt in the EU region, 2) political impasse over the debt ceiling and loss of trust in the direction of U.S. policy to address economic recovery, 3) extremely low U.S. investor sentiment, which reached its lowest level in thirty years (based on the survey conducted by the University of Michigan), 4) Japan’s natural disaster and its effect on global supply chains, and 5) spread of political instability in the Middle East and North Africa and its subsequent effect on the price of energy.
Although optimism about the health of the U.S. economy grew at the beginning of the year, the reports on U.S. macro-economic data were mixed throughout the year. Unemployment numbers remained persistently high as hiring was slowed down in the private sector and the government. However, in the last quarter, the hiring pace picked up and the unemployment rate dropped to 8.5% which was the lowest since 2009. The U.S. debt/credit rating was downgraded one notch by Standard and Poor’s in August 2011 over the debt ceiling issue, which exacerbated the underperformance of the U.S. equity market during the third quarter of 2011. The equity market, as measured by the S&P 500 index, had a flat performance for the year ended December 31, 2011. The U.S. dollar index volatility was not as high and the U.S. dollar depreciated steadily through June 2011. However, as the markets digested the high uncertainty ahead, the U.S. dollar began to appreciate and the index ended up returning about 1.8% for the year ended December 31, 2011. The index’s annual volatility was about 9%.
EU markets were highly volatile during the year ended December 31, 2011 as the sovereign debt crises in Greece, Ireland, and Portugal continued to cast a cloud over the euro zone and global recovery. Both Greece’s and Ireland’s credit ratings were downgraded during the year. Portugal was given about $100 billion. The EU markets experienced some optimism based on the compromise between the European Central Bank (“ECB”), International Monetary Fund (“IMF”), and EU officials, which granted Greece a bailout of approximately $155 billion. But optimism from these stabilization measures was short lived as Italy’s growing debt crisis caused increasing anxiety; the Italian government holds approximately $2 trillion in debt. This concern hinted that the core EU may also suffer from debt issues and the situation could spiral out of control in the near future.

European officials scrambled in the second half of the year to calm the markets and prevent the first sovereign default in the euro area. Fearing that the debt crisis could cripple the region’s banking system, markets responded to every twist in the multiple negotiations and summits attempting to resolve this crisis. After the fifth European official summit was not able to deliver a comprehensive plan, Standard & Poor’s announced that 15 euro zone nations might face rating downgrades. This included Germany and France, which could subsequently affect the European Financial Stability Facility (“EFSF”) rating. The German and French equity markets were particularly volatile (each more than 28%) during the year ended December 31, 2011. Both DAX and CAC 40 delivered poor performance, approximately (14.7)% and (17.0)%, respectively. The euro was also quite volatile (more than 11%) and depreciated approximately 3.2% against U.S. dollar by the end of the year.
In the early part of the year ended December 31, 2011, the Nordic countries’ macro-economic data were strong and countries such as Sweden raised forecasts for growth in the next few years. Additionally, the Swedish central bank raised its benchmark repurchase rate in April and July, and the Swedish krona advanced against major currencies. Norway also benefitted from a sharp rise in oil prices and its currency appreciated substantially. However, in the second half of the year, the region’s currencies experienced high volatility and depreciation. The concern over the sovereign debt crisis in the EU region continued to put downward pressure on these currencies as the EU’s faltering economies did not support strong global growth projections in the near future and these economies rely heavily on exports. The Swedish krona and Norwegian krone depreciated 2.5% and 2.8%, respectively, against U.S. dollar for the year ended December 31, 2011.
Japan began the year with optimism. The Bank of Japan raised its economic assessment as faster overseas growth bolstered exports and production. However, the massive earthquake and tsunami in March devastated the country, and the aftermath derailed hopes of economic growth and prosperity in the short-term. Japan began to struggle with industrial production, and supply chains were disrupted significantly. For the year, the Nikkei 225 index dropped more than 17% and the Japanese yen appreciated 5.5% relative to the U.S. dollar. High risk aversion drove the yen’s appreciation.
Political and social unrest in several Middle Eastern and Northern African nations during 2011 raised concerns over the spread of instability throughout the rest of the Middle East potentially causing serious disruptions in oil supply and pushing the price of oil upward. The price of oil broke the $115 per barrel mark in late April due in part to such concerns. However, concern over the euro zone debt crises and the fragile recovery of the U.S. economy pushed the price of oil downward over the remainder of the year, and prices ended up below $100 per barrel by December 31, 2011.

Portfolio Update
The Trust closed out of all its Japanese positions in the equity, bond, and currency markets in mid-March, following the earthquake and tsunami in that country. Based on the available information, the Investment Committee of the Advisor did not find the uncertainty surrounding this exogenous shock to be consistent with the Trust’s systematic process in the short-term. By mid-August, all the information indicated that the country had made significant progress and that the risk of an energy or nuclear shock was back to a normal level. Given that the Japanese market has comparatively recognized this “normal” state, Japan was re-introduced to the Trust’s investment universe in the subsequent fund rebalance in September.
An equity yield curve arbitrage strategy, which was approved by the Investment Committee in May, was added to the current suite of strategies as of June 1, 2011. The existing equity relative value strategy was also enhanced to account for differences in accounting practices across different countries. These additions/changes helped the Trust to enhance its equity performance for the year ended December 31, 2011.
As a result of heightened uncertainty in the global markets, the fund’s short-term volatility began to rise steadily in July and increased sharply in the month of August. To manage the risk of the portfolio effectively and maintain risk within the stated range of 6% to 8% in the long-term in effect at the time, the fund’s target risk was resized in September’s rebalance.
The short-term bond strategy began to suffer from negative performance in the second half of the year. This negative performance was the result of a mismatch between market expectations on short-term interest rates and the strategy suggested based on momentum. For this reason, the strategy has been temporarily removed from the Trust’s current suite of strategies until market conditions significantly improve.
Trust’s Strategies’ Performance
The Trust’s investments in equity markets delivered negative performance (0.91%) during the year ended December 31, 2011 (see figure 3). In general, equity markets were highly volatile, which was primarily driven by all of the factors mentioned above. The under-performance in the Trust’s equity market investments were driven by the long positions in the German, French, and Japanese equity markets. The short positions in the Canadian, United Kingdom, and Hong Kong equity markets contributed positively to the performance of this asset class.
The Trust’s investments in futures on short-term bonds (bonds with maturities of less than one year) suffered a negative performance of (0.82)% for the year ended December 31, 2011 (see figure 3). The short-term interest rate market sentiment insights were generally positive for the first half of the year. However, the euro zone sovereign debt crises made the short-term interest rate market more volatile for the second half of the year. The Trust’s large short position in Euribor, combined with its long position in Eurosterling were the major detractors. The Trust’s long position in Eurodollar delivered positive performance and offset some of the loss in the other two assets.
The Trust’s investments in futures on long-term bonds (bonds with maturities of more than one year) delivered a positive performance of 0.32% for the year ended December 31, 2011 (see figure 3). The Trust’s large long positions in U.S. Treasuries and United Kingdom gilt delivered a large positive contribution to performance for the year ended December 31, 2011. On the other hand, short positions in Australian and Canadian bonds detracted from performance and offset some of the Trust’s gains for the year.
The Trust’s investments in currency markets suffered the largest negative performance, (1.76)%, during the year ended December 31, 2011 (see figure 3). Short positions in the Swiss franc and euro combined with long position in the Norwegian krone detracted from the Trust’s performance in the year ended December 31, 2011. The Trust’s long positions in the Swedish krona and Australian dollar contributed positively to performance for the year.
The Trust exploited three strategies (namely, relative value, momentum, and yield curve arbitrage or carry) across three different asset classes during the year ended December 31, 2011. Of these three strategies, the yield curve arbitrage and relative value strategies delivered positive performances of 0.38% and 1.96%, respectively. On the other hand, the momentum strategies returned (5.51)%. The underperformance in momentum strategy was the result of highly volatile equity, fixed income, and currency markets, which did not support sizeable trends that momentum techniques could benefit from. See figure 4 for the performance of each strategy during the year ended December 31, 2011.

The Trust’s annualized portfolio return volatility was 6.92% for the year ended December 31, 2011, based on the daily performance of the Trust. The Trust experienced an increase in volatility relative to last year’s reported number. This was primarily driven by Japan’s natural disaster, the euro zone sovereign debt crisis, and the concern over the U.S.’s anemic recovery, and their effects on their local and global markets. Realized volatility was well within the stated target range for risk, and the Trust continued to maintain an expected annualized portfolio return volatility of 6% to 8%. The Trust’s proprietary risk model uses more than 19 years of historical return data to calculate the expected annualized portfolio return volatility.
The realized Sharpe ratio of the Trust’s portfolio was (0.20) for the period from inception through the year ended December 31, 2011. The relatively large drop in the return of the portfolio combined with the increase in the portfolio’s volatility, which was observed primarily in the third quarter, led to this negative risk-adjusted return. The upward shift in the Trust’s volatility was the result of increased uncertainty and larger-than-usual volatilities in global markets. The Trust continued to target a long-term Sharpe ratio between 0.50 and 0.75.
   Figure 3: Asset class total return during the year ended December 31, 2011
   Figure 4: Strategy total return during the year ended December 31, 2011
The Year Ended December 31, 2010
The Trust returned 1.84%, net of fees and transaction costs, for the year ended December 31, 2010. Positive performance was largely driven by the currency and the long-term fixed income market investments. However, the equity and short-term fixed income market investments detracted from the overall performance.
Market Environment/Background
The markets were relatively volatile for the year ended December 31, 2010. Uncertainty about the global recovery, its sustainability, and fear of a double dip recession were some of the important elements that shaped markets across the world. These concerns were fueled by mixed global economic data, persistent high unemployment in the U.S., European Union sovereign credit risk distress, and the fear of the contagion effect. These issues left the markets with a weak sentiment for the first half of the year and made investors cautious about taking risks. The ramification of these kinds of concerns also forced some typical hedge fund currency strategies to unwind their positions between May and July 2010. However, some optimism took hold in the second half of the year as more encouraging economic news was released.
Equity and currency markets struggled in the first half of the year as mounting pressure on sovereign debt was back in the limelight. Greece’s fiscal situation was the main concern and other European countries, such as Spain, Portugal, and Ireland, took center stage later. These concerns jolted the currency market and the euro fell below U.S. $1.20, a four-year low. However, the results of the European Union area stress tests for financial institutions, released mid-year, had some calming effects on the markets and the added transparency helped reduce the potential contagion effect.
Despite the concerns over the jobless recovery in the U.S., the steady gross domestic product (“GDP”) growth, positive earnings from blue chip companies, a second quantitative easing policy in the U.S. put forward by the Federal Reserve, and the extension of the Bush-era tax cuts provided a strong rally in the U.S. equity markets in the second half of the year.
Trust’s Strategies’ Performance
The Trust’s investments in futures on long-term bonds (bonds with maturities of more than one year) delivered a 2.51% return for the year ended December 31, 2010 (see figure 5). Uncertainty in the global market recovery and relatively volatile markets attracted investors to safer assets and encouraged a flight to quality. On average, large long positions in U.S. Treasury bonds and United Kingdom gilts combined with the overall average large short position in the Australian bond markets added a positive contribution to the Trust’s performance. However, the overall short positions in the Canadian and Japanese government bonds detracted from performance.
The Trust’s investments in futures on short-term bonds (bonds with maturities of less than one year) underperformed and delivered (0.90)% for 2010 (see figure 5). The short-term end of the yield curve was volatile and did not allow for the markets to establish a sizeable trend that momentum strategies could take advantage of. Performance from the overall large long euro-sterling asset was the largest positive contributor, while the short position in Euribor underperformed and pushed the strategy’s performance into the negative territory.
The Trust’s investments in equity markets delivered a negative performance of (0.49)% during the year ended December 31, 2010 (see figure 5). In general, equity markets had a poor performance in early 2010 and tumbled for the first half of the year. Uncertainty about the global recovery and European Union sovereign debt default risk were frequently brought into the spotlight. The underperformance in the Trust’s equity market investments was driven by the short positions in Hong Kong and Canadian equity markets. Meanwhile, on average, the long positions in the German and Japanese equity markets contributed positively to the performance of this asset class during the year ended December 31, 2010.
The Trust’s investments in currency markets performed well during the year ended December 31, 2010 and delivered a 1.51% return (see figure 5). The main contributors to the performance were the overall large long positions in the Australian dollar, Swedish krona, and Norwegian krone. Meanwhile, the large short positions in the euro and Swiss franc contributed negatively to the performance of the currency portfolio in 2010.
The Trust exploited three strategies (namely, relative value, momentum, and yield curve arbitrage or carry) across three different asset classes during the year ended December 31, 2010. Of these three strategies, the carry and relative value strategies delivered positive returns of 5.29% and 0.86%, respectively. The momentum strategy, on the other hand, had a negative contribution of (3.31)%. The underperformance in the momentum strategy was the result of highly volatile and range bound markets, which do not allow for the establishment of sizeable trends that market neutral long/short momentum techniques could benefit from. See figure 6 for the performance of each strategy during the year ended December 31, 2010.
The Trust realized portfolio return volatility of 4.7% for the year ended December 31, 2010, based on the daily performance of the Trust. This low return volatility, relative to the Trust’s stated target, is partly due to higher than usual correlations among assets within each asset class and low or negative correlations among the three strategies employed by the Trust.

The realized Sharpe ratio of the Trust portfolio was 0.35 for the period from inception through December 31, 2010. This lower Sharpe ratio, compared to the stated target of 0.50, is partly due to lower realized volatility of the portfolio. As mentioned above, the relatively higher volatility in different markets could lead to higher than usual correlations among assets within each asset class which, in turn, would lower the Trust’s realized volatility. However, the Trust continued to target a long-term Sharpe ratio between 0.50 and 0.75.
   Figure 5: Asset class total return during the year ended December 31, 2010
   Figure 6: Strategy total return during the year ended December 31, 2010
Results of Operations
The Trust invested in three broad asset classes: currency, equity, and fixed income through investments in forward and futures contracts and Short-Term Securities posted as margin to collateralize the portfolio of futures and/or forward contracts. The fixed income asset class includes bond futures with duration greater than one year and short-term interest rates futures less than or equal to one year. See below for a discussion on the performance of the Trust for the years ended December 31, 2012, 2011 and 2010.
The Year Ended December 31, 2012
The Trust’s net asset value decreased from $87,893,859 at December 31, 2011 to $50,827,436 at December 31, 2012. The decrease in the Trust’s net asset value resulted primarily from a decrease in outstanding Shares, which fell from 1,800,000 at December 31, 2011 to 1,000,000 at December 31, 2012, due to 100,000 Shares (1 Basket) being created and 900,000 Shares (9 Baskets) being redeemed during the year.
Net gain for the year was $2,234,254 resulting from a net investment loss of $597,313 and a net realized and unrealized gain of $2,831,567. For the year ended December 31, 2012, the Trust had a net realized gain of $8,539 from short-term investments, a net realized and unrealized gain of $1,344,480 from forward currency contracts, a net realized and unrealized gain of $717,505 from equity index futures, a net realized and unrealized gain of $581,895 from fixed income futures, and a net unrealized gain of $179,148 from foreign currency translations. Other than the Sponsor's fees of $611,914 and brokerage commissions and fees of $56,867, the Trust had no expense during the year.
The decrease of $564,632 in total expense from $1,233,413 for the year ended December 31, 2011 to $668,781 for the year ended December 31, 2012, was primarily due to a decrease in the Sponsor's fee. The Sponsor's fee decreased due to a decrease in the Trust's net assets.
The Year Ended December 31, 2011
The Trust’s net asset value decreased from $110,938,681 at December 31, 2010 to $87,893,859 at December 31, 2011. The decrease in the Trust’s net asset value resulted primarily from a decrease in outstanding Shares, which fell from 2,200,000 at December 31, 2010 to 1,800,000 at December 31, 2011, due to 800,000 Shares (8 Baskets) being created and 1,200,000 Shares (12 Baskets) being redeemed during the year.
Net loss for the year was $4,241,958, resulting from a net investment loss of $1,108,231 and a net realized and unrealized loss of $3,133,727. For the year ended December 31, 2011, the Trust had a net realized gain of $13,430 from short-term investments, a net realized and unrealized loss of $2,082,535 from forward currency contracts, a net realized and unrealized loss of $189,925 from equity index futures, a net realized and unrealized loss of $667,113 from fixed income futures, and a net unrealized loss of $207,584 from foreign currency translations. Other than the Sponsor’s fees of $1,146,228 and brokerage commissions and fees of $87,185, the Trust had no other expenses during the year.
The Year Ended December 31, 2010
The Trust’s net asset value increased from $14,855,197 at December 31, 2009 to $110,938,681 at December 31, 2010. The increase in the Trust’s net asset value resulted primarily from an increase in outstanding Shares, which rose from 300,000 at December 31, 2009 to 2,200,000 at December 31, 2010, due to 1,900,000 Shares (19 Baskets) being created and zero Shares being redeemed during the year.

Net gain for the year was $1,189,545, resulting from a net investment loss of $564,823 and a net realized and unrealized gain of $1,754,368. For the year ended December 31, 2010, the Trust had a net realized gain of $199 from short-term investments, a net realized and unrealized gain of $524,090 from forward currency contracts, a net realized and unrealized gain of $527,954 from equity index futures, a net realized and unrealized gain of $558,549 from fixed income futures, and a net unrealized gain of $102,402 from foreign currency translations. Net realized and unrealized gain and loss for the year from futures contracts noted above do not reconcile to the Statement of Operations due to brokerage commissions and fees. Other than the Sponsor’s fees of $634,698 and brokerage commissions and fees of $41,174, the Trust had no other expenses during the year.
Liquidity and Capital Resources
A significant portion of the assets of the Trust are held in cash, U.S. Treasury bills and other Short-Term Securities which are used, as needed, to secure the Trust’s trading obligations in respect of a portfolio of futures and/or forward contracts as described elsewhere in this report. The percentage that cash, U.S. Treasury bills and Short-Term Securities given as collateral bears to the total assets of the Trust varies from day to day, depending on the changes in the market values of the contracts held in the Portfolio.
The Trust’s liquidity needs arise in connection with payment of (1) mark-to-market and termination costs of futures and forward contracts with respect to which the Trust is “out of the money,” (2) redemption of Baskets, (3) the Sponsor’s Fee, (4) trading fees and commissions, and (5) any expenses not assumed by the Sponsor. The Sponsor is not aware of any trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s liquidity needs.
The Trust is expected to generate liquidity from (1) mark-to-market and termination payments received with respect to futures and forward contracts with respect to which the Trust is “in the money,” (2) the sale of Baskets, (3) any interest on its cash and other instruments (including, when and to the extent they become available to the Trust, securities held as collateral for the Trust’s trading obligations), and (4) the disposition of its assets. Pursuant to the trust agreement, the Trust is prohibited from incurring any indebtedness for borrowed money.
The Trust’s futures contracts may from time to time be subject to periods of illiquidity due to market conditions, regulatory limits or other reasons. Futures exchanges limit the fluctuations during a single day of prices of the contracts traded on such exchanges by regulations known as “daily limits.” Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in that contract cannot be taken or liquidated unless the parties are willing to affect the trade at a price equal to or within the daily limit.
The Trust’s Portfolio or one or more of its futures or forward contract positions may prove to be illiquid. Such illiquidity could cause or exacerbate losses to the Trust.
Because the Portfolio may include a variety of trading positions, the Trust’s capital is at risk due to changes in the value of such positions or other assets (market risk) or the inability of counterparties to perform (credit risk).
Market Risk
The Portfolio consists of positions in certain futures and/or forward contracts and cash and financial instruments which may be used, as needed, to secure the Trust’s trading obligations with respect to those trading positions. Depending upon the level of diversification of the Portfolio at any given time, fluctuations in the value of one or more trading positions of the Trust may have a significant impact on the value of the Shares. The value of any futures and/or forward contracts in the Portfolio at any time is expected to reflect the market value of the underlying asset, although this correlation may not be exact. The market risk associated with the trading positions in the Portfolio may, potentially, be the entire Portfolio. The Trust’s exposure to market risk is also influenced by a number of factors, including the liquidity of the assets in the Portfolio, market conditions in U.S. and non-U.S. markets, market volatility and activities of other market participants.
Credit Risk
In respect of each trading position in the Portfolio, the Trust is exposed to the credit risk of a default by the counterparties to over-the-counter trades and, with respect to exchange-traded contracts, of a default by relevant brokers or the clearing institutions or exchanges through which such trades settle. In the case of such a default, the Trust could be unable to recover amounts due to it on its trading positions and assets posted as margin. The Portfolio is also exposed to the credit risk of the obligors of any Short- Term Securities posted as margin.
Off-Balance Sheet Arrangements and Contractual Obligations
The Trust does not use and is not expected to use special purpose entities to facilitate off-balance sheet financing arrangements. The Trust does not have and is not expected to have loan guarantee arrangements or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services that are in the interest of the Trust. While the Trust’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Trust’ s financial position. The Trust is contractually obligated to maintain margin with its clearing futures commission merchant and its prime broker. Under extreme circumstances, such contractual obligations could demand substantially all of the assets of the Trust.
Critical Accounting Policies
The financial statements of the Trust and accompanying notes are prepared in accordance with U.S. GAAP. The preparation of these financial statements relies on estimates and assumptions that impact the Trust’s financial positions and results of operations. These estimates and assumptions affect the Trust’s application of accounting policies. Please refer to Note 2 to the financial statements of the Trust found elsewhere in this prospectus for a further discussion of the Trust’s accounting policies.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT
The Trust is a statutory trust organized under the laws of the State of Delaware. The Trust intends to issue and redeem Shares on a continuous basis. The required consideration for the Trust’s issuance of Shares is cash. The Trust Agreement among the Sponsor, the Trustee and the Delaware Trustee governs the Trust and sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares. The following summary of material provisions of the Trust Agreement is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.
Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. Substantially all of the assets of the Trust consist of the Portfolio held by the Trustee on behalf of the Trust. The Trust may hold a limited amount of cash necessary to cover any expenses not assumed by the Sponsor or for other reasons, such as if a claim were to arise against an Authorized Participant, or any other third party, which would be settled in cash. Any cash held by the Settlement Agent on behalf of the Trust may be held in a non-interest-bearing account. The Trust is not an investment company registered under the Investment Company Act and is not required to register under that Act.
The Trust has delegated the processing of orders for the creation and redemption of Baskets to the Processing Agent. Certain books and records of the Trust showing the names and addresses of all participants in the commodity pool are maintained at the offices of the Processing Agent at One Freedom Valley Drive, Oaks, PA 19456. The Processing Agent is not an affiliate of the Sponsor or the Trustee. The Trust may terminate the Processing Agent at any time.
Creation of Baskets
The Trust intends to offer Baskets on a continuous basis to Authorized Participants. To order the issuance of a new Basket, an Authorized Participant must submit a purchase order to the Processing Agent prior to 4:00 p.m. (New York time) on a day that is an Eligible Business Day. Purchase orders received after 4:00 p.m. (New York time) on an Eligible Business Day, or on a day that is not an Eligible Business Day will be treated as received on the next following Eligible Business Day. A purchase order received on an Eligible Business Day that immediately precedes a day on which there is no scheduled exchange trading session for one or more of the futures contracts purchased or sold, or that may be purchased or sold, by the Trust on such day is referred to as a “Special Purchase Order.”
After submitting a purchase order on an Eligible Business Day, the purchasing Authorized Participant must deposit with the Settlement Agent, by 6:00 p.m. (New York time) on the same day, an amount equal to 105% (110% in the case of a Special Purchase Order) of the Basket Amount announced by the Trust on the immediately preceding Business Day (the “Deposit Amount”). If the Settlement Agent does not receive the deposit, the purchase order is automatically cancelled.
To receive the Shares comprising a new Basket, the purchasing Authorized Participant must pay to the Trust Administrator the sum of (i) the Basket Amount announced by the Trust on the first Business Day immediately following the day when the purchase order was received by the Processing Agent, as purchase price of such new Shares, plus (ii) a transaction fee of $800 per purchase order, plus (iii) in the case of a Special Purchase Order, any extraordinary losses, costs or expenses incurred in connection with the execution of trades related to such Special Purchase Order (such sum, the “Purchase Order Execution Price”).
If the Deposit Amount received from the purchasing Authorized Participant is equal to, or greater than, the Purchase Order Execution Price, the Trust issues the new Basket on the second Business Day (the third Business Day, in the case of a Special Purchase Order) following the day when the purchase order was received by the Processing Agent and returns to the purchasing Authorized Participant the excess (if any) of the Deposit Amount over the Purchase Order Execution Price (without any interest thereon). In all other cases, the Trust only issues the new Shares when the purchasing Authorized Participant has deposited with the Settlement Agent immediately available funds in an amount equal to the difference between (i) the Purchase Order Execution Price and (ii) the Deposit Amount.
Only Authorized Participants are able to transfer the required consideration and receive Baskets in exchange. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An Authorized Participant has no obligation to create or redeem Baskets for itself or on behalf of other persons. An order for one or more Baskets may be placed by an

Authorized Participant on behalf of multiple clients. The Sponsor and the Trustee maintain a current list of Authorized Participants. As of the date of this prospectus, Barclays Capital Inc., Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Knight Clearing Services LLC and UBS Securities LLC are the only Authorized Participants.
The Trust has the absolute right to reject any creation order, including, without limitation, (1) creation orders that the Trust determines are not in proper form, (2) creation orders that the Trust determines would have adverse tax or other consequences to the Trust or the Shareholders, (3) creation orders the acceptance of which would, in the opinion of counsel to the Trust or the Sponsor, result in a violation of law, (4) creation orders in respect of which the Settlement Agent has not received the corresponding Deposit Amount by 5 p.m. on the date the creation order was received, or (5) during any period in which circumstances make transactions in, or settlement or delivery of, Shares or components of the Portfolio impossible or impractical. Neither the Trustee nor the Sponsor nor any of their agents will be liable to any person for the Trust’s rejection of a creation order.
Redemption of Baskets
The Trust intends to redeem Baskets on a continuous basis from Authorized Participants. To redeem a Basket, an Authorized Participant must submit its redemption order to the Processing Agent prior to 4:00 p.m. (New York time) on a day that is an Eligible Business Day. Redemption orders received after 4:00 p.m. (New York time) on an Eligible Business Day, or on a day that is not an Eligible Business Day will be treated as received on the next following Eligible Business Day. A redemption order received on an Eligible Business Day that immediately precedes a day on which there is no scheduled exchange trading session for one or more of the futures contracts purchased or sold, or that may be purchased or sold, by the Trust on such day is referred to as a “Special Redemption Order.”
After submitting a redemption order on an Eligible Business Day, the redeeming Authorized Participant must, not later than 6:00 p.m. (New York time) on the same day, either
(i)	confirm in writing to the Settlement Agent that the Shares comprising the Baskets to be redeemed have been transferred by the redeeming Authorized Participant from its account at DTC to the Settlement Agent’s account at DTC, or
(ii)	deposit with the Settlement Agent an amount per Basket to be redeemed equal to 105% (110% in the case of a Special Redemption Order) of the Basket Amount announced by the Trust on the immediately preceding Business Day (the “Deposit Amount”).
If such confirmation or deposit is not received, the redemption order is automatically cancelled.
The amount of cash that a redeeming Authorized Participant is entitled to receive from the Trust Administrator in exchange for a Basket surrendered to the Trust Administrator for redemption is an amount equal to (i) the Basket Amount announced by the Trust on the first Business Day immediately following the day when the redemption order was received by the Processing Agent, minus (ii) a transaction fee of $800 per redemption order, minus (iii) in the case of a Special Redemption Order, any extraordinary losses, costs or expenses incurred in connection with the execution of trades related to such Special Redemption Order (such amount, the “Redemption Order Execution Price”).
Once the redeeming Authorized Participant has transferred to the Settlement Agent’s account at DTC the total number of Shares comprising the Baskets to be redeemed, the Trust Administrator will credit the redeeming Authorized Participant’s account at DTC with an amount equal to the sum of (i) the Redemption Order Execution Price and (ii) the Deposit Amount (if any) deposited by the redeeming Authorized Participant; the payment to the redeeming Authorized Participant will take place not earlier than on the second Business Day (the third Business Day, in the case of a Special Redemption Order), and (in the discretion of the Trust) not later than the fourth Business Day, following the date when the redemption order was received by the Processing Agent.
The Trust has the absolute right to reject any redemption order, including, without limitation, (1) redemption orders that the Trust has determined are not in proper form, (2) redemption orders the acceptance of which would, in the opinion of counsel to the Trust or the Sponsor, result in a violation of law, or (3) during any period in which circumstances make transactions in, or settlement or delivery of, Shares or components of the Portfolio impossible or impractical. Neither the Trustee nor the Sponsor nor any of their agents will be liable to any person for the Trust’s rejection of a redemption order.
Certificates Evidencing the Shares
The Shares are evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. DTC has accepted the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one certificate evidencing Shares, registered in the name of a nominee of DTC. Investors are able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC. No investor is entitled to receive a separate certificate evidencing Shares. Because Shares can be held only in the form of book entries through DTC and its participants, investors must rely on DTC, a DTC participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.
Limitation of Liabilities
You cannot lose more than your investment in the Shares. Under Delaware law, Shareholders’ liability is limited to the same extent as the liability of stockholders of a for profit Delaware business corporation.
Cash and Other Distributions
If the Sponsor determines, in its absolute discretion, that there is more cash being held in the Trust than is reasonably expected to be invested or needed to pay the Trust’s expenses in the near future, the Sponsor at its absolute discretion can direct the Trustee to distribute the extra cash to the Shareholders. The Trust has no obligation and is not expected to make periodic distributions to Shareholders.
If the Trust receives any property in respect of Trust property other than cash, the Trustee, at the direction of the Sponsor, may distribute that property to the Shareholders by any means lawful, equitable and feasible. If the Trustee cannot distribute the property proportionately among the Shareholders, the Trustee, at the direction of the Sponsor, may adopt any other method that it deems to be lawful, equitable and feasible, including public or private sale.
Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent. Neither the Sponsor nor the Trustee will be responsible if the Sponsor determines that it is unlawful or impractical to make a distribution available to registered holders.
Share Splits
If requested by the Sponsor, the Trustee will declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket. The Trustee is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust property to the Shareholders entitled to them.
Voting Rights
Shares do not have any voting rights. However, registered holders of at least 25% of the Shares have the right to require the Trustee to cure any material breach by it of the Trust Agreement, and registered holders of at least 75% of the Shares have the right to require the Trustee to terminate the Trust as described under “—Amendment and Dissolution.”

Taxes and Other Charges in Connection with Creations and Redemptions
Under the terms of the Trust Agreement, Authorized Participants creating or redeeming Baskets are obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.
Payment of Taxes
The Trustee may deduct the amount of any taxes owed from any distributions to the Shareholders. It may also sell Trust assets, by public or private sale, to pay any taxes owed. Registered holders of Shares remain liable if the proceeds of the sale are not enough to pay the taxes.
Valuation of the Trust Assets
See “Business of the Trust— Computation of the Trust’s Net Asset Value.”
Limitations on Obligations and Liability
The Trust Agreement expressly limits the obligations of the Sponsor and the Trustee. It also limits the liability of the Sponsor and the Trustee. The Sponsor and the Trustee:
•	are only obligated to take the actions specifically set forth in the Trust Agreement without negligence or bad faith;
•	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their obligations under the Trust Agreement;
•	are not liable if they exercise discretion permitted under the Trust Agreement;
•	have no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Trust property on behalf of the holders of Shares or on behalf of any other person;
•	may rely upon advice or information from other persons they believe in good faith to be competent to provide such advice or information.
In addition, the Sponsor is entitled to be indemnified by the Trust for any liability or expense it incurs without negligence, bad faith or willful misconduct on its part.
Amendment and Dissolution
The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders. If an amendment imposes or increases fees or charges (except for taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders, it will not become effective until 30 days after the Trustee notifies the registered holders of the amendment.
At the time an amendment becomes effective, by continuing to hold Shares, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended. However, no amendment to the Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as an association taxable as a corporation for U.S. federal income tax purposes.
The Trustee will dissolve the Trust if:
•	the Trustee is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;
•	registered holders of at least 75% of the outstanding Shares notify the Trustee that they elect to dissolve the Trust;
•	sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an
•	investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;
•	the Sponsor notifies the Trustee in writing that it has determined, in its discretion, that the dissolution of the Trust is advisable. Such circumstances might occur, by way of illustration and not of limitation, if (1) legal, regulatory or market changes result in a decrease of investment opportunities available to the Trust in compliance with its investment objective and strategies; (2) it becomes impossible to compute the net asset value of the Portfolio or to assess accuracy of such valuations; or (3) the value of the Portfolio is below a level such that continued operation of the Trust is not cost effective;
•	the Trust is treated as an association taxable as a corporation for U.S. federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or
•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.
The Trustee will notify DTC at least 30 days before the date for dissolution of the Trust. After dissolution, the Trustee and its agents will do the following under the Trust Agreement but nothing else: (1) collect distributions pertaining to Trust property, (2) pay the Trust’s expenses and sell assets as necessary to meet those expenses and (3) deliver Trust property upon surrender and cancellation of Shares. Ninety days or more after dissolution, the Trustee may sell any remaining Trust property in a public or private sale. After that, the Trustee will hold the money it received on the sale and any other cash it is holding under the Trust Agreement for the pro rata benefit of the registered holders that have not surrendered their Shares. The Trustee will not invest the money and will have no liability for interest. The Trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, trust expenses and taxes and governmental charges.
Requirements for Trustee Actions
Before the Trustee delivers or registers a transfer of Shares, makes a distribution on Shares, or permits withdrawal of trust property, the Trustee may require:
•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or trust property;
•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
•	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including presentation of transfer documents.
The Trustee may suspend the delivery or registration of transfers of Shares, and the redemption of Baskets or may refuse a particular deposit or transfer at any time when the transfer books of the Trustee are closed or if the Trustee or the Sponsor thinks it necessary or advisable for any reason.
Delegation by the Trustee to the Trust Administrator or Agent
The Trustee may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Trustee may terminate any Trust Administrator or agent at any time and is not required to appoint a new Trust Administrator or agent.
Custody of Certain Trust Assets
The creation and redemption of Baskets is effected through cash transactions, which involve contemporaneous transfers. To the extent the Trust has property that requires a custodian, the Trustee will appoint an agent qualified to maintain the property of the Trust.

Replacement of the Trustee
The Trustee may resign at any time and its resignation will take effect upon the appointment of a successor Trustee and its acceptance of such appointment.
The Sponsor may remove the Trustee in its discretion at any time after the first anniversary of the date of the Trust Agreement.
If at any time the Trustee ceases to be a Qualified Bank or is in material breach of its obligations under the Trust Agreement and the Trustee fails to cure such breach within thirty (30) days after receipt of written notice from the Sponsor, or registered holders of at least 25% of the outstanding Shares, specifying such default and requiring the Trustee to cure such default, the Sponsor may remove the Trustee and the removal will take effect upon the appointment of a successor Trustee and its acceptance of such appointment.
If the Trustee resigns or is removed, the Sponsor will use its reasonable efforts to appoint a successor Trustee, which must be a Qualified Bank. Every successor Trustee shall be required to execute and deliver to its predecessor and to the Sponsor an instrument in writing accepting its appointment.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY
DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.
Individual certificates are not issued for the Shares. Instead, a global certificate is signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.
Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.
Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to beneficial owners that are not DTC Participants or Indirect Participants). Beneficial owners are expected to receive from or through the DTC Participant a written confirmation relating to their purchase of the Shares.
Investors may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.
DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to the DTC Participants having Shares credited to their accounts.
The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.
The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, as described above, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR
The Sponsor
The Sponsor is iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company. The Sponsor’s primary business function with respect to the Trust is to direct the actions of the Trustee in the management of the Trust and to act as commodity pool operator of the Trust.
The Sponsor was formed as a Delaware limited liability company on June 16, 2009. The sole member and manager of the Sponsor is BlackRock Asset Management International Inc. (formerly known as Barclays Global Investors International, Inc.), a Delaware corporation.
BlackRock Asset Management International Inc. (“BAMII”), the sole member and manager of the Sponsor, was organized as a Delaware corporation on March 22, 1990. Since January 2004, BAMII has held an equity interest in a securities lending platform. Between January 2005 and November 2012, BAMII served as sponsor of the iShares Gold Trust (the “Gold Trust”), a trust that publicly offers shares registered with the SEC. Between April 2006 and November 2012, BAMII served as sponsor of the iShares® Silver Trust (the “Silver Trust”), a trust that publicly offers shares registered with the SEC. Neither the Gold Trust nor the Silver Trust is a commodity pool regulated by the CFTC or the NFA. Since July 2006, BAMII has served as sponsor and commodity pool operator of the iShares® S&P GSCI™ Commodity-Indexed Trust and manager and commodity pool operator of the iShares® S&P GSCI™ Commodity-Indexed Investing Pool. Since October 2007, BAMII has served as sponsor of the iShares® Mexico Trust, a trust that issues Mexican exchange-traded equity funds. Since December 2008, BAMII has served as sponsor of the following Brazilian exchange-traded equity funds: iShares® Ibovespa Fundo de Indice, iShares® BM&FBovespa Small Cap Fundo de Indice, and iShares® BM&FBovespa MidLarge Cap Fundo de Indice. BAMII has been registered under the CEA as a commodity pool operator since October 13, 2005, and is a member of the NFA.
The Sponsor has been registered under the CEA as a commodity pool operator and has been a member of the NFA since June 22, 2009.
The Sponsor’s principal office is located at 400 Howard Street, San Francisco, CA 94105.
Certain performance data regarding the sole member and manager of the Sponsor may be found on pages 75-76.
The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca. The Sponsor has agreed under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Advisor, the Delaware Trustee, the Trust Administrator and the Processing Agent, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) tax reporting costs fees, (6) fees for registration of the Shares with the SEC and (7) legal expenses up to $100,000 annually. In recognition of its paying these expenses, the Sponsor is entitled to receive as the Sponsor’s Fee an allocation that accrues daily at an annualized rate equal to 0.95% of the Adjusted Net Asset Value of the Trust and is payable by the Trust monthly in arrears. For a description of how the net asset value of the Trust is calculated, see “Business of the Trust—Computation of the Trust’s Net Asset Value.”
The Sponsor has the authority under the Trust Agreement to direct the Trustee in the operation of the Trust, although the Sponsor does not expect to exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.
Except as described below, neither the Sponsor nor any of its principals are expected to hold any beneficial interest in the Trust (other than the Sponsor’s nominal investment in Shares in connection with its role as Tax Matters Partner of the Trust). The Sponsor and its principals will only be permitted to trade commodity interests for their own accounts in accordance with the Sponsor’s code of ethics. The Sponsor does not intend to permit Shareholders to review its records with respect to any such trading or any written policies related to such trading.

Principals and Key Personnel of the Sponsor
Patrick Dunne is the President, Chief Executive Officer and Director, Jack Gee is the Chief Financial Officer and Charles Park is the Chief Compliance Officer of the Sponsor.
The Sponsor is managed by a Board of Directors composed of Philip Jensen, Peter F. Landini, Kimun Lee, Patrick Dunne and Manish Mehta.
Mr. Dunne, 43, became a principal of iShares Delaware Trust Sponsor LLC in September 2011 and has served as its President and Chief Executive Officer since September 2011.
Mr. Dunne has served as Global Chief Operating Officer of the iShares® business from October 2010 to October 2011. Prior to that, Mr. Dunne served as Global Head of Securities Lending and Cash Management business from December 2005 to April 2008. Prior to that, Mr. Dunne served as Head of Securities Lending, North America from August 2003 to December 2005; Chief Operating Officer of Barclays Global Investors Services Europe business from January 2002 to August 2003; Head of Strategy, Barclays Global Investors Services North America from August 2000 to December 2001; Head of Fixed Income Trading from February 1995 to August 1999; Senior Fixed Income Trader from February 1994 to March 1995; and Fixed Income Portfolio Manager from February 1992 to February 1994. Mr. Dunne became a registered associated person of BFA, a commodity trading advisor registered with the CFTC, in May 1995. Mr. Dunne joined BTC, a national banking association and a commodity trading advisor registered with the CFTC, in October 1991 as an Equity Portfolio Manager in the Portfolio Management Group and became a registered associated person of BTC in March 1998. Mr. Dunne served as a principal of Barclays Global Investors Ltd., a commodity trading advisor formerly registered with the CFTC, from May 2003 to December 2005 and as a registered associated person of Barclays Global Investors Ltd. from September 2003 to December 2005. Prior to joining BTC, Mr. Dunne served as a Marketing Research Associate at Merrill Lynch & Co. from May 1991 to October 1991. Mr. Dunne earned a Bachelor of Arts degree in economics from the University of California at Berkeley in 1991 and a Master of Science degree in management from the Stanford Graduate School of Business in 2000.
Jack Gee, 53, became a principal of iShares® Delaware Trust Sponsor LLC in September 2011 and serves as Chief Financial Officer. Mr. Gee became a principal of BAMII, a commodity pool operator registered with the CFTC, in December 2011 and serves as Chief Financial Officer, Chief Operating Officer and Director. Mr. Gee joined BTC, a national banking association and a commodity trading advisor registered with the CFTC, as a Principal in September 2004 and served as Director of US Fund Administration of BTC from September 2004 to January 2010. Since January 2010, Mr. Gee has served as Managing Director of BTC. Prior to joining BTC, Mr. Gee served as Chief Financial Officer of Parnassus Investments, an investment adviser registered with the SEC, from March 2004 to September 2004; Chief Financial Officer of Cazenave Partners, an investment adviser registered with the SEC, from October 2003 to March 2004; Controller of Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare market, from October 2002 to October 2003; Chief Financial Officer of Fremont Investment Advisors, Inc., an investment adviser formerly registered with the SEC, from October 1997 to September 2002. Mr. Gee earned a Bachelor of Science degree in accounting from the California State University in 1982.
Charles Park, 45, became a principal of BFA in December 2012 and serves as Chief Compliance Officer of BFA. Mr. Park became a principal of iShares® Delaware Trust Sponsor LLC and BAMII in December 2012 and serves as Chief Compliance Officer. Mr. Park joined BTC, a national banking association and a commodity trading advisor registered with the CFTC, in August 2006 as Chief Compliance Officer. Prior to joining BTC, Mr. Park served as Chief Compliance Officer of American Century Investment Management, Inc., a commodity pool operator and commodity trading advisor, from October 1995 to July 2006. Mr. Park earned a Bachelor of Arts degree in economics from the University of Michigan in 1989 and a Juris Doctor from the University of Michigan in 1992.
Manish Mehta, 42, became a principal of the Sponsor in March 2012 and serves as Director. Mr. Mehta joined BTC, a national banking association and a commodity trading advisor registered with the CFTC, as a Managing Director in November 2011. Prior to that, Mr. Mehta served as Managing Partner of CHJ Capital Management, a financial services firm, from March 2011 to November 2011. From March 2005 to January 2011 Mr. Mehta served as Head of Strategy and Corporate Development at BTC Prior to joining BTC in March 2005, Mr. Mehta served as consultant and principal at Boston Consulting Group, a global management consulting firm, from September 2000 to March 2005. Mr. Mehta earned a Bachelor of Science degree in Electrical Engineering and Computer Sciences from the University of California, Berkeley in 1993 and an MBA from the Wharton School at the University of Pennsylvania in 2000.

Philip Jensen, 54, became a principal of the Sponsor in September 2009, and is Chairman of the Sponsor’s audit committee. Since June 2001, Mr. Jensen has served as Partner and Chief Financial Officer of Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare market. Mr. Jensen received his Bachelor of Science from San Francisco State University and is a certified public accountant.
Peter F. Landini, 61, became a principal of the Sponsor in September 2009 and is a member of the Sponsor’s audit committee. In January 2003, Mr. Landini joined RBP Investment Advisors, Inc., a financial planning consultancy firm, for which he presently serves as Partner and Wealth Manager. Mr. Landini received his Bachelor of Science degree in Accounting from Santa Clara University and an MBA in Finance from Golden Gate University. Mr. Landini is a certified financial planner and is a member of the Financial Planning Association.
Kimun Lee, 66, became a principal of the Sponsor in September 2009, and is a member of the Sponsor’s audit committee. Mr. Lee is a California-registered investment adviser and has conducted his consulting business under the name Resources Consolidated since January 1980. Since September 2010, Mr. Lee has served as a member of the Board of directors of Firsthand Technology Value Fund, Inc., closed-end investment company. Until January 2005 Mr. Lee also served as a member of the board of directors of Fremont Mutual Funds, Inc., a mutual fund company. Mr. Lee received his Bachelor of Arts from the University of the Pacific and an MBA from University of Nevada, Reno. He also completed the executive education program on corporate governance at Stanford Graduate School of Business.
Reza Estilaei, Ph.D., 51, became a principal of the Sponsor in June 2012. Dr. Estilaei joined BTC, a national banking association and a commodity trading advisor registered with the CFTC, in May 2006 and serves as Portfolio Manager and Researcher. Prior to BTC, Dr. Estilaei served as a Principal and Researcher at Mellon Capital Management, a commodity trading advisor registered with the CFTC, from May 2004 to April 2006. Prior to that, Dr. Estilaei attended the University of California, Berkeley from March 2002 to March 2004. Dr. Estilaei earned a Bachelor of Science degree in physics from the University of California, Riverside in 1990, a Ph.D. in physics from the University of British Columbia in 1998 and a Masters in financial engineering from the University of California, Berkeley in 2004.
Russ Koesterich, 46, became a principal of the Sponsor in June 2012. Mr. Koesterich joined BTC, a national banking association and a commodity trading advisor registered with the CFTC, in March 2005. Since October 2010, Mr. Koesterich has served as Global Head of Strategy of the iShares® business. Mr. Koesterich served as a Senior Portfolio manager from March 2005 to March 2007, Head of U.S. Strategy for Active Equity from April 2007 to December 2008 and Head of Global Strategy for Active Equity from January 2009 to September 2010. Prior to BTC, Mr. Koesterich served as Head of North American Strategy of State Street Bank and Trust, a national banking association, from June 2002 to March 2005. Mr. Koesterich earned a Bachelor of Arts degree in history from Brandeis University in 1987, a Juris Doctor degree from Boston College in 1990 and an MBA from Columbia University in 1995.
BAMII became a principal of the Sponsor in June 2009 and Daniel Waltcher became a principal of the Sponsor in February 2012. Greg Savage became a principal and associated person of the Sponsor in July 2012.

THE TRUSTEE
The Trustee of the Trust is BlackRock Institutional Trust Company, N.A. (formerly known as Barclays Global Investors, N.A.), a national banking association and an indirect subsidiary of BlackRock, Inc. The Trustee’s principal office is located at 400 Howard Street, San Francisco, CA 94105. The Trustee has authority to delegate certain of its responsibilities under the Trust Agreement to a Trust Administrator or agent. The Trustee maintains certain books and records of the Trust relating to communications with Shareholders and the Advisor at the offices of the Trustee.
State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts, currently serves as the Trust Administrator. State Street Bank and Trust Company’s principal office is located at One Lincoln Street, Boston, MA 02111. State Street Bank and Trust Company is subject to supervision by the Massachusetts Commissioner of Banks and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption of Shares, Basket composition, the net asset value of the Trust, transaction fees and the names of the parties that have executed an Authorized Participant Agreement may be obtained from State Street Bank and Trust Company by calling the following number: 1-800-474-2737. A copy of the Trust Agreement is available for inspection at the Trust Administrator’s office identified above. Books and records of the Trust are maintained at this office of State Street Bank and Trust Company (other than records maintained by the Trustee or the Processing Agent as described herein).
The Trustee has delegated the valuation of certain assets of the Trust for purposes of the daily calculation of the net asset value of the Trust to the Trust Administrator. The Trustee may terminate the Trust Administrator at any time or appoint different agents to act on its behalf.
The Trustee’s fees are paid by the Sponsor.
The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.
THE DELAWARE TRUSTEE
Wilmington Trust Company serves as the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.
THE ADVISOR
The Advisor is BlackRock Fund Advisors (formerly known as Barclays Global Fund Advisors), a California corporation and an indirect subsidiary of BlackRock, Inc. The Advisor serves as the commodity trading advisor for the Portfolio. The Advisor has been registered as a commodity trading advisor with the CFTC, and as a member of the NFA, since April 5, 1993. The Trust has entered into a commodity trading advisor agreement with the Advisor, which provides the Advisor with discretionary authority to make all determinations with respect to the Portfolio’s assets, subject to specified limitations which seek to ensure that: (i) the Trust does not become an investment company subject to the registration requirements of the Investment Company Act, and (ii) the Trust meets the requirements of the Code and regulations thereunder to be treated as a partnership for federal income tax purposes.
Except as described below, neither the Advisor nor any of its principals are expected to hold any beneficial interest in the Trust. The Advisor and its principals are permitted to trade commodity interests for their own accounts in accordance with the Advisor’s code of ethics. The Advisor does not intend to permit Shareholders to review its records with respect to any such trading or any written policies related to such trading.
Certain performance data with respect to the Advisor may be found on pages 75-76.

Principals and Key Personnel of the Advisor
Laurence Fink is the Chief Executive Officer, Michael Latham is the Co-Chief Operating Officer, Ann Marie Petach is the Chief Financial Officer and Charles Park is the Chief Compliance Officer of the Advisor. Reza Estilaei and Russ Koesterich are principals of the Advisor and are principally responsible for the trading decisions of the Trust.
The Advisor is managed by a Board of Directors, which is composed of Laurence Fink, Robert Kapito and Daniel Waltcher.
Laurence Fink, 60, became a principal of BFA, an investment adviser registered with the SEC and commodity trading advisor registered with the CFTC, in December 2009. Mr. Fink has served as Director, Chairman and Chief Executive Officer of BFA since December 2009. Mr. Fink has served as Chairman, Chief Executive Officer and Director of BlackRock, Inc., a global asset management firm, since January 1998; Chief Executive Officer since September 1994 of BlackRock Advisors, LLC, an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm, and a principal of that entity since November 2012; Chairman, Chief Executive Officer and Director of BlackRock Financial Management, Inc., an investment management company registered with the CFTC as a commodity trading adviser since November 1998, commodity pool operator since May 1997 and swap firm since December 2012 and became a principal of that entity in May 1997; Chief Executive Officer of BlackRock Capital Management, Inc., an investment management company, since November 1999; Chief Executive Officer of Blackrock Institutional Management Corporation, an investment management company, since February 1998; Chief Executive Officer of BlackRock Investment Management, LLC, an investment management company registered with the CFTC as a commodity trading adviser and commodity pool operator since November 2009, and swap firm since December 2012, and became a principal of that entity in August 2008; Chairman, Chief Executive Officer and Director of State Street Research & Management Company, an investment management company, since February 2005; a principal of Enso Capital Management LLC, an investment management company, from May 2002 to June 2012 and a principal of Enso Capital Management II LLC from July 2002 to November 2009. Mr. Fink received his MBA from the University of California Los Angeles in 1976 and his Bachelor of Science in Political Science from California State University Northridge in 1974.
Michael Latham, 47, became a principal and associated person of BFA, an investment adviser registered with the SEC and commodity trading advisor registered with the CFTC in March 2010, and has served as Co-Chief Operating Officer of BFA since March 2010. Mr. Latham became a principal of BAMII, a commodity pool operator registered with the CFTC in February 2006 and an associated person of BAMII in January 2010. Mr. Latham has served as Chief Executive Officer and President of BAMII since December 2009 and Director of BAMII since October 2005. Mr. Latham served as Chief Financial Officer of BAMII from October 2005 to December 2009. Mr. Latham served as Director of iShares® Delaware Trust Sponsor LLC, a commodity pool operator from June 2009 to September 2011 and served as its Chief Executive Officer and President from December 2009 to September 2011. Mr. Latham was a principal of iShares® Delaware Trust Sponsor LLC from June 2009 to September 2011 and an associated person of iShares® Delaware Trust Sponsor LLC from January 2010 to September 2011. Mr. Latham has served as the global head of the iShares® business since July 2010. Mr. Latham served as the head of the iShares® business for the United States and Canada from January 2006 to July 2010. Prior to that, Mr. Latham served as the Chief Operating Officer of the U.S. Individual Investor and the Exchange Traded Fund business of BTC, a national banking association and commodity trading advisor registered with the CFTC, from January 2000 to January 2006. Mr. Latham served as deputy head of operations and subsequently head of operations for BlackRock Advisors (UK) Limited, a U.K. asset manager from August 1997 to January 2000. From August 1994 to August 1997, Mr. Latham was a manager in the Portfolio Accounting Group at BTC. Prior to joining BTC, Mr. Latham was an auditor at Ernst & Young from September 1989 to August 1994. Mr. Latham received his Bachelor of Science in Business Administration from the San Francisco State University and is a certified public accountant.
Ann Marie Petach, 52, became a principal of BFA, an investment adviser registered with the SEC and commodity trading advisor registered with the CFTC, and BTC, a national banking association and a commodity trading advisor registered with the CFTC, in December 2009. Ms. Petach has served as Director of BTC and Chief Financial Officer of BFA since December 2009. Ms. Petach has also served as Managing Director of BlackRock, Inc., a global asset management firm, since June 2007 and as Chief Financial Officer of that entity since June 2008; Managing Director since June 2007 of BlackRock Advisors, LLC, an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm, and as Chief Financial Officer of that entity since

June 2008 and principal of that entity since November 2012; Managing Director of BlackRock Capital Management, Inc., an investment management company, since June 2007 and as Chief Financial Officer of that entity since June 2008; Managing Director of BlackRock Financial Management, Inc., an investment management company registered with the CFTC as a commodity trading adviser registered, since November 1988, commodity pool operator since May 1997 and swap firm since December 2012 and became a principal and Chief Financial Officer of that entity since June 2008 and principal of that entity since September 2008; Managing Director of BlackRock Institutional Management Corporation, an investment management company, since June 2007 and as Chief Financial Officer of that entity since June 2008; Managing Director of BlackRock Investment Management, LLC, an investment management company registered with the CFTC as a commodity trading adviser and commodity pool operator since November 2009, and swap firm since December 2012, Chief Financial Officer since June 2008 and became a principal of that entity in September 2008; Managing Director of State Street Research & Management Company, an investment management company, since June 2007 and as Chief Financial Officer of that entity since June 2008. Ms. Petach served as Assistant Treasurer of Ford Motor Company, a multinational automotive manufacturer, from January 1998 to November 2004 and Vice President and Treasurer of that entity from November 2004 to June 2007. Ms. Petach received a Bachelor of Arts in Business and Spanish from Muhlenberg College in 1982 and an MBA from Carnegie Mellon University in 1984.

Robert Kapito, 56, became a principal of BFA, an investment adviser registered with the SEC and commodity trading advisor registered with the CFTC, in December 2009 and has served as Director and President of that entity since December 2009. Mr. Kapito served as Director and Vice Chairman of BlackRock, Inc., a global asset management firm, from January 1998 to September 2007 and has served as President of that entity since September 2007. From February 1998 to September 2007, Mr. Kapito served as Director and Vice Chairman of BlackRock Advisors, LLC, an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm, and has served as President of that entity since September 2007 and principal of that entity since November 2012. Mr. Kapito also served as Director and Vice Chairman of BlackRock Capital Management, Inc., an investment management company and a commodity trading adviser registered with the CFTC, from November 1999 to September 2007 and has served as President of that entity since September 2007. Mr. Kapito served as Director and Vice Chairman of BlackRock Financial Management, Inc., an investment management company registered with the CFTC as a commodity trading adviser since November 1998, commodity pool operator since May 1997, and swap firm since December 2012, and became an associated person in October 1997, a principal in May 1997, a swap associated person in December 2012, and has served as President of that entity since September 2007. Mr. Kapito served as Director and Vice Chairman of BlackRock Institutional Management Corporation, an investment management company, from February 1998 to September 2007, and has served as President of that entity since September 2007. Mr. Kapito served as Director and Vice Chairman of BlackRock Investment Management, LLC, an investment management company registered with the CFTC as a commodity trading adviser and commodity pool operator since November 2009, and swap firm since December 2012, and has served as President of that entity since September 2007. Mr. Kapito became a principal of that entity since November 2008. Mr. Kapito served as Director and Vice Chairman of State Street Research & Management Company, an investment management company, from February 2005 to September 2007, and has served as President of that entity since September 2007. Mr. Kapito received his Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania in 1979 and his MBA from the Harvard Graduate School of Business in 1983.

Daniel Waltcher, 49, joined BFA, an investment adviser registered with the SEC and commodity trading advisor registered with the CFTC, in December 2009. Mr. Waltcher has served as Director of BFA since December 2009, principal of BFA since January 2010 and Secretary of BFA since February 2012. Since November 2012, Mr. Waltcher has been a principal of BlackRock Advisors, LLC, an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm. Mr. Waltcher has served as Deputy General Counsel and Managing Director of BlackRock Inc., a global asset management firm, since January 2005. From October 1998 to December 2001, Mr. Waltcher served as Director and Senior Counsel at BlackRock, Inc. and from January 2002 to December 2004, he served as Managing Director and Senior Counsel at that entity. Mr. Waltcher became a principal and serves as Managing Director of BAMII, a commodity pool operator registered with the CFTC, BlackRock Financial Management, Inc., an investment management company registered with the CFTC as a commodity trading adviser since November 1998, commodity pool operator since May 1997, and swap firm since December 2012, BTC, a national banking association and a commodity trading advisor registered with the CFTC and BlackRock Investment Management, LLC, an investment management company since February 2012. Mr. Waltcher became a principal and serves as Secretary and Managing Director of iShares Delaware Trust Sponsor LLC, a commodity pool operator, since

February 2012. Previously, Mr. Waltcher was Senior Counsel of Chancellor Capital Management, Inc., a money management firm, from July 1995 to September 1998 and an associate at Simpson Thacher & Bartlett, a law firm, from October 1989 to June 1995. Mr. Waltcher received his Bachelor of Arts from Cornell University in 1984 and his JD from Cornell Law School in 1989.
Charles Park, 45, became a principal of BFA in December 2012 and serves as Chief Compliance Officer of BFA. Mr. Park became a principal of iShares® Delaware Trust Sponsor LLC and BAMII in December 2012 and serves as Chief Compliance Officer. Mr. Park joined BTC, a national banking association and a commodity trading advisor registered with the CFTC, in August 2006 as Chief Compliance Officer. Prior to joining BTC, Mr. Park served as Chief Compliance Officer of American Century Investment Management, Inc., a commodity pool operator and commodity trading advisor, from October 1995 to July 2006. Mr. Park earned a Bachelor of Arts degree in economics from the University of Michigan in 1989 and a Juris Doctor from the University of Michigan in 1992.
BlackRock Delaware Holdings, Inc., a Delaware Corporation and an indirect subsidiary of BlackRock, Inc., became a principal of the Advisor in July 2012. BlackRock Delaware Holdings, Inc. owns 100% of the equity of the Advisor. Prior to July 2012, the Advisor was owned by BTC, a national banking association and an indirect subsidiary of BlackRock, Inc. and was a principal of the Advisor from December 2009 to July 2012. On January 20, 2012, BTC, without admitting or denying wrongdoing entered into an Offer of Settlement with the CFTC under which BTC agreed to the imposition of a $250,000 penalty and the entry of an Order to resolve allegations by the CFTC that two trades by BTC violated Section 4c(a)(1) of the Commodity Exchange Act and CFTC Regulation 1.38(a). BTC also agreed to cease and desist from any further violations of these statutes. The CFTC did not allege that any clients of BTC, BlackRock or any related affiliate were harmed in any way in the execution of these two trades.
Greg Savage, a Senior Portfolio Manager and Team Leader, became a principal and an associated person of the Advisor in March 2009. Ryan Braniff, Head of a Business Unit, became a principal of the Advisor in October 2008. Reza Estilaei, Head of a Business Function, became a principal of the Advisor in July 2012. Russ Koesterich, Head of a Business Unit, became a principal of the Advisor in July 2012.
THE FUTURES COMMISSION MERCHANT
The Trust has entered into a futures customer account agreement with a futures commission merchant (the “Clearing FCM”) that provides for the execution and clearing of transactions in futures, payment of commissions, custody of assets and other standard provisions. Barclays Capital Inc. (“BCI”) is the Clearing FCM of the Trust. The Trust may employ other futures commission merchants or foreign brokers for the execution of futures transactions.
BCI is a registered securities broker-dealer and futures commission merchant. BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition.
On September 15, 2009 motions were filed in the United States Bankruptcy Court for the Southern District of New York (the “Court” or “SDNY”) by Lehman Brothers Holdings Inc. (“LBHI”), the SIPA Trustee for Lehman Brothers Inc. (the “SIPA Trustee”) and the Official Committee of Unsecured Creditors of Lehman Brothers Holdings Inc. (the “Committee”). All three motions challenge certain aspects of the transaction pursuant to which BCI and other companies in the Barclays Group acquired most of the assets of Lehman Brothers Inc. (“LBI”) in September 2008 and the court order approving such sale. The claimants seek an order: voiding the transfer of certain assets to BCI; requiring BCI to return to the LBI estate alleged excess value BCI received; and declaring that BCI is not entitled to certain assets that it claims pursuant to the sale documents and order approving the sale. On November 16, 2009, LBHI, the SIPA Trustee and the Committee filed separate complaints in the Bankruptcy Court asserting claims against BCI based on the same underlying allegations as the pending motions and seeking relief similar to that which is requested in the motions. On January 29, 2010 BCI filed its response to the motions. BCI considers that the motions and claims against it are without merit and is vigorously defending its position. On January 29, 2010, BCI also filed a motion seeking delivery of certain assets that LBHI and LBI have failed to deliver as required by the sale documents and the court order approving the sale. Claimants completed the presentation of their fact evidence on June 25, 2010. It is not possible to estimate any possible loss to BCI in relation to these matters or any effect that these matters might have upon operating results in any particular financial period. According to the annual report on Form 20-F filed by Barclays with the Securities and Exchange Commission on March 13, 2013, on February 22, 2011, the Court issued its Opinion in relation to these matters, rejecting the Rule 60

Claims and deciding some of the Contract Claims in the SIPA Trustee’s favor and some in favor of BCI. On July 15, 2011, the Court entered final Orders implementing its Opinion. BCI and the SIPA Trustee have each filed a notice of appeal from the Court’s adverse rulings on the Contract Claims. LBHI and the Committee have withdrawn their notices of appeal from the Court’s ruling on the Rule 60 Claims, rendering the Court’s Order on the Rule 60 Claims final. After briefing and argument, the District Court issued its Opinion on June 5, 2012 in which it reversed one of the Bankruptcy Court’ s rulings on the Contract Claims that had been adverse to Barclays and affirmed the Bankruptcy Court’s other rulings on the Contract Claims. On July 17, 2012, the District Court issued an amended Opinion, correcting certain errors but not otherwise affecting the rulings, and an agreed Judgment implementing the rulings in the Opinion. Barclays and the Trustee have each appealed the adverse rulings of the District Court to the United States Court of Appeals for the Second Circuit.
Under the Judgment of the District Court, Barclays is entitled to receive:
•	$1.1bn (£0.7bn) from the Trustee in respect of ‘clearance box’ assets;
•	property held at various institutions to secure obligations under the exchange-traded derivatives transferred to Barclays in the Sale (the “ETD Margin”), subject to the proviso that Barclays will be entitled to receive $507m (£0.3bn) of the ETD Margin only if and to the extent the Trustee has assets available once the Trustee has satisfied all of LBI’s customer claims; and
•	$769m (£0.5bn) from the Trustee in respect of LBI’s 15c3-3 reserve account assets only if and to the extent the Trustee has assets available once the Trustee has satisfied all of LBI’s customer claims.
A portion of the ETD Margin which has not yet been recovered by Barclays or the Trustee is held or owed by certain institutions outside the United States (including several Lehman affiliates that are subject to insolvency or similar proceedings). Barclays cannot reliably estimate at this time how much of the ETD Margin held or owed by such institutions Barclays is ultimately likely to receive. Further, Barclays cannot reliably estimate at this time if and to the extent the Trustee will have assets remaining available to it to pay Barclays the $507m (£0.3bn) in respect of ETD Margin or the $769m (£0.5bn) in respect of LBI’s 15c3-3 reserve account assets after satisfying all of LBI’s customer claims. In this regard, the Trustee announced in October 2012 that if his proposed settlement agreements with LBHI and with the Administrator for the liquidation of Lehman Brothers Inc. (Europe) are approved by the relevant courts, then the Trustee should be in position to satisfy all customer claims and make meaningful distributions to creditors (without having to use any of the assets that Barclays claims). If the District Court’s rulings were to be unaffected by future proceedings, conservatively assuming no recovery by Barclays of any of the ETD Margin not yet recovered by Barclays or the Trustee that is held or owed by institutions outside the United States and no recovery by Barclays of the $507m (£0.3bn) in respect of ETD Margin or the $769m (£0.5bn) in respect of LBI’s 15c3-3 reserve account assets, Barclays estimates its loss would be approximately $0.9bn (£0.5bn). Under the same scenario, but assuming the Trustee’s proposed settlement agreements with LBHI and the Administrator for the liquidation of Lehman Brothers Inc. (Europe) are implemented, and result in the receipt by Barclays of the $507m ETD Margin and $769m in respect of the 15c3-3 reserve account assets, Barclays estimates its profit would be approximately $0.4bn (£0.2bn) plus the value of any recovery of the ETD Margin held or owed by institutions outside of the United States. In this context, Barclays is satisfied with the valuation of the asset recognized on its balance sheet and the resulting level of effective provision.
Also, according to the Barclays Form 20-F filing on March 13, 2013, the United States Federal Housing Finance Agency (“FHFA”), acting for two US government sponsored enterprises, Fannie Mae and Freddie Mac (collectively, the “GSEs”), filed lawsuits against 17 financial institutions in connection with the GSEs’ purchases of residential mortgage-backed securities (“RMBS”). The lawsuits allege, among other things, that the RMBS offering materials contained materially false and misleading statements and/or omissions. Barclays Bank PLC and/or certain of its affiliates or former employees are named in two of these lawsuits, relating to sales between 2005 and 2007 of RMBS, in which BCI was lead or co-lead underwriter.
Both complaints demand, among other things: rescission and recovery of the consideration paid for the RMBS; and recovery for the GSEs’ alleged monetary losses arising out of their ownership of the RMBS. The complaints are similar to other civil actions filed against Barclays Bank PLC and/or certain of its affiliates by other plaintiffs, including the Federal Home Loan Bank of Seattle, Federal Home Loan Bank of Boston, Federal Home Loan Bank of Chicago, Cambridge Place Investment Management, Inc., HSH Nordbank AG (and affiliates) and Stichting Pensioenfonds ABP, relating to their purchases of RMBS. Barclays considers that the claims against it are without merit and intends to defend them vigorously.

The original amount of RMBS related to the claims against Barclays in these cases totaled approximately US$8.5bn, of which approximately US$2.7bn was outstanding as at December 31, 2012. Cumulative losses reported on these RMBS as at December 31, 2012 were approximately US$0.4bn. If Barclays were to lose these cases it could incur a loss of up to the outstanding amount of the RMBS at the time of judgment (taking into account further principal payments after December 31, 2012) plus any cumulative losses on the RMBS at such time and any interest, fees and costs, less the market value of the RMBS at such time. Barclays has estimated the total market value of the RMBS as at December 31, 2012 to be approximately US$1.6bn. Barclays may be entitled to indemnification for a portion of any losses. These figures do not include two related class actions brought on behalf of a putative class of investors in RMBS issued by Countrywide and underwritten by BCI and other underwriters, in which Barclays is indemnified by Countrywide.
Also, according to the Barclays Bank PLC Form 20-F filing on March 13, 2013, Barclays Bank PLC, Barclays PLC and various current and former members of Barclays PLC’s Board of Directors have been named as defendants in five proposed securities class actions (which have been consolidated) pending in the United States District Court for the Court. The consolidated amended complaint, dated February 12, 2010, alleges that the registration statements relating to American Depositary Shares representing Preferred Stock, Series 2, 3, 4 and 5 (the “ADS”) offered by Barclays Bank PLC at various times between 2006 and 2008 contained misstatements and omissions concerning (amongst other things) Barclays portfolio of mortgage-related (including US subprime-related) securities, Barclays exposure to mortgage and credit market risk and Barclays financial condition. The consolidated amended complaint asserts claims under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933. On January 5, 2011, the Court issued an order and, on January 7, 2011, judgment was entered, granting the defendants’ motion to dismiss the complaint in its entirety and closing the case. On February 4, 2011, the plaintiffs filed a motion asking the Court to reconsider in part its dismissal order. On May 31, 2011, the Court denied in full the plaintiffs’ motion for reconsideration. The plaintiffs have appealed both decisions (the grant of the defendants’ motion to dismiss and the denial of the plaintiffs’ motion for reconsideration) to the United States Court of Appeals for the Second Circuit. On October 18, 2012, oral arguments were held.
Barclays considers that these ADS-related claims against it are without merit and is defending them vigorously. It is not practicable to estimate Barclays possible loss in relation to these claims or any effect that they might have upon operating results in any particular financial period.
Also, according to the Barclays Bank PLC Form 20-F filing on March 13, 2013, on January 13, 2009, Barclays commenced an action in the Ontario Superior Court seeking an order that its early terminations earlier that day of two credit default swaps under an ISDA Master Agreement with the Devonshire Trust (“Devonshire”), an asset-backed commercial paper conduit trust, were valid. On the same day, Devonshire purported to terminate the swaps on the ground that Barclays had failed to provide liquidity support to Devonshire’s commercial paper when required to do so. On September 7, 2011, the court ruled that Barclays early terminations were invalid, Devonshire’s early terminations were valid and, consequently, Devonshire was entitled to receive back from Barclays cash collateral of approximately C$533m together with accrued interest thereon. Barclays is appealing the court’s decision. If the court’s decision were to be unaffected by future proceedings, Barclays estimates that its loss would be approximately C$500m, less any impairment provisions taken by Barclays for this matter.

In addition, the CFTC, the Securities and Exchange Commission, the U.S. Department of Justice Fraud Section (“DOJ-FS”) and Antitrust Division, and the Financial Services Authority (“FSA”) are among various authorities conducting investigations into submissions made by Barclays Bank PLC (BCI's ultimate parent) and other panel members to the bodies that set various interbank offered rates, such as the London Interbank Offered Rate (“LIBOR”) and the Euro Interbank Offered Rate (“Euribor”). On June 27, 2012, Barclays PLC, Barclays Bank PLC and BCI (“Barclays”) announced that they had reached a settlement with the CFTC by entering into a Settlement Agreement with the CFTC (“CFTC Order”). A penalty of $200 million was paid by the Barclays entities in connection with the CFTC settlement. In addition to a $200m civil monetary penalty, the CFTC Order requires Barclays to cease and desist from further violations of specified provisions of the CEA and take specified steps to ensure the integrity and reliability of its benchmark interest rate submissions, including LIBOR and EURIBOR, and improve related internal controls. Amongst other things, the CFTC Order requires Barclays to make its submissions based on certain specified factors; implement firewalls to prevent improper communications including between traders and submitters; prepare and retain certain documents concerning submissions and retain relevant communications; implement auditing, monitoring and training measures concerning its submissions and related processes; make regular reports to the CFTC concerning compliance with the terms of the CFTC Order; and use best efforts to encourage the development of rigorous standards for benchmark interest rates. The full text of the CFTC Order is publicly available on the CFTC website. On June 27, 2012, Barclays also announced that it had reached a settlement with the FSA by entry into a Settlement Agreement and with DOJ-FS by entry into a Non-Prosecution Agreement with the U.S. Department of Justice. Barclays has agreed to pay total penalties of £290 million (sterling equivalent) in connection with these three resolutions with the CFTC, DOJ-FS and the FSA. In addition, Barclays Bank PLC announced that it has been granted conditional leniency from the Antitrust Division of the Department of Justice in connection with potential US antitrust law violations with respect to financial instruments that reference Euribor. On July 6, 2012, the U.K. Serious Fraud Office announced that it had decided formally to accept the LIBOR matter for investigation.
Also, according to the Barclays Bank PLC Form 20-F filing on March 13, 2013, Barclays and other banks have been named as defendants in class action and non-class action lawsuits pending in United States Federal Courts in connection with their roles as contributor panel banks to US Dollar LIBOR, the first of which was filed on April 15, 2011. The complaints are substantially similar and allege, amongst other things, that Barclays and the other banks individually and collectively violated various provisions of the Sherman Act, the Commodity Exchange Act, the Racketeer Influenced and Corrupt Organizations Act (“RICO”) and various state laws by suppressing or otherwise manipulating US Dollar LIBOR rates. The lawsuits seek an unspecified amount of damages and trebling of damages under the Sherman and RICO Acts. The proposed class actions purport to be brought on behalf of (amongst others) plaintiffs that (i) engaged in US Dollar LIBOR-linked over-the-counter transactions; (ii) purchased US Dollar LIBOR-linked financial instruments on an exchange; (iii) purchased US Dollar LIBOR-linked debt securities; (iv) purchased adjustable-rate mortgages linked to US Dollar LIBOR; or (v) issued loans linked to US Dollar LIBOR.

An additional class action was commenced on April 30, 2012 in the United States District Court for the SDNY against Barclays and other Japanese Yen LIBOR panel banks by plaintiffs involved in exchange-traded derivatives. The complaint also names members of the Japanese Bankers Association’s Euroyen TIBOR panel, of which Barclays is not a member. The complaint alleges, amongst other things, manipulation of the Euroyen TIBOR and Yen LIBOR rates and breaches of US antitrust laws between 2006 and 2010.

A further class action was commenced on July 6, 2012 in the SDNY against Barclays and other Euribor panel banks by plaintiffs that purchased or sold Euribor-related financial instruments. The complaint alleges, amongst other things, manipulation of the Euribor rate and breaches of the Sherman Act and the Commodity Exchange Act beginning as early as January 1, 2005 and continuing through to December 31, 2009. On August 23, 2012, the plaintiffs voluntarily dismissed the complaint.

On February 21, 2013, a class action was commenced in the United States District Court for the Northern District of Illinois against Barclays and other Euribor panel banks by plaintiffs that purchased or sold a NYSE LIFFE Euribor futures contract. The complaint alleges manipulation of the Euribor rate and violations of the Sherman Act beginning as early as June 1, 2005 and continuing through June 30, 2010.

In addition, Barclays has been granted conditional leniency from the Antitrust Division of the Department of Justice in connection with potential US antitrust law violations with respect to financial instruments that reference Euribor.
Barclays has also been named as a defendant along with four current and former Barclays officers and directors in a proposed securities class action pending in the SDNY in connection with Barclays role as a contributor panel bank to LIBOR. The complaint principally alleges that Barclays Annual Reports for the years 2006-2011 contained misstatements and omissions concerning (amongst other things) Barclays compliance with its operational risk management processes and certain laws and regulations. The complaint also alleges that Barclays daily US Dollar LIBOR submissions themselves constituted false statements in violation of US securities law. The complaint is brought on behalf of a proposed class consisting of all persons or entities (other than the defendants) that purchased Barclays sponsored American Depositary Receipts on an American securities exchange between July 10, 2007 and June 27, 2012. The complaint asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act 1934.
It is not practicable to provide an estimate of the financial impact of the potential exposure of any of the actions described or what effect if any that they might have upon operating results, cash flows or Barclays financial position in any particular period.
There have been no other administrative, civil or criminal actions, whether pending or concluded, against BCI within the last 5 years that would be considered to be material as defined in Section 4.24(l)(2) of the Regulations under the CEA. Neither BCI nor any affiliate, officer, director or employee thereof has passed on the merits of this prospectus or offering, or gives any guarantee as to the performance or any other aspect of the Fund.

THE FOREIGN CURRENCY PRIME BROKER
The Trust has entered into an agreement with The Royal Bank of Scotland plc for the provision of prime brokerage services to the Trust. This agreement is not exclusive and, accordingly, the Trust may from time to time use prime brokerage services from other sources. See “Risk Factors—Risks Related to Derivatives Contracts—When entering into foreign currency forward contracts, the Trust assumes the risk that its counterparties may become unable or unwilling to pay any amounts owed to the Trust” and “—Failure of the Clearing FCM to segregate assets or the insolvency of the Trust’s prime broker may increase losses.”
CONFLICTS OF INTEREST
General
Prospective investors should be aware that the Sponsor, the Advisor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor, the Advisor and the Trustee to the Shareholders.
The Sponsor, the Advisor and the Trustee want you to know that there are certain entities with which the Sponsor, the Advisor or the Trustee may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor, the Advisor and the Trustee (including BlackRock, Inc., and The PNC Financial Services Group, Inc., and each of their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)).
The activities of the Sponsor, the Advisor, the Trustee and the Affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its shareholders. One or more of the Sponsor, the Advisor, the Trustee or the Affiliates provide investment management services to other funds and discretionary managed accounts that may follow an investment program similar to that of the Trust. The Sponsor, the Advisor, the Trustee and the Affiliates collectively are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust and its shareholders. One or more of the Sponsor, the Advisor, the Trustee or one or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest.
Thus, it is likely that the Trust will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which the Sponsor, the Advisor, the Trustee or an Affiliate performs or seeks to perform investment banking or other services.
One or more of the Sponsor, the Advisor, the Trustee and one or more Affiliates may additionally engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Trust and/or that engage in and compete for transactions in the same types of assets as the Trust. The trading activities of the Sponsor, the Advisor, the Trustee and the Affiliates are carried out without reference to positions held directly or indirectly by the Trust and may result in the Sponsor, the Advisor, the Trustee or an Affiliate having positions that are adverse to those of the Trust.
No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, an Affiliate may compete with the Trust for appropriate investment opportunities. As a result of this and several other factors, the results of the Trust’s investment activities may differ from those of an Affiliate and of other accounts managed by an Affiliate and it is possible that the Trust and its shareholders could sustain losses during periods in which one or more Affiliate and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.
The Trust may, from time to time, enter into transactions in which other clients of the Sponsor, the Advisor, the Trustee or an Affiliate have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Trust. Transactions by one or more Affiliate-advised clients or the Sponsor, the Advisor, the Trustee or an Affiliate may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Trust.

The Trust’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates and/or their internal policies designed to comply with such restrictions. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Trust or who engage in transactions with or for the Trust, and may receive compensation for such services. The Trust may also make brokerage and other payments to Affiliates in connection with the Trust’s portfolio investment transactions.
The activities of the Sponsor, the Advisor, the Trustee or the Affiliates may give rise to other conflicts of interest that could disadvantage the Trust and its shareholders. The Sponsor, the Advisor and the Trustee have adopted policies and procedures designed to address these potential conflicts of interest.
The Sponsor
The Sponsor is an affiliate of the Trustee and the Advisor therefore, the Sponsor may have a conflict of interest with respect to its oversight of the Trustee or the Advisor. In particular, the Sponsor, which has authority to remove the Trustee and the Advisor in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities.
In addition, the Sponsor has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes different duties. The professional staff of the Sponsor also services other affiliates of the Sponsor and their respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources properly to manage the business and affairs of the Trust consistent with its or their respective duties to the Trust and others.
As described elsewhere in this prospectus, the Sponsor is entitled to receive from the Trust as the Sponsor’s Fee an allocation that accrues daily at an annualized rate equal to 0.95% of the Adjusted Net Asset Value of the Trust and is payable monthly in arrears. See “Business of the Trust—Computation of the Trust’s Net Asset Value.” This allocation may be higher than the amount the Trust would negotiate with an unaffiliated third party on an arm’s-length basis.
The Advisor
The Advisor may, from time to time, have conflicting demands in respect of its obligations to the Trust. The Advisor and its affiliates may engage in trading activities relating to derivative instruments that are not for the account of, or on behalf of, the Trust or the Shareholders. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Advisor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities, if they influence the value of the Portfolio, could be adverse to the interests of the Shareholders.
A conflict of interest may also arise where the Advisor finds that futures positions established for the benefit of the Trust, when aggregated with the Advisor’s positions in other accounts of the Advisor (or the proprietary or other positions of its principals or affiliates) approach or exceed the position limits set by the CFTC or the relevant futures exchange in a particular asset. All futures contracts managed by the Advisor and its affiliates in respect of a particular futures contract are combined for position limit purposes. It is possible that the Advisor may approach or reach such position limits and, if so, will have a conflict of interest among the various accounts it manages as to which accounts are allocated the limited contracts available. In addition, if the position limits are exceeded by the Advisor (or its principals or affiliates) in the opinion of the CFTC or other regulatory body, exchange, or board of trade, the Advisor may be forced to liquidate certain positions in order to comply with the applicable position limit requirements. In liquidating positions held on behalf of its accounts, however, the Advisor may choose not to liquidate positions held on behalf of the Trust in proportion to other accounts under its management. The result to the Trust would be a reduction in the potential for profit and/or potentially substantial losses should the exit of positions be at unfavorable prices by virtue of position limits. Although the Advisor may be able to achieve the same performance results with over-the-counter substitutes for futures contracts, the over-the-counter market may be subject to differing prices, lesser liquidity and greater counterparty credit risks than the regulated commodities exchanges.

Certain affiliates of the Advisor, including BTC, may currently or in the future offer products or pursue investment strategies that may utilize or include some or all of the strategies and/or exposures targeted by the Trust, or which may compete or conflict with the Trust’s activities. Further, a conflict of interest may also arise where the Advisor receives an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services in respect of certain accounts, other than the Trust, under its management. Unlike the asset-based fee arrangement established between the Advisor and the Trust, an account with an incentive-based fee arrangement would pay the Advisor a portion of that account’s gains or provide additional compensation if the Advisor meets or exceeds specified performance targets. It is possible that the Advisor may devote greater resources and allocate more investment opportunities to the accounts that have incentive-based fee arrangements, relative to other accounts under the Advisor’s management, including the Trust, in order to earn higher compensation. Although the Advisor intends to allocate resources and opportunities equitably among accounts under its management regardless of the existing fee arrangements, the Advisor may choose not to do so. The result would be a reduction in the potential opportunities for profit and adverse effect on the price of the Shares.
Moreover, the Sponsor, the Advisor and/or their affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares or with positions taken in the Portfolio. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor, the Advisor and their affiliates may affect the value of the Portfolio and the price of the Shares.
The Clearing FCM
The Clearing FCM receives a brokerage commission for futures interests transactions effected for the Trust. Customers of the Clearing FCM who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Trust. The Sponsor has a disincentive to replace the Clearing FCM as the Trust’s futures commission merchant because of the existing relationship between the two entities.
The Sponsor and the Clearing FCM may, from time-to-time, have conflicting demands in respect of their obligations to the Trust, and, in the future, to other commodity pools and accounts. It is possible that future pools that the Sponsor may become involved with may generate larger brokerage commissions, resulting in increased payments to the Clearing FCM.
In addition, the Clearing FCM may act from time-to-time as a futures commission merchant for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing FCM from such accounts may be more or less than the compensation received for brokerage services provided to the Trust. In addition, various accounts traded through the Clearing FCM (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Trust or may compete with the Trust for the same positions. The Clearing FCM may have a conflict of interest in its execution of trades for the Trust and for other customers. The Sponsor will, however, not retain any futures commission merchant for the Trust which the Sponsor has reason to believe would knowingly or deliberately favor any other customer over the Trust with respect to the execution of commodity trades.
The Clearing FCM benefits from executing orders for other customers, whereas the Trust may be harmed to the extent that the Clearing FCM has fewer resources to allocate to the Trust’s accounts due to the existence of such other customers. Certain officers or employees of the Clearing FCM may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.
The Trustee
The Trustee is authorized to appoint an unaffiliated Trust Administrator or agent to carry out all or some of its duties under the Trust Agreement, but it is able to terminate or replace the Trust Administrator or agent at any time, and is not required to delegate any of its duties to an unaffiliated third party.

No Distributions
The Sponsor has discretionary authority over all distributions made by the Trust. If the Sponsor determines that there is more cash being held in the Trust than is reasonably expected to be invested or needed to pay the Trust’s expenses in the near future, the Sponsor at its absolute discretion can direct the Trustee to distribute the extra cash to the Shareholders. The Trust has no obligation to make, and does not expect to make periodic distributions to Shareholders. The Sponsor receives greater Sponsor’s fees as the value of the Portfolio’s net assets increase.
Resolution of Certain Conflicts
The Trust Agreement provides that in the case of a conflict of interest among the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor or Trustee, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor or Trustee.

CERTAIN PERFORMANCE DATA
The following information is presented in accordance with CFTC regulations.
All summary performance information is given as of March 31, 2013. Performance information is set forth in accordance with CFTC regulations, since November 16, 2009.

Name of Pool:	iShares ® Diversified Alternatives Trust
Type of Pool:	Public, Exchange-Listed Commodity Pool
Date of Inception of Trading:	November 16, 2009
Aggregate Gross Capital Subscriptions(1) as of March 31, 2013:	$160,621,046
Net Asset Value as of March 31, 2013:	$56,693,977
Net Asset Value per Share as of March 31, 2013(2):	$51.54
Worst Monthly Drawdown(3):	3.03% (August 2011)
Worst Peak-to-Valley Drawdown(4):	7.43% (April 2011 - June 2012)

(1)	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
(2)	“Net Asset Value per Share” is the net asset value of the pool divided by the total number of Shares outstanding as of March 31, 2013.
(3)	“Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Drawdown is measured on the basis of monthly returns only, and does not reflect intra-month figures.
(4)	“Worst Peak-to-Valley Drawdown” is the greatest cumulative percentage decline in month-end Net Asset Value per Share due to losses sustained by the pool during any period in which the initial month-end Net Asset Value per Share is not equaled or exceeded by a subsequent month-end Net Asset Value per Share.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
Rate of Return:
Month	2013	2012	2011	2010	2009
January	0.43%	0.18%	1.57%	0.16%	n/a
February	0.65%	(0.47)%	0.84%	(0.77)%	n/a
March	0.31%	0.18%	(1.36)%	0.57%	n/a
April		(0.06)%	3.08%	1.01%	n/a
May		0.74%	(1.39)%	0.84%	n/a
June		(1.00)%	(0.12)%	(1.41)%	n/a
August		4.28%	(1.02)%	0.48%	n/a
August		(0.10)%	(3.03)%	(0.60)%	n/a
September		(1.76)%	(1.43)%	1.59%	n/a
October		0.22%	1.23%	0.95%	n/a
November		0.26%	(1.27)%	(0.27)%	(0.67)%
December		1.66%	(0.16)%	(0.69)%	(1.16)%
Year	1.40%	4.10%	(3.17)%	1.84%	(1.82)%
	(through March 2013)	(through December 2012)	(January - December 2011)	(January - December 2010)	(November - December 2009)

U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of the Shares. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares (a “U.S. Holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Shares by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (1) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark to market and dealers in securities or currencies, (2) persons that will hold Shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, (3) persons whose functional currency is not the U.S. dollar, or (4) persons that do not hold Shares as capital assets.
This summary is based on the Code, Treasury regulations, IRS rulings and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.
There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. The Sponsor has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the Shares. Prospective investors in the Shares should consult their tax advisors in determining the tax consequences of an investment in the Shares, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
Classification of the Trust
Clifford Chance US LLP has acted as counsel to the Trust in connection with this offering. The Trust has received the opinion of Clifford Chance US LLP to the effect that the Trust will not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to the Trust’s organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s Trust Agreement and this prospectus, and is conditioned upon factual representations and covenants made by the Trust, and the Sponsor regarding the Trust’s organization, operation, assets, activities, and conduct of the Trust’s operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that the Trust will meet the “qualifying income exception” described below and will not be engaged in a financial business, although there is no clear guidance on what constitutes a financial business under the tax laws.
While it is expected that the Trust will operate so that the Trust will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Trust is undertaking and the possibility of future changes in its circumstances, it is possible that the Trust will not so qualify for any particular year. Clifford Chance US LLP has no obligation to advise the Trust or the Trust’s Shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. The Trust’s taxation as a partnership will depend on the Trust’s ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below), the compliance with which will not be reviewed by Clifford Chance US LLP. Accordingly, no assurance can be given that the actual results of the Trust’s operations for any taxable year will satisfy the qualifying income exception.

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or in the future the Trust will be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “ qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income generally includes interest (other than certain contingent interest), gains from futures or forward contracts derived from investing in foreign currencies and income from certain commodities transactions. In addition, qualifying income generally also includes income from a notional principal contract (such as a credit default swap) if the income from the reference obligation would be qualifying income. In determining whether interest is treated as qualifying income for purposes of these rules, interest income derived from a “financial business” and income and gains derived by a “dealer” in securities are not treated as qualifying income. The Trust is expected to take the position that for purposes of determining whether it will be engaged in a financial business, portfolio investing activities that it will engage in will not cause the Trust to be engaged in a financial business or to be considered a “dealer” in securities. While it is expected that the Trust will satisfy the qualifying income exception, and qualify to be taxed as a partnership, there can be no assurance that the IRS would not successfully challenge the Trust’s compliance with the qualifying income requirements and assert that the Trust is a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
If, for any reason the Trust becomes taxable as a corporation for U.S. federal income tax purposes, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Trust would be required to pay income tax at corporate rates on its net income. Distributions by the Trust to the Shareholders would constitute dividend income taxable to such Shareholders, to the extent of the Trust’s earnings and profits, and the payment of these distributions would not be deductible by the Trust. These consequences would have a material adverse effect on the Trust, the Trust’s Shareholders and the value of the Shares.
If at the end of any taxable year the Trust fails to meet the qualifying income exception, the Trust may still qualify as a partnership if the Trust is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) the Trust agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether the Trust would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Trust’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving the Trust, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and the Trust retains its partnership qualification, the Trust or its Shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.
The remainder of this discussion assumes that the Trust will qualify to be taxed as a partnership for U.S. federal income tax purposes.
Distributions on the Shares
Distributions on the Shares generally will not be taxable to you, except to the extent that the cash you receive exceeds your adjusted tax basis in the Shares. Cash distributions in excess of your adjusted tax basis in the Shares generally will be treated as gain from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”
Upon a liquidating distribution of cash by the Trust (a distribution to you that terminates your interest in the Trust), you generally will recognize gain or loss from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Sale, Exchange or Other Taxable Disposition of Shares
Upon the sale, exchange or other taxable disposition of Shares, you generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and your adjusted tax basis in the Shares. Your adjusted tax basis in your Shares generally will be equal to the amount you paid for your Shares (1) increased by any income or gain of the Trust that is allocated to you, and by the amount of any contributions you make to the capital of the Trust as part of the creation of a Basket, and (2) decreased, but not below zero, by any loss or expense of the Trust that is allocated to you, and by the amount of any cash and the tax basis of any property distributed (or deemed distributed) to you. For a description of the allocation of income, gain, loss and expense to you, see “—Partnership Allocations and Adjustments.”
Creation and Redemption of Baskets
Holders of Shares other than Authorized Participants (or holders for which an Authorized Participant is acting) generally are not expected to recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Trust disposes of an asset in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to you. An Authorized Participant’s creation or redemption of a Basket also may affect the portion of the Trust’s tax basis in the Trust’s asset that is allocated to you.
Limitations on Deductibility of Certain Losses and Expenses
The deductibility for U.S. federal income tax purposes of a U.S. Holder’s share of losses and expenses of the Trust is subject to certain limitations, including, but not limited to, rules providing that: (1) you may not deduct the Trust’s losses that are allocated to you in excess of your adjusted tax basis in your Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax; ” and (4) a non-corporate U.S. Holder may deduct its share of expenses of the Trust only to the extent that such share, together with such non-corporate U.S. Holder’s other miscellaneous itemized deductions, exceeds 2% of such non-corporate U.S. Holder’s adjusted gross income. The Trust will report the Sponsor’s Fee as an expense of the kind subject to the limitation on miscellaneous itemized deductions. To the extent that a loss or expense that you cannot deduct currently is allocated to you, you may be required to report taxable income in excess of your economic income or cash distributions to you on the Shares. You are urged to consult your own tax advisor with regard to these and other limitations on your ability to deduct losses or expenses with respect to the Trust.
Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Trust has not yet determined whether they will make such an election. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180 month amortization provision and are not deductible.
Partnership Allocations and Adjustments
For U.S. federal income tax purposes, your share of the Trust’s income, gain, loss, deduction and other items will be determined by the Trust Agreement, unless an allocation under this agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect.
If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to you for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you. Holders with questions regarding partnership allocations and adjustments or other tax matters may obtain further information from the Sponsor at the following number: 1-800-iShares or 1-800-474-2737.
Monthly Allocation and Revaluation Conventions
In general, the Trust’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in the Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.
Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a Share as of the close of the last trading day of the preceding month will be treated as continuing to hold that Share until immediately before the close of the last trading day of the following month. As a result, a holder that is transferring its Shares or whose Shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.
The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for these purposes when the transfer is completed without regard to the Trust’s monthly convention for allocating income and deductions. In that event, the Trust’s allocation method might be viewed as violating that requirement.
In addition, for any month in which a creation or redemption of Shares takes place, the Trust generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Portfolio. This will result in the allocation of items of the Trust’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Portfolio at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.
As with the other allocations described above, the Trust generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Trust generally will credit or debit, respectively, the “ book” capital accounts of holders of existing Shares with any unrealized gain or loss in the Trust’s assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Trust’s assets at the time it acquires the Shares or (2) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Trust’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.
The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Trust’s monthly allocation or monthly revaluation convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Trustee and the Sponsor are authorized to revise the Trust’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in the Trust.
Section 754 Election
The Trust intends to make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. This election generally will require each purchaser of Shares to adjust its proportionate share of the tax basis in the Portfolio (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s Shares, as if the purchaser had acquired a direct interest in the Portfolio and will require the Trust to make a corresponding adjustment to its share of the tax basis in the Portfolio that will be segregated and allocated to the purchaser of the Shares. These adjustments are attributed solely to a purchaser of Shares and are not added to the tax basis of the Portfolio assets associated with other holders of Shares. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its Shares and the Trust’s corresponding inside basis in the Portfolio such that the amount of gain or loss that will be allocated to the purchaser on the disposition by the Trust of Portfolio assets will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its Shares. Depending on the relationship between a holder’s purchase price for Shares and its interest in the unadjusted share of the Trust’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.
The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to the Trust, the Trust will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by the Trust do not satisfy the technical requirements of the Code or the Treasury regulations and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.
In order to make the basis adjustments permitted by Section 754, the Trust will be required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Trust will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Trust will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Trust makes based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Shares and its interest in the inside basis in the Trust’s assets.
Constructive Termination
The Trust will experience a constructive termination for tax purposes if there is a sale or exchange of 50% or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Trust’s taxable year for all holders of Shares. In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the Trust’s taxable year may result in more than 12 months of its taxable income or loss being includable in its taxable income for the year of termination. The Trust would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Trust were unable to determine that the termination had occurred.
Borrowing of Shares
If your Shares are borrowed (or rehypothecated) by your broker and sold to a third party, for example as part of a loan to a “short seller” to cover a short sale of Shares, you may be considered as having disposed of those Shares. If so, you would no longer be a beneficial owner of a pro rata portion of the Shares during the period of the loan and may recognize gain or loss from the disposition. In addition, during the period of the loan, (1) the Trust’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by you, and (2) any cash distributions received by you with respect to those Shares could be fully taxable, likely as ordinary income. Accordingly, if you desire to avoid the risk of income recognition from a loan of your Shares, you should modify any applicable brokerage account agreements to prohibit your broker from borrowing your Shares.
These rules should not affect the amount or timing of items of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.
Information Reporting with Respect to Shares
The Trust will file a partnership return rather than a trust return. Generally, the amount and allocation of your share of the Trust’s items of income, gain, loss, deduction, expense and credit for U.S. federal income tax purposes, and the time when you receive your tax reporting information, should generally be the same as if the Trust were to file a trust return. However, the manner in which tax reporting information is provided to investors will be affected.
Tax information will be reported to investors on an IRS Schedule K-1 for each calendar year as soon as practicable after the end of each such year. Each Schedule K-1 provided to a holder of Shares will set forth the holder’s share of the Trust’s items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. Holder to complete its tax return with respect to its investment in the Shares.
Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.
As described above under “ Partnership Allocations and Adjustments—Monthly Allocation and Revaluation Conventions,” the partnership tax rules generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that certain adjustments be made based on daily valuations. These regulations do not contemplate monthly allocation conventions of the kind that will be used by the Trust. If the IRS does not accept the monthly reporting convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. The Trustee and the Sponsor are authorized to revise the Trust’s allocation method to comply with applicable law.
Tax Audits
Under the Code, adjustments in tax liability with respect to the Trust’s items generally will be made at the Trust level in a partnership proceeding rather than in separate proceedings with each Shareholder. The Sponsor will represent the Trust as its “Tax Matters Partner” during any audit and in any dispute with the IRS. Each Shareholder will be informed of the commencement of an audit of the Trust. In general, the Tax Matters Partner for the Trust may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the Shareholders.
Adjustments resulting from an IRS audit may require each Shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a Shareholder’s return could result in adjustments not related to the Trust’s returns as well as those related to the Trust’s returns.
The Tax Matters Partner will make some elections on the Trust’s behalf and on behalf of the Shareholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against the Trust’s Shareholders for items in the Trust’s returns. The Tax Matters Partner may bind a Shareholder with less than a 1% profits interest in the Trust to a settlement with the IRS unless that Shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the Shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any Shareholder having at least a 1% interest in profits or by any group of such Shareholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each Shareholder with an interest in the outcome may participate.

Treatment of Trust Income
The character and timing of income that the Trust earns from the positions in its investment strategy will depend on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, except as discussed below with respect to 1256 contracts, positions in currencies typically produce ordinary income and gains for U.S. federal income tax purposes. The IRS issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when an investor in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of the Trust’s investments, possibly with retroactive effect. As the Trust passes its items of income, gain and loss to Shareholders, any change in the manner in which the Trust accounts for these items could have an adverse impact on the Shareholders of the Trust.
Interest Income from U.S. Treasury Bills
Shareholders will take into account their share of ordinary income realized by the Trust from accruals of interest on Treasury Bills (“T-Bills”) held by the Trust. The Trust may hold T-Bills with “original issue discount,” in which case Shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Trust may also acquire T-Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Trust.
Section 1256 Futures and Forward Contracts
Many of the commodity futures contracts, foreign currency futures contracts and foreign currency forward contracts held by the Trust are expected to be “Section 1256 Contracts” (as such term is defined in Section 1256(b) of the Code). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts and foreign currency contracts. Under these rules, Section 1256 Contracts held by the Trust at the end of each taxable year of the Trust are treated for U.S. federal income tax purposes as if they were sold by the Trust for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as “marking to market”), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Trust in computing its taxable income for such year. If a Section 1256 Contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “ mark-to-market” rules.
With certain exceptions, capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Under certain circumstances, long-term capital gains recognized by individuals may qualify for reduced rates of tax. However, certain currency contracts that would be treated as Section 1256 Contracts nevertheless give rise to ordinary income or loss. If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts. Generally, a Section 1256 Contract does not include any “securities futures contract” or any option on such a contract.
Section 988 Transactions

Certain of the Trust’s trading activities will be “Section 988 transactions.” Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies. In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts which are Section 1256 contracts is generally characterized as capital gain or loss (as described above).
Certain Securities Futures Contracts
Generally, a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index, such as an index linked security futures contract. Generally, any gain or loss from the sale or exchange of a securities futures contract is treated as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates has (or would have) in the hands of the taxpayer. If the underlying security would be a capital asset in the taxpayer’s hands, then gain or loss from the sale or exchange of the securities futures contract would be capital gain or loss. Capital gain or loss from the sale or exchange of a securities futures contract to sell property (i.e., the short side of a securities futures contract) generally will be short-term capital gain or loss.
Mixed Straddle Election
The Code allows a taxpayer to elect to offset gains and losses from positions, which are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts. Pursuant to Temporary Regulations, the Trust may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations’ mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Trust will be accepted by the IRS.
Effect of Straddle Rules on Shareholder’s Securities Positions
The IRS may treat certain positions in securities held (directly or indirectly) by a Shareholder and its indirect interest in similar securities held by the Trust as “straddles” for U.S. federal income tax purposes. Shareholders should consult their tax advisers regarding the application of the “straddle” rules to their investment in the Trust.
Other Investments
In addition to Section 1256 Contracts, it is possible that the Trust will enter into forward contracts, futures contracts or other types of investments the timing and character of which will differ than that of Section 1256 Contracts.
Reportable Transactions
There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Trust or the Shareholders (1) if a Shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, the Trust’s material advisers could be required to maintain a list of persons investing in the Trust pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S.

Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.
Tax Exempt Organizations
An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Trust) in which it is a partner.
However, if a tax-exempt entity’s acquisition of a partnership interest is debt financed, or the partnership incurs “acquisition indebtedness,” all or a portion of the income or gain attributable to the “debt financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains. The income of the Trust will be passive investment income generally excluded from UBTI and the Trust will not incur “acquisition indebtedness.” Thus, if you are a tax-exempt entity and your acquisition of the Shares is not debt-financed, income with respect to the Shares will not be UBTI.
Taxation of Non-U.S. Holders of Shares
As used herein, the term “Non-U.S. Holder” means a beneficial owner of Shares that is not a U.S. Holder.
The Trust will conduct its activities in such a manner that a Non-U.S. Holder of the Shares who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares.
Non-U.S. persons treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income which is considered to be effectively connected with such U.S. trade or business. Non-U.S. persons that are corporations may also be subject to a 30% branch profits tax. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. There can be no assurance that the IRS will not assert successfully that some portion of the Trust’ s income is properly treated as effectively connected income with respect to the Trust’s Shareholders.
Subject to the discussion under “Foreign Account Tax Compliance,” in addition, if you are a Non-U.S. Holder, interest income allocable to you generally will be considered short-term interest not subject to U.S. withholding or income tax, or “portfolio interest” not subject to U.S. federal income or withholding tax provided that you meet certain requirements and you certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a U.S. person and provide your name and address and otherwise satisfy applicable documentation requirements.
Subject to the discussion under “Foreign Account Tax Compliance” and the discussion below, you generally will not be subject to U.S. federal income tax on gains on the sale of the Shares or on your share of the Trust’s gains. However, in the case of an individual Non-U.S. Holder, such holder will be subject to U.S. federal income tax on gains on the sale of Shares or such holder’s share of the Trust’s gains if such Non-U.S. Holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Foreign Account Tax Compliance
The Foreign Account Tax Compliance provisions of the recently enacted U.S. Hiring Incentives to Restore Employment Act (“HIRE”) generally impose a new reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the new rules are designed to require U.S. persons’ direct and indirect ownership of Non-U.S. accounts and Non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership.
The new rules will subject a Non-U.S. Holder’s share of Withholdable Payments and a portion of other payments from Non-U.S. entities (who have entered into FFI Agreements (as defined below)) (“Passthru Payments”) to 30% withholding tax unless such holder provides information, representations and waivers of Non-U.S. law as may be required to comply with the provisions of the new rules. A Non-U.S. Holder that is treated as a “ foreign financial institution” will generally be subject to withholding unless it enters into an agreement (a “FFI Agreement”) with the IRS with respect to the foregoing, including reporting certain information to the IRS regarding its U.S. accountholders and those of its affiliates. The new withholding rules generally apply to U.S. source payments made after December 31, 2013 and to other Passthru Payments and the disposition proceeds of U.S. securities after December 31, 2016.
The application of the new withholding rules to a sale or other disposition of an interest in a partnership is unclear, but it is possible that the gross proceeds of the sale or other disposal of an interest in the Trust will be subject to tax under the new withholding rules if such proceeds are treated as an indirect disposal of the Non-U.S. Holder’s interest in assets that can produce U.S. source interest or dividends, unless the selling Non-U.S. Holder provides appropriate reporting information. Holders should consult their own advisors regarding the requirements under HIRE with respect to their own situation.
Backup Withholding
The Trust will be required in certain circumstances to backup withhold on certain payments paid to non-corporate holders of Shares who do not furnish to the Trust their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Certain State, Local and Foreign Income Tax Matters
In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Trust. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Trust generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. One or more states may impose reporting requirements on the Trust and/or the Shareholders. Investors should consult with their own advisors as to the applicability of such rules in jurisdictions which may require or impose a filing requirement.
The Trust’s Sponsor is based in the State of Delaware and is wholly-owned by BlackRock California Holdings LLC, which is located in the State of California. If the Trust is engaged in a trade or business in Delaware, California or elsewhere, each Shareholder may be required to file an income tax return each year in such jurisdictions and would be taxed based on its income that is attributable to such jurisdictions.
Each Shareholder may be required to file returns and pay state and local tax on its share of Trust income in the jurisdiction in which it is a resident and/or other jurisdictions in which income is earned by the Trust. The Trust may be required to withhold and remit payment of taxes to one or more state or local jurisdictions on behalf of the Shareholders. Any amount withheld generally will be treated as a distribution to each particular Shareholder. However, an individual Shareholder may be entitled to a deduction or credit against tax owed to his or her state of residence for income taxes paid to other state and local jurisdictions where the Shareholder is not a resident.

In general, where a tax (including, without limitation, a state or local tax) is levied on the Trust, the amount of which is levied in whole or in part based on the status or identity of a Shareholder, such tax will be allocated as an expense attributable to that Shareholder and the amount will be withheld from any distribution to such Shareholder.
State and local taxes may be significant. Prospective Shareholders are urged to consult their tax advisors with respect to the state and local tax consequences of acquiring, holding and disposing of the Trust’s Shares.
Foreign Taxes
It is possible that certain interest received by the Trust from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Trust may also be subject to capital gains taxes in some of the foreign countries where it purchases and sells foreign debt obligations. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax the Trust will pay since the amount of the Trust’s assets to be invested in various countries is not known.
Shareholders will be informed by the Trust as to their proportionate share of any foreign taxes paid by the Trust, which they will be required to include in their income. Shareholders generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes. A Shareholder that is tax-exempt will not ordinarily benefit from such credit or deduction.
Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Shareholder’s federal tax (before the credit) attributable to its total foreign source taxable income. A Shareholder’s share of the Trust’ s interest from non-U.S. debt securities generally will qualify as foreign source income. Generally, the source of gain and loss realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a partnership, the determining factor is the residence of the partner. Thus, absent a tax treaty to the contrary, the gains and losses from the sale of securities allocable to a Shareholder that is a U.S. resident generally will be treated as derived from U.S. sources (even though the securities are sold in foreign countries). Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.
Prospective investors should note that the limitation on the foreign tax credit is applied separately to foreign source passive income, such as interest. In addition, for foreign tax credit limitation purposes, the amount of a Shareholder’s foreign source income is reduced by various deductions that are allocated and/ or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any Shareholder who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Trust will be treated as owned by the investors in the Trust and indebtedness incurred by the Trust will be treated as incurred by investors in the Trust.
Because of these limitations, Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Trust. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Shareholder, investors are advised to consult their own tax advisers.
New Legislation or Administrative or Judicial Action
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in unfavorable precedent or authority on issues for which there was previously no clear precedent or authority as well as revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting the Trust or the Trust’s Shares will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in the Trust’s Shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. For example, changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for the Trust to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes. The Trust and its Shareholders could be adversely affected by any such change in, or any new, tax law, regulation or interpretation.

ERISA AND RELATED CONSIDERATIONS
ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the fiduciary responsibility provisions of ERISA, as set forth in Title I thereof, (b) plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, (c) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each of the foregoing, a “Plan”) and (d) persons who have certain specified relationships to such Plans (“Parties in Interest” under ERISA and “Disqualified Persons” under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Life Insurance Co. v. Harris Trust & Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.
Acquisition of Shares
The Sponsor, the Advisor, the Trustee and the Authorized Participants may be Parties in Interest or Disqualified Persons with respect to a number of Plans. Accordingly, the purchase of Shares by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Section 406 of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by or for the benefit of Party in Interest or Disqualified Person of assets of a Plan). Such transactions may be subject to one or more statutory or administrative exemptions, such as Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions with non-fiduciary service providers; Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager;” PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager.” Even if all of the conditions specified in one of the foregoing exemptions were satisfied, however, there can be no assurance that such exemption would apply to all of the prohibited transactions that could be deemed to arise in connection with a Plan’s purchase of Shares.
Because of the possibility that a prohibited transaction could occur as a result of the transfer of assets between a Plan and an Authorized Participant, no such transfer shall occur unless such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Accordingly, each Plan and its fiduciary will be deemed to have represented, in connection with a transfer of assets between the Plan and an Authorized Participant, that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Plan Asset Rules
Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor (the “DOL”) at 29 C.F.R. Section 2510.3-101 (together with Section 3(42) of ERISA, the “Plan Asset Rules”), as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an “equity interest” will be deemed for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Rules define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Shares should be treated as “equity interests” for purposes of these rules.
One exception provides that an investing Plan’s assets will not include any of the underlying assets of an entity if the equity interest acquired by the Plan is a “publicly-offered security.” A publicly-offered security is defined in the Plan Asset Rules as a security that (a) is freely transferable, (b) is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (c) either (i) part of a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the public offering occurred.
It is anticipated that the Shares will constitute publicly-offered securities under the Plan Asset Rules. Accordingly, Shares purchased by a Plan, but not the assets held in the Trust, should be treated as assets of the Plan for purposes of applying the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.
General Investment Considerations
Any Plan fiduciary that proposes to cause a Plan to purchase Shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions to or exemptions from the prohibited transaction provisions of ERISA and the Code are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the Shares. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA.
Certain employee benefit plans, including non-U.S. pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, are not subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code. Also, some non-U.S. plans and governmental plans may be subject to non-U.S. laws, or U.S. federal, state or local laws, that are, to a material extent, similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. Each fiduciary of a plan subject to such a similar law should make its own determination as to whether an investment in the Shares complies with all applicable requirements under such law.
The sale of Shares to a Plan is in no respect a representation by the Trust, the Sponsor, an Authorized Participant or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally any particular Plan.

PLAN OF DISTRIBUTION
The Trust intends, on a continuous basis, to issue Baskets to Authorized Participants in exchange for a consideration per Share equal to the net asset value per Share announced by the Trust on the first Business Day immediately following the day when the purchase order is received by the Trust. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the Securities Act.
By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it creates.
Authorized Participants that offer Shares from the Baskets they create to the public do so at a per-Share offering price that varies depending upon, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share in respect of which it is acting as a statutory underwriter over the price paid by that Authorized Participant in connection with the creation of that Share in a Basket may be deemed to be underwriting compensation. However, such underwriting compensation, together with any other underwriting compensation received in connection with the offering (if any), will not exceed 10% of the gross proceeds in accordance with FINRA Rule 2310.
The Trust will not pay a selling commission or any other compensation to any Authorized Participant in connection with the creation of Baskets. Investors that purchase Shares through a commission/fee- based brokerage account may, however, pay commissions/fees charged by the brokerage account. It is recommended that investors review the terms of their brokerage accounts for details on applicable charges.
Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the Securities Act.
The Sponsor intends that sales be made through broker-dealers who are members of the FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’ s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.
In connection with any offering of the Shares outside the United States, the Authorized Participants are expected to comply with the following:
European Economic Area
In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each of which is referred to in this prospectus as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which is referred to in this prospectus as the

Relevant Implementation Date, Authorized Participants will not make an offer of the Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that Authorized Participants may, with effect from and including the Relevant Implementation Date, make an offer of Shares to the public in that Relevant Member State at any time:
a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive (as defined below), 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or
c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Shares shall result in a requirement for the publication by the Trust or any manager of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of this provision, an “offer of Shares to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in each member state) and includes any relevant implementing measure in each Relevant Member State. The “2010 PD Amending Directive” means Directive 2010/73/EU. References to “€” are to euros.
The European Economic Area selling restriction stated above is in addition to any other selling restrictions set out below.
United Kingdom
Authorized Participants will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Trust.
In addition, Authorized Participants will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.
As the Trust may be a collective investment scheme as defined in the FSMA and the Trust has not been authorized, or otherwise recognized or approved, by the Financial Services Authority which, as an unregulated scheme, accordingly cannot be promoted in the United Kingdom to the general public, Authorized Participants will promote the Trust in the United Kingdom only in accordance with applicable law and regulation (1) if such promotion is carried out through an Authorized Person, (i) to persons who are investment professionals having professional experience in participating in unregulated schemes (only as defined in Article 14(5) of the FSMA (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (as amended) (the “CIS Order”)) or (ii) to persons who are within any of the categories of persons described in Article 22 of the CIS Order; (2) if such promotion is not carried out through an Authorized Person, in circumstances permitted by the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended); or (3) to persons to whom this prospectus may otherwise lawfully be communicated (such persons together are referred to as “relevant persons”).
This prospectus must not be acted upon or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons. Persons of any other description in the United Kingdom may not receive and should not act or rely on this document or any other marketing materials relating to the Trust or the Shares.

Potential investors in the United Kingdom are advised that all or most of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the Shares and that compensation will not be available under the United Kingdom’s Financial Services Compensation Scheme.
Canada
The offering of the Shares will be made on a private placement basis in Canada (in the provinces of British Columbia, Ontario and Québec) (1) through the Authorized Participants or their affiliates or other persons who are permitted under applicable securities laws or have available exemptions to offer and sell the Shares in Canada; and (2) solely to purchasers who are entitled under applicable provincial securities laws to purchase the Shares without the benefit of a prospectus qualified under the securities laws. This prospectus is not, and under no circumstances is to be construed as, an advertisement or a public offering of the Shares in Canada. No securities commission or similar authority in Canada has reviewed or in any way passed upon this document or the merits of the Shares, and any representation to the contrary is an offence. No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference into this prospectus and any decision to purchase the Shares in Canada should be based solely on information contained or incorporated by reference in this prospectus.
Resale Restrictions
The Shares have not been nor will they be qualified for sale to the public under applicable Canadian securities laws and, accordingly, any offer and sale of the Shares in Canada will be made on a basis which is exempt from the prospectus requirements of Canadian securities laws. Any resale of the Shares must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of those laws. In addition, in order to comply with the dealer registration requirements of Canadian securities laws, any resale of the Shares must be made either by a person not required to register as a dealer under applicable Canadian securities laws, or through an appropriately registered dealer or in accordance with an exemption from the dealer registration requirements. These Canadian resale restrictions may in some circumstances apply to resales made outside of Canada. Canadian investors are advised to seek Canadian legal advice prior to any resale of the Shares.
Representations and Agreement by Canadian Purchasers
Each purchaser of the Shares in Canada will be deemed to have represented to the Trust and any dealer participating in the sale of the Shares that the purchaser: (a) is resident in one of the provinces of British Columbia, Ontario or Québec and is entitled under applicable securities laws to purchase the Shares without the benefit of a prospectus qualified under those laws; (b) is basing its investment decision solely on this prospectus and not on any other information concerning the Trust or the offering of the Shares; (c) has reviewed and acknowledges the terms referred to above under the heading “Resale Restrictions”; (d) is an “accredited investor” as defined in National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”) and, if relying on subsection (m) of the definition of that term, is not a person created or being used solely to purchase or hold securities as an accredited investor; (e) is a “permitted client” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations, or as otherwise interpreted and applied by the Canadian Securities Administrators; and (f) is either purchasing the Shares as principal for its own account, or is deemed to be purchasing the Shares as principal by applicable law.
Each purchaser of the Shares in Canada hereby agrees that it is the purchaser’s express wish that all documents evidencing or relating in any way to the sale of the Shares be drafted in the English language only. Chaque acheteur au Canada des valeurs mobilières reconnaît que c’est sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des valeurs mobilières soient ré digés uniquement en anglais.
Indirect Collection of Personal Information
By purchasing the Shares, each purchaser in Canada acknowledges that its name and other specified information, including the number of Shares it has purchased, may be disclosed to Canadian securities regulatory authorities and become available to the public in accordance with the requirements of applicable laws. The purchaser consents to the disclosure of that information. By purchasing the Shares, any Ontario purchaser acknowledges that personal information such as the purchaser’s name will be delivered to the Ontario Securities Commission (the “OSC”) and that such personal information is being collected indirectly by the OSC under the authority granted to it in securities legislation for the purposes of the administration and enforcement of the securities legislation of Ontario. By purchasing the Shares, any Ontario purchaser shall be deemed to have authorized such indirect collection of personal information by the OSC. Questions about such indirect collection of personal information should be directed to the OSC’s Administrative Support Clerk, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or to the following telephone number: (416) 593-3684.
Rights of Action (Ontario Purchasers)
Ontario Rule 45-501 provides that when an offering memorandum, such as this prospectus, is delivered to an investor to whom securities are distributed in reliance upon the “accredited investor” prospectus exemption in Section 2.3 of NI 45-106, the right of action referred to in Section 130.1 of the Securities Act (Ontario) (“Section 130.1”) is applicable unless the prospective purchaser is:
(a)	a Canadian financial institution, meaning either:
(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section473(1) of that Act;
(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;
(b)	a Schedule III bank, meaning an authorized foreign bank named in Schedule III of the Bank Act (Canada),
(c)	The Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada), or
(d)	a subsidiary of any person referred to in paragraphs (a), (b) or (c), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by the directors of the subsidiary.
Section 130.1 provides purchasers who purchase securities offered by an offering memorandum with a statutory right of action against the issuer of securities and any selling security holder for rescission or damages in the event that the offering memorandum or any amendment to it contains a “misrepresentation”, without regard to whether the purchaser relied on the “misrepresentation.” “Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading in light of the circumstances in which it was made.
In the event that this prospectus, together with any amendment, is delivered to a prospective purchaser of the Shares in connection with a trade made in reliance on Section 2.3 of NI 45-106, and this prospectus contains a misrepresentation which was a misrepresentation at the time of purchase of the Shares, the purchaser will have a statutory right of action against the Trust for damages or, while still the owner of the Shares, for rescission, in which case, if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages, provided that:
(a)	no action shall be commenced more than, in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or in the case of any other action, the earlier of (i) 180 days after the plaintiff first had knowledge of the facts giving rise to the cause of action, or (ii) three years after the date of the transaction that gave rise to the cause of action;
(b)	the defendant will not be liable if it proves that the purchaser purchased the Shares with knowledge of the misrepresentation;
(c)	the defendant will not be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the Shares as a result of the misrepresentation relied upon;
(d)	in no case will the amount recoverable exceed the price at which the Shares were offered to the purchaser; and

(e)	the statutory right of action for rescission or damages is in addition to and does not derogate from any other rights or remedies the purchaser may have at law.
This summary is subject to the express provisions of the Securities Act (Ontario) and the regulations and rules made under it, and you should refer to the complete text of those provisions.
Enforcement of Legal Rights
The Trust, the Sponsor, the Advisor, the Trustee and the Affiliates are likely to be located outside of Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon the Trust or those persons. All or a substantial portion of the assets of the Trust and those persons is likely to be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Trust or those persons in Canada or to enforce a judgment obtained in Canadian courts against the Trust or those persons outside of Canada.
Each purchaser acknowledges that it has been notified that: (i) the Authorized Participants may not be registered as securities dealers in any province or territory of Canada; (ii) all or substantially all of the assets of the Authorized Participants may be situated outside of Canada; and (iii) there may be difficulty enforcing legal rights against the Authorized Participants for these reasons.
Japan
A securities registration statement has not been filed under Article 4, Paragraph 3 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) in relation to the solicitations for offer of the Shares since such solicitations constitute a private placement to qualified institutional investors under Article 2, Paragraph 3, Item 2 i of the Financial Instruments and Exchange Law of Japan.
Acquirers of the Shares shall not transfer or resell them except where a transferee is a qualified institutional investor under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the Financial Instruments and Exchange Law of Japan (the Ministry of Finance Ordinance No. 14, as amended).
The offering and sale of the Shares in Japan can only be effected through a licensed Type 1 Financial Instruments Dealing Firm (Type 1 FIDF) (Daiisshu kinyu shouhin torihiki gyosha). The prospectus cannot be distributed in Japan other than to a licensed Type 1 FIDF.
Switzerland
The Trust has not been approved by the Swiss Financial Market Supervisory Authority FINMA as a foreign collective investment scheme pursuant to Article 120 of the Swiss Collective Investment Scheme Act of June 23, 2006 (the “CISA”). Accordingly, the Shares may not be publicly offered in or from Switzerland and neither this prospectus nor any other offering materials relating to the Trust and/or the Shares may be made available through a public offering in or from Switzerland. The Shares may only be offered and this prospectus may only be distributed in or from Switzerland to qualified investors (as defined in the CISA and its implementing regulations) and/or to a limited circle of investors, without any public offering. This prospectus does not constitute a prospectus according to articles 652a or 1156 of the Swiss Federal Code of Obligations and has been prepared without regard to the disclosure standards for issuance prospectuses under these provisions.
Singapore
The offer or invitation which is the subject of this prospectus is not allowed to be made to the retail public in Singapore. This prospectus is not a “prospectus” as defined in the Securities and Futures Act, Chapter 289 of Singapore (“SFA”). Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. You should consider carefully whether the investment is suitable for you. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Shares may not be circulated or distributed, nor may Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 304 of the SFA, (ii) to a relevant person (as defined in Section 305(5) of the SFA), or any person pursuant to Section 305(2), and in accordance with the conditions specified in Section 305 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.
Where Shares are subscribed or purchased under Section 304 of the SFA, such Shares may not be subsequently sold to any person other than another institutional investor pursuant to Section 304 of the SFA.
Where Shares are subscribed or purchased under Section 305 by a relevant person that is:
(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Shares pursuant to an offer made under Section 305 except:
(1)	to an institutional investor (as defined under Section 4A of the SFA) or to a relevant person (as defined in Section 305(5) of the SFA), or which arises from an offer referred to in Section 275(IA) of the SFA (in the case of that corporation) or Section 305A(3)(i)(B) of the SFA (in the case of that trust);
(2)	where no consideration is or will be given for the transfer; or
(3)	where the transfer is by operation of law.
Germany
The Shares have not been notified to, registered with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht – BaFin) for public offer or public distribution under German law.
Accordingly, the Shares may not be offered or distributed to or within Germany by way of a public offer or distribution within the meaning of applicable German laws, public advertisement or in any similar manner. This prospectus and any other document relating to the Shares, as well as information contained therein, may not be supplied to the public in Germany or used in connection with any offer for subscription of the Shares to the public in Germany or any other means of public marketing.
This prospectus and any other document relating to the offer of the Shares are strictly confidential and may not be distributed to any person or entity other than the recipient hereof to whom this prospectus is personally addressed.
The receipt of this prospectus by any person, as well as information contained therein or supplied herewith or subsequently communicated to any person in connection with any offer for subscription is not to be taken as constituting the giving of investment advice to such person: Each such person should make its own independent assessment of the merits or otherwise of acquiring the Shares and should take its own professional advice.
Spain
The Trust has not been registered with the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores or “CNMV”). Therefore, the Shares may not be sold, offered, or distributed in Spain in circumstances which could constitute marketing of collective investment schemes as defined in the Spanish Law on Investment Collective Schemes (Ley 35/2003, de 4 de Noviembre, de Instituciones de Inversión Colectiva) and the regulations approved thereunder.

Neither this Prospectus nor any other offering materials in relation to the Trust have been registered with the CNMV and therefore they are not intended for the marketing of the Shares in Spain.
This Prospectus and any other materials relating to the Shares are strictly confidential and may not be distributed to any person or entity other than its recipients.
The Netherlands
The Shares described herein may not, directly or indirectly, be offered or acquired in The Netherlands, and this prospectus may not be circulated in The Netherlands as part of initial distribution or at any time thereafter, except to qualified investors within the meaning of Section 1:1 of the Financial Markets Supervision Act (Wet op het financieel toezicht), as amended from time to time.
Italy
This prospectus is solely intended for the individuals to whom it is delivered and may not be considered or used as an offering of Shares in the Trust within the meaning of, and for the purposes of, section 42 and section 93-bis and seq. of Legislative Decree No 58 of 24 February 1998, as subsequently amended.
In addition, any person who is in possession of this prospectus understands that the Trust has not been and will not be authorized by the Bank of Italy to offer the Shares to Italian residents pursuant to section 42 of Legislative Decree No 58 of 24 February 1998. Accordingly, the Shares may not be offered, sold or delivered and neither this prospectus nor any other offering material relating to the Shares may be distributed or made available to Italian residents. This prospectus cannot be construed as a solicitation by any person to investors in Italy to subscribe for the Shares.
Individual sales of the Shares to any person in Italy may only be made according to Italian securities, tax and other applicable laws and regulations.
Hong Kong
This prospectus and its contents have not been reviewed by any regulatory authority in Hong Kong. Accordingly, no person may issue any invitation, advertisement or other document relating to the Shares whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance and the Securities and Futures (Professional Investor) Rules made thereunder.
You are advised to exercise caution in relation to the offer contained in this document. If you are on any doubt regarding the contents of this document, you should obtain independent professional advice.
France
This Prospectus has not been approved by the French regulator, the Autorité des marchés financiers. Accordingly, the Shares may not be offered for subscription or sale and will not be offered for subscription or sale in France.
Neither this Prospectus nor any other offering material relating to the offer of the Shares may be distributed or caused to be distributed in France or used in connection with any offer for subscription or sale of the Shares in France.
*   *    *
Any Authorized Participant may make a market in the Shares. However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares.
The Shares are listed on NYSE Arca under the symbol “ALT.”

LEGAL MATTERS
The validity of the Shares has been passed upon for the Sponsor by Richards, Layton & Finger, P.A. Clifford Chance US LLP, as special United States tax counsel to the Sponsor, has provided an opinion regarding certain federal income tax matters relating to the Trust and the Shares.
EXPERTS
The financial statements as of December 31, 2012 and December 31, 2011 and for the years ended December 31, 2012, 2011, and 2010 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, including the exhibits to the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust and the Shares, please refer to the registration statement, which you may inspect without charge at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.
The current prospectus for the Trust, which may be updated from time to time pursuant to SEC and CFTC rules, is available online at www.ishares.com as well as at the SEC website referred to above.
The Trust is subject to the informational requirements of the Exchange Act, and the Sponsor and the Trustee will, on behalf of the Trust, file certain reports and other information with the SEC. These reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.
The Trustee will furnish you with annual reports as required by the rules and regulations of the SEC, as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust. The monthly Account Statements for the Trust that are required to be prepared under the CFTC’s rules will be published online at www.ishares.com. You also will be provided with appropriate information to permit you, on a timely basis, to file your U.S. federal and state income tax returns with respect to your Shares. Additional reports may be posted online at www.ishares.com in the discretion of the Sponsor or the Trustee or as required by regulatory authorities.

Report of Independent Registered Public Accounting Firm
To the Sponsor, Trustee and Shareholders of
iShares® Diversified Alternatives Trust:
In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of iShares® Diversified Alternatives Trust (the “Trust”) at December 31, 2012 and 2011, and the results of its operations and its cash flows for the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Sponsor’s management. Our responsibility is to express opinions on these financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 28, 2013

iShares® Diversified Alternatives Trust
Statements of Financial Condition
At December 31, 2012 and 2011
	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$ 2,046,676	$ 3,686,978
Cash and cash equivalents held at brokers (restricted)	1,232,071	1,401,234
Foreign currencies held at brokers (restricted)(a)	3,160,715	7,504,546
Short-term investments	44,227,184	74,597,056
Interest receivable	669	2,333
Unrealized appreciation on forward currency contracts (Note 9)	1,848,177	3,723,647
Net unrealized depreciation on futures contracts (Note 9)	(163,050)	(152,172)
Total Assets	$52,352,442	$ 90,763,622
Liabilities and Shareholders’ Capital
Current Liabilities
Sponsor’s fees payable	$ 42,899	$ 74,427
Due to brokers	—	100,000
Unrealized depreciation on forward currency contracts (Note 9)	1,482,107	2,695,336
Total Liabilities	1,525,006	2,869,763
Commitments and Contingent Liabilities (Note 7)	—	—
Shareholders’ Capital
Redeemable capital Shares, no par value, unlimited amount authorized (at redemption value) – 1,000,000 issued and outstanding at December 31, 2012 and 1,800,000 issued and outstanding at December 31, 2011	50,809,436	87,879,459
Additional paid-in capital	18,000	14,400
Total Shareholders’ Capital	50,827,436	87,893,859
Total Liabilities and Shareholders’ Capital	$52,352,442	$ 90,763,622

(a)	Cost of foreign currencies at December 31, 2012 and 2011: $3,092,994 and $7,615,973, respectively.
See notes to financial statements.

iShares® Diversified Alternatives Trust
Statements of Operations
For the years ended December 31, 2012, 2011 and 2010
	Years Ended December 31,
	2012	2011	2010
Investment Income
Interest	$ 71,468	$ 125,182	$ 111,049
Total investment income	71,468	125,182	111,049
Expenses
Sponsor’s fees	611,914	1,146,228	634,698
Brokerage commissions and fees	56,867	87,185	41,174
Total expenses	668,781	1,233,413	675,872
Net investment loss	(597,313)	(1,108,231)	(564,823)
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Short-term investments	8,539	13,430	199
Forward currency contracts	2,006,721	(3,234,749)	699,926
Futures contracts	1,310,278	(2,748,162)	3,045,389
Net change in unrealized appreciation/ depreciation on:
Foreign currency translations	179,148	(207,584)	102,402
Forward currency contracts	(662,241)	1,152,214	(175,836)
Futures contracts	(10,878)	1,891,124	(1,917,712)
Net realized and unrealized gain (loss)	2,831,567	(3,133,727)	1,754,368
Net gain (loss)	$ 2,234,254	$ (4,241,958)	$ 1,189,545
Net gain (loss) per Share	$ 1.72	$ (1.78)	$ 0.88
Weighted-average Shares outstanding	1,296,995	2,388,493	1,346,575
See notes to financial statements.

iShares® Diversified Alternatives Trust
Statements of Changes in Shareholders’ Capital
For the years ended December 31, 2012, 2011 and 2010
	Years Ended December 31,
	2012	2011	2010
Shareholders’ Capital, Beginning of Period	$ 87,893,859	$110,938,681	$ 14,855,197
Contributions	4,964,085	40,581,012	94,893,939
Redemptions	(44,264,762)	(59,383,876)	—
Net investment loss	(597,313)	(1,108,231)	(564,823)
Net realized gain (loss) on:
Short-term investments	8,539	13,430	199
Forward currency contracts	2,006,721	(3,234,749)	699,926
Futures contracts	1,310,278	(2,748,162)	3,045,389
Net change in unrealized appreciation/depreciation on:
Foreign currency translations	179,148	(207,584)	102,402
Forward currency contracts	(662,241)	1,152,214	(175,836)
Futures contracts	(10,878)	1,891,124	(1,917,712)
Shareholders’ Capital, End of Period	$ 50,827,436	$ 87,893,859	$110,938,681
Net Asset Value per Share, End of Period	$ 50.83	$ 48.83	$ 50.43
See notes to financial statements.

iShares® Diversified Alternatives Trust
Statements of Cash Flows
For the years ended December 31, 2012, 2011 and 2010
	Years Ended December 31,
	2012	2011	2010
Cash Flows from Operating Activities
Net gain (loss)	$ 2,234,254	$ (4,241,958)	$ 1,189,545
Adjustments to reconcile net gain (loss) to net cash provided by (used in) operating activities:
Purchases of short-term investments	(160,258,040)	(350,098,480)	(188,417,529)
Sales/maturities of short-term investments	190,694,230	375,878,478	101,756,444
Accretion of discount	(57,779)	(101,684)	(102,982)
Net realized gain on short-term investments	(8,539)	(13,430)	(199)
Change in operating assets and liabilities:
Cash and cash equivalents held at brokers (restricted)	169,163	1,294,227	(1,978,071)
Foreign currencies held at brokers, at cost (restricted)	4,522,979	(785,723)	(6,266,078)
Interest receivable	1,664	(499)	(829)
Net unrealized appreciation (depreciation) on futures contracts	45,123	(1,907,734)	1,906,344
Sponsor’s fees payable	(31,528)	(15,308)	78,083
Due to brokers	(100,000)	100,000	—
Net cash provided by (used in) operating activities	37,211,527	20,107,889	(91,835,272)
Cash Flows from Financing Activities
Contributions	4,964,085	40,581,012	94,893,939
Redemptions	(44,264,762)	(59,383,876)	—
Net cash provided by (used in) financing activities	(39,300,677)	(18,802,864)	94,893,939
Effect of exchange rate changes on cash	448,848	(928,020)	84,707
Net increase (decrease) in cash and cash equivalents	(1,640,302)	377,005	3,143,374
Cash and Cash Equivalents
Beginning of period	3,686,978	3,309,973	166,599
End of period	$ 2,046,676	$ 3,686,978	$ 3,309,973
See notes to financial statements.

iShares® Diversified Alternatives Trust
Schedule of Investments
At December 31, 2012
Face Amount	Security Description	Fair Value
	United States Treasury bills:
$ 400,000	0.15% due 4/04/13	$ 399,849
400,000	0.14% due 4/18/13	399,832
350,000	0.14% due 5/02/13	349,830
400,000	0.13% due 5/23/13	399,795
20,000,000	0.11% due 6/13/13	19,990,492
22,700,000	0.12% due 6/20/13	22,687,386
	Total United States Treasury bills – 87.01%(a)	$ 44,227,184

(a)	Percentage is based on shareholders’ capital.
•	As of December 31, 2012, open forward currency contracts held by the Trust were as follows:

Settlement Date	Currency to be Delivered	Amount to be Delivered	Currency to be Received	Amount to be Received	Unrealized Appreciation (Depreciation)
1/4/2013	AUD	2,340,763	USD	2,448,739	$18,741
1/4/2013	CAD	5,302,321	USD	5,384,186	59,177
1/4/2013	JPY	1,046,269,846	USD	13,055,647	955,145
1/4/2013	NOK	25,091,839	USD	4,511,541	3,041
1/4/2013	SEK	62,084,001	USD	9,555,501	12,342
1/4/2013	USD	3,650,101	AUD	3,543,110	28,080
1/4/2013	USD	9,408,994	CHF	8,749,593	149,747
1/4/2013	USD	8,922,926	EUR	6,849,199	107,137
1/4/2013	USD	11,207,917	GBP	6,952,535	93,404
1/4/2013	USD	5,256,858	NOK	30,214,298	172,045
1/4/2013	USD	14,264,235	SEK	94,048,746	192,343
4/5/2013	CAD	5,476,891	USD	5,492,049	2,544
4/5/2013	CHF	7,691,375	USD	8,436,300	19,041
4/5/2013	EUR	4,865,515	USD	6,438,779	18,801
4/5/2013	JPY	654,030,302	USD	7,579,269	9,766
4/5/2013	USD	1,080,062	AUD	1,047,638	291
4/5/2013	USD	6,847,129	GBP	4,217,615	6,532
					1,848,177

1/4/2013	AUD	1,202,347	USD	1,245,815	(2,368)
1/4/2013	CAD	3,205,000	USD	3,206,873	(11,841)
1/4/2013	CHF	16,440,968	USD	17,536,873	(424,527)
1/4/2013	EUR	11,714,714	USD	15,100,479	(344,335)
1/4/2013	GBP	6,952,535	USD	11,224,708	(76,614)
1/4/2013	NOK	5,122,459	USD	908,700	(11,703)
1/4/2013	SEK	31,964,745	USD	4,782,971	(130,447)
1/4/2013	USD	8,567,100	CAD	8,507,321	(23,378)
1/4/2013	USD	8,424,288	CHF	7,691,375	(21,628)
1/4/2013	USD	6,433,719	EUR	4,865,515	(18,968)
1/4/2013	USD	12,500,374	JPY	1,046,269,846	(399,872)
4/5/2013	USD	4,496,907	NOK	25,091,839	(3,353)
4/5/2013	USD	9,536,713	SEK	62,084,001	(13,073)
					(1,482,107)
Net Unrealized Appreciation					$ 366,070

iShares® Diversified Alternatives Trust
Schedule of Investments (Continued)
At December 31, 2012
•	As of December 31, 2012, open futures contracts held by the Trust were as follows:

Contract Type	Number of Contracts	Expiration Date	Notional Amount	Unrealized Appreciation (Depreciation)
Equity Contracts
AEX Index	(23)	1/18/2013	$ (2,080,778)	$14,252
CAC 40 10-Year Euro	84	1/18/2013	4,033,356	(31,563)
OMX 30 Index	(75)	1/18/2013	(1,277,102)	2,237
Hang Seng Index	(19)	1/30/2013	(2,779,089)	(12,257)
MSCI Taiwan Index	(62)	1/30/2013	(1,705,000)	(30,380)
TOPIX Index	(12)	3/8/2013	(1,195,628)	(103,950)
DAX Index	28	3/15/2013	7,030,963	(58,603)
FTSE 100 Index	10	3/15/2013	950,593	(13,085)
S&P 500 E-mini Index	(29)	3/15/2013	(2,059,145)	30,958
S&P/TSX 60 Index	(29)	3/15/2013	(4,143,939)	(59,532)
SPI 200 Index	28	3/21/2013	3,354,630	27,616
				(234,307)
Interest Rate Contracts
Euro Bund	50	3/7/2013	9,600,591	36,256
10-Year Mini JGB	1	3/8/2013	166,102	(786)
Japan 10-Year Bond	(3)	3/11/2013	(4,984,098)	34,696
Australian 10-Year Bond	(62)	3/15/2013	(7,937,813)	(12,376)
US 10-Year Note	53	3/19/2013	7,037,406	(15,031)
Canada 10-Year Bond	(74)	3/20/2013	(10,073,275)	7,432
Long Gilt	36	3/26/2013	6,958,964	21,066
				71,257
Net Unrealized Depreciation				$ (163,050)
See notes to financial statements.

iShares® Diversified Alternatives Trust
Notes to Financial Statements
December 31, 2012
1 - Organization
The iShares® Diversified Alternatives Trust (the “Trust”) is a Delaware statutory trust organized under the laws of the State of Delaware on July 30, 2009 and commenced operations on October 6, 2009. iShares® Delaware Trust Sponsor LLC is the sponsor of the Trust (the “Sponsor”). The sole member and manager of the Sponsor is BlackRock Asset Management International Inc., a Delaware corporation. BlackRock Institutional Trust Company, N.A. is the “Trustee” of the Trust. The Trust holds long and/or short positions in foreign currency forward contracts and exchange-traded futures contracts involving assets such as currencies, interest rates and certain eligible stock and/or bond indices. Investments for the Trust’s portfolio are selected by BlackRock Fund Advisors (the “Advisor”), following investment strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more assets.
The Trust is a commodity pool, as defined in the Commodity Exchange Act (the “CEA”) and the applicable regulations of the Commodity Futures Trading Commission (the “CFTC”), and is operated by the Sponsor, a commodity pool operator registered with the CFTC. The Sponsor is an indirect subsidiary of BlackRock, Inc. The Advisor, an indirect subsidiary of BlackRock, Inc., serves as the commodity trading advisor of the Trust and is registered under the CEA.
The Trust is not an investment company registered under the Investment Company Act of 1940, as amended.
2 - Summary of Significant Accounting Policies
A.	Basis of Accounting
The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America (“ U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates and these differences could be material.
Certain amounts in the financial statements for the prior years have been reclassified to conform to the current financial statement presentation.
B.	Investment in Forward and Futures Contracts
A forward contract is an agreement between two parties, one of whom undertakes to purchase from or sell to the other, on a specified future date, a specified quantity of a specified asset at a specified location in exchange for a specified purchase price. The types of assets involved may vary from foreign currencies to physical commodities and financial assets such as bonds or interest rates. Unlike futures contracts, forward contracts are usually the subject of negotiation between the parties involved. As a result, forward contracts may have a variety of maturities and involve different amounts of the specified asset.
Futures contracts are standardized forward contracts traded on an exchange. As such, futures contracts and the parties to a futures contract are subject to the regulations of the exchange where the contracts trade. Each exchange may impose certain margin requirements, setting forth the minimum amount of funds that must be deposited by a futures trader with the futures commission merchant in order to initiate futures trading or to maintain an open position in futures contracts.

iShares® Diversified Alternatives Trust
Notes to Financial Statements (Continued)
December 31, 2012
Forward and futures contracts are derivative instruments and are valued at fair value. The Trust’s derivatives are not designated as hedges, and all changes in the fair value are reflected in the Statements of Operations. The current market value of all open futures contracts, whether traded on a United States exchange or a non-United States exchange, is determined by State Street Bank and Trust Company (the “Trust Administrator”). Such current market value is based upon the settlement price for that particular futures contract traded on the applicable exchange on the date with respect to which net asset value is being determined; provided that if a futures contract could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules, procedures or actions of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated is the primary basis for determining the market value of such position for such day.
The current market value of all open forward contracts is based upon the prices determined by the Trust Administrator utilizing data from an internationally recognized valuation service for assets of that nature. The Trustee periodically assesses the appropriateness of the methodologies used by the valuation service provider in determining the price of forward contracts.
The Trustee may in its discretion (and, under extraordinary circumstances, will) value any asset of the Trust pursuant to other principles that it deems fair and equitable. In this context, “extraordinary circumstances” includes, for example, periods during which a valuation price for a forward contract or a settlement price of a futures contract is not available due to events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance or due to a trading or other restriction imposed by a relevant futures exchange.
The investment objective of the Trust is to maximize absolute returns from its investments in certain futures and/or forward contracts selected by the Advisor following strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more commodities, currencies, interest rates or certain eligible stock or bond indices, and seek to reduce the risks and volatility inherent in these investments by taking long and short positions in historically correlated assets. In pursuing its investment objectives, the Trust is subject to equity price risk, interest rate risk and foreign currency exchange rate risk. The return on assets in the Trust, if any, is not intended to track the performance of any index or other benchmark.
For futures contracts, counterparty credit risk is minimized because futures contracts are exchange-traded and the exchange’s clearing house acts as a central counterparty to all exchange-traded futures contracts (although customers continue to have credit exposure to the clearing member who holds their account). Forward contracts are not exchange-traded, and are therefore subject to counterparty credit risk of The Royal Bank of Scotland plc, the prime broker of the Trust.
Please refer to Note 9 for additional disclosures regarding the Trust’s investments in forward and futures contracts.
C.	Cash and Cash Equivalents
The Trust defines cash and cash equivalents to be highly liquid investments with original maturities of three months or less.
As of December 31, 2012 and 2011, the Trust had cash and cash equivalents held at brokers of $1,232,071 and $1,401,234, respectively, which were restricted and held as collateral against margin obligations for open forward and/or futures contracts.

iShares® Diversified Alternatives Trust
Notes to Financial Statements (Continued)
December 31, 2012
D.	Foreign Currencies
The Trust may hold foreign currencies as collateral for futures contracts traded on exchanges located outside the United States. Foreign currencies are translated into U.S. dollars at the prevailing spot exchange rate. Net realized gain or loss on foreign currencies, if any, arises from the sale of such foreign currencies and is presented on the Statements of Operations. Net change in unrealized gain or loss on foreign currency translation on the Statements of Operations arises from changes in foreign currency values resulting from changes in exchange rates during the period.
The Trust does not isolate the effect of fluctuations in foreign exchange rates from the effect of fluctuations in the market prices of securities. Such fluctuations are reflected by the Trust as a component of realized and unrealized gains and losses from investments for financial reporting purposes.
As of December 31, 2012 and 2011, the Trust had foreign currencies held at brokers of $3,160,715 and $7,504,546, respectively, which were restricted and held as collateral against margin obligations for open futures contracts.
E.	Short-Term Investments
Short-term investments on the Statements of Financial Condition consist principally of short-term fixed income securities with original maturities of one year or less. These investments are valued at fair value.
F.	Securities Transactions, Income and Expense Recognition
Securities transactions are accounted for on the trade date. Realized gains and losses on investment transactions are determined using the specific identification method. Other income and expenses are recognized on the accrual basis.
G.	Income Taxes
The Trust is not an association taxable as a corporation and is treated as a partnership for federal, state and local income tax purposes.
No provision for federal, state, and local income taxes has been made in the accompanying financial statements because the Trust is not subject to income taxes. Shareholders are individually responsible for their own tax payments on their proportionate share of income, gain, loss, deduction, expense and credit.
H.	Calculation of Net Asset Value
On each business day on which NYSE Arca, Inc. (“NYSE Arca”) is open for regular trading, as soon as practicable after the close of regular trading of the Shares on NYSE Arca (normally 4:00 p.m., New York time), the Trustee determines the net asset value of the Trust. Net asset value of the Trust means the total assets of the Trust including all cash and cash equivalents or other debt securities less total liabilities of the Trust, each determined on the basis of U.S. GAAP, consistently applied under the accrual method of accounting. In particular, net asset value of the Trust includes any unrealized profit or loss on open forward contracts and futures contracts, and any other credit or debit accruing to the Trust but unpaid or not received by the Trust.

iShares® Diversified Alternatives Trust
Notes to Financial Statements (Continued)
December 31, 2012
I.	Recent Accounting Standard
In December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance to enhance current disclosure requirements on offsetting of certain assets and liabilities and enable financial statement users to compare financial statements prepared under U.S. GAAP and International Financial Reporting Standards (“IFRS”). The new disclosures are required for investments and derivative financial instruments subject to master netting agreements or similar agreements and require an entity to disclose both gross and net information about such investments and transactions eligible for offset in the statement of assets and liabilities. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar agreements. The guidance is effective for financial statements for fiscal years beginning after January 1, 2013, and interim periods within those fiscal years. Management is evaluating the impact of this guidance on the Trust’s financial statements and disclosures.
3 - Offering of the Shares
The Trust offers Shares on continuous basis. The Trust issues and redeems Shares only in one or more blocks of 100,000 Shares (“Baskets”) for a consideration in cash equal to the net asset value per Basket announced by the Trust on the first business day after the purchase or redemption order is received by the Trust. These transactions take place only with certain broker-dealers with whom the Trust has entered into written arrangements regarding the issuance and redemption of Shares (such authorized broker-dealers are the “Authorized Participants”). Only institutions that enter into an agreement with the Trust to become Authorized Participants may purchase or redeem Baskets. The Trust will not redeem individual Shares or Baskets held by parties who are not Authorized Participants.
Redemptions of Shares in exchange for a consideration in cash are treated as sales for financial statement purposes.
4 - Trust Expenses
The Trust incurs all brokerage commissions and other transaction related fees and expenses in connection with the trading activities of the Trust. These expenses are recorded as brokerage commissions and fees in the Statements of Operations as incurred.
The Sponsor pays the amounts that would otherwise be considered the ordinary operating expenses, if any, of the Trust. In return, the Sponsor receives an allocation from the Trust that accrues daily at an annualized rate equal to 0.95% of the adjusted net asset value of the Trust.
The Sponsor is obligated under the trust agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Advisor, Wilmington Trust Company (the “Delaware Trustee”), the Trust Administrator and SEI Investments Distribution Co. (the “Processing Agent”), (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the Securities and Exchange Commission (“SEC”), (6) tax reporting costs and (7) legal expenses up to $100,000 annually.
5 - Related Parties
iShares® Delaware Trust Sponsor LLC, is the Sponsor of the Trust, and BlackRock Fund Advisors is the Advisor of the Trust. The Sponsor and the Advisor are considered to be related parties to the Trust.

iShares® Diversified Alternatives Trust
Notes to Financial Statements (Continued)
December 31, 2012
6 - Indemnification
The trust agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the United States Securities Act of 1933, as amended) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability, cost, expense or judgment arising out of or in connection with the performance of their obligations under the trust agreement or any actions taken in accordance with the provisions of the trust agreement incurred without their (1) negligence, bad faith, willful misconduct or willful malfeasance or (2) reckless disregard of their obligations and duties under the trust agreement.
7 - Commitments and Contingent Liabilities
In the normal course of business, the Trust may enter into contracts with service providers that contain general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred.

iShares® Diversified Alternatives Trust
Notes to Financial Statements (Continued)
December 31, 2012
8 - Financial Highlights
The Trust is presenting the following financial highlights related to investment performance and operations for the years ended December 31, 2012, 2011, and 2010. The net investment income (loss) and total expense ratios are calculated using average net assets. The net asset value presentation is calculated using daily Shares outstanding. The total return is based on the change in the net asset value of a Share during the period.
	Years Ended December 31,
	2012	2011	2010
Net asset value per Share, beginning of period	$48.83	$50.43	$ 49.52
Net investment loss	(0.46)	(0.46)	(0.42)
Net realized and unrealized gain (loss)	2.46	(1.14)	1.33
Net increase (decrease) in net assets from operations	2.00	(1.60)	0.91
Net asset value per Share, end of period	$50.83	$48.83	$50.43
Ratio to average net assets:
Net investment loss	(0.93)%	(0.92)%	(0.84)%
Expenses	1.04%	1.02%	1.01%
Total return	4.10%	(3.17)%	1.84%
9 - Investing in Forward and Futures Contracts
Substantially all of the Trust’s assets are invested in forward and/or futures contracts. The return on assets in the portfolio, if any, is not intended to track the performance of any index or other benchmark. There is no assurance the Trust will achieve its investment objectives.
For the years ended December 31, 2012 and 2011, the average month-end notional amounts of open forward currency contracts were $156,368,559 and $244,031,041, respectively. For the years ended December 31, 2012 and 2011, the average month-end notional amounts of open futures contracts were $116,054,741 and $602,423,480, respectively.
The following table shows the fair values of the open forward currency and futures contracts, by risk exposure category, on the Statements of Financial Condition as of December 31, 2012 and 2011:
December 31, 2012	Asset Derivatives	Fair Value	Liability Derivatives	Fair Value

Foreign exchange contracts	Unrealized appreciation on forward currency contracts	$1,848,177	Unrealized depreciation on forward currency contracts	$1,482,107
Equity contracts	Unrealized appreciation on futures contracts	75,063	Unrealized depreciation on futures contracts	309,370
Interest rate contracts	Unrealized appreciation on futures contracts	99,450	Unrealized depreciation on futures contracts	28,193
December 31, 2011
Foreign exchange contracts	Unrealized appreciation on forward currency contracts	$3,723,647	Unrealized depreciation on forward currency contracts	$2,695,336

iShares® Diversified Alternatives Trust
Notes to Financial Statements (Continued)
December 31, 2012
	Asset Derivatives	Fair Value	Liability Derivatives	Fair Value
Equity contracts	Unrealized appreciation on futures contracts	427,647	Unrealized depreciation on futures contracts	937,238
Interest rate contracts	Unrealized appreciation on futures contracts	777,713	Unrealized depreciation on futures contracts	420,294
The following table shows the effect of the forward currency and futures contracts, by risk exposure category, on the Statements of Operations for the years ended December 31, 2012, 2011 and 2010:
	Statements of Operations Location	Realized Gain (Loss)	Change in Unrealized Appreciation/ Depreciation
December 31, 2012
Foreign exchange contracts	Net realized gain (loss) on forward currency contracts	$ 2,006,721	$ —
	Net change in unrealized appreciation/depreciation on forward currency contracts	—	(662,241)
Equity contracts	Net realized gain (loss) on futures contracts	442,221	—
	Net change in unrealized appreciation/depreciation on futures contracts	—	275,284
Interest rate contracts	Net realized gain (loss) on futures contracts	868,057	—
	Net change in unrealized appreciation/depreciation on futures contracts	—	(286,162)
December 31, 2011
Foreign exchange contracts	Net realized gain (loss) on forward currency contracts	$(3,234,749)	$ —
	Net change in unrealized appreciation/depreciation on forward currency contracts	—	1,152,214
Equity contracts	Net realized gain (loss) on futures contracts	(8,631)	—
	Net change in unrealized appreciation/depreciation on futures contracts	—	(181,294)
Interest rate contracts	Net realized gain (loss) on futures contracts	(2,739,531)	—
	Net change in unrealized appreciation/depreciation on futures contracts	—	2,072,418
December 31, 2010
Foreign exchange contracts	Net realized gain (loss) on forward currency contracts	$ 699,926	$ —
	Net change in unrealized appreciation/depreciation on forward currency contracts	—	(175,836)

iShares® Diversified Alternatives Trust
Notes to Financial Statements (Continued)
December 31, 2012
	Statements of Operations Location	Realized Gain (Loss)	Change in Unrealized Appreciation/ Depreciation
Equity contracts	Net realized gain (loss) on futures contracts	873,834 (a)	—
	Net change in unrealized appreciation/depreciation on futures contracts	—	(345,880) (a)
Interest rate contracts	Net realized gain (loss) on futures contracts	2,130,286 (a)	—
	Net change in unrealized appreciation/depreciation on futures contracts	—	(1,571,737) (a)

(a)	Amounts do not reconcile to the Statements of Operations due to brokerage commissions and fees.
10 - Investment Valuation
FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures defines fair value as the price the Trust would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Trust’s policy is to value its investments at fair value.
U.S. Treasury bills are valued at the last available bid price received from independent pricing services. In determining the value of a fixed income investment, pricing services may use certain information with respect to transactions in such investments, quotations from dealers, pricing matrixes, market transactions in comparable investments, various relationships observed in the market between investments and calculated yield measures.
Forward currency contracts are valued using the London close forward rate.
Futures contracts are valued using the last reported settlement price for the particular futures contract traded on the applicable exchange.
Various inputs are used in determining the fair value of financial instruments. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for a financial instrument within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:
Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and
Level 3 –	Unobservable inputs that are unobservable for the asset or liability, including the Trust’s assumptions used in determining the fair value of investments.

iShares® Diversified Alternatives Trust
Notes to Financial Statements (Continued)
December 31, 2012
The following table summarizes the valuation of the Trust’s investments by the fair value hierarchy levels as of December 31, 2012 and 2011:
	Level 1	Level 2	Level 3	Total
December 31, 2012
U.S. Treasury bills	$ —	$ 44,227,184	$ —	$ 44,227,184
Forward currency contracts(a)	—	366,070	—	366,070
Futures contracts(a)
Equity contracts	(234,307)	—	—	(234,307)
Interest rate contracts	71,257	—	—	71,257
Total futures contracts	(163,050)	—	—	(163,050)
December 31, 2011
U.S. Treasury bills	$ —	$ 74,597,056	$ —	$ 74,597,056
Forward currency contracts(a)	—	1,028,311	—	1,028,311
Futures contracts(a)
Equity contracts	(509,591)	—	—	(509,591)
Interest rate contracts	357,419	—	—	357,419
Total futures contracts	(152,172)	—	—	(152,172)

(a) Futures contracts and forward currency contracts are valued at unrealized appreciation (depreciation).

iShares® Diversified Alternatives Trust
16,800,000 Shares
PROSPECTUS
May 16, 2013
IS-P-ALT-0513

PART 2
STATEMENT OF ADDITIONAL INFORMATION
iSHARES® DIVERSIFIED ALTERNATIVES TRUST
THIS STATEMENT OF ADDITIONAL INFORMATION IS THE SECOND PART OF A TWO-PART DOCUMENT AND SHOULD BE READ IN CONJUNCTION WITH THE DISCLOSURE DOCUMENT DATED, MAY 16, 2013. THE DISCLOSURE DOCUMENT AND THIS STATEMENT OF ADDITIONAL INFORMATION ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

MAY 16, 2013

The Futures Markets	2-1
GLOSSARY	2-4

THE FUTURES MARKETS
Futures Contracts
Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”).
Margin
“Initial” or “ original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.” By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts.
A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of his obligations under contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2% to 5%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract.
Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.
Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Trust’s trading, only the Trust and not its Shareholders personally, will be subject to margin calls.
Futures Exchanges
Futures contracts are traded on organized exchanges known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.
2-1

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.
Regulations
Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. See “Risk Factors—Risk Factors Relating to Regulatory Requirements— Regulatory and exchange position limits may restrict the creation of Baskets and the operation of the Trust.”
Foreign futures exchanges differ in certain respects from their U.S. counterparts. (Investors should be aware that no governmental U.S. agency regulates the foreign exchange markets.) In contrast to U.S. exchanges, certain foreign exchanges are “ principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See “Risk Factors—Risks Relating to Derivative Contracts—
Trading on futures exchanges outside the United States is not subject to U.S. regulation.”
Position Limits
The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits” on the maximum net long or net short speculative position that any person or group of persons (or “accountability levels”) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities futures and has established position limits for all agricultural commodities. Most U.S. futures exchanges have established accountability levels for all derivative contracts traded on these exchanges.
In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges.
Daily Limits
Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “Risk Factors—Risks Relating to Commodities Markets—Commodity futures trading may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related derivatives markets may adversely affect the value of your Shares.”
Hedgers and Speculators
The two broad classes of persons who trade futures contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure
2-2

designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, such as the Trust, risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators, unlike hedgers, rarely take physical delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures contracts. The Trust does not anticipate taking or making delivery of any physical commodities or financial instruments underlying the futures contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.
2-3

GLOSSARY
In this prospectus, each of the following terms has the meaning set forth below:
“Adjusted Net Asset Value”—with respect to the Trust, as of any date, the value of the Trust’s assets as of such date minus all Trust’s accrued fees (other than fees computed by reference to the value of the Trust or its assets), expenses and other liabilities on that date.
“Advisor” or “ BFA” — BlackRock Fund Advisors, a California corporation and an indirect subsidiary of BlackRock, Inc., when acting in its capacity as commodity trading advisor of the Trust. BlackRock Fund Advisors is registered with the CFTC as a commodity trading advisor.
“Advisory Agreement” —the Investment Advisory Agreement between the Trust and the Advisor.
“Authorized Participant” – A person who, at the time of submitting to the Trust a purchase or a redemption order (1) is a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) is a DTC Participant, and (3) has in effect a valid Authorized Participant Agreement.
“Authorized Participant Agreement” — An agreement entered into by each Authorized Participant, the Sponsor and the Trustee which provides the procedures for the creation and redemption of Baskets.
“Basket” — A block of 100,000 Shares or such number of Shares as the Trustee, in consultation with the Sponsor, may from time to time determine.
“Basket Amount”— As of any date, an amount equal to the product of the NAV on such date and the number of Shares constituting a Basket on such date.
“BTC” — BlackRock Institutional Trust Company, N.A., a national banking association.
“Business Day” — Any day other than: (a) a Saturday or a Sunday; or (b) a day on which NYSE Arca is closed for regular trading.
“CFTC” — Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.
“Clearing FCM”— Barclays Capital Inc., or any other futures commission merchant appointed by the Sponsor as clearing futures commission merchant for the Portfolio.
“Commodity Exchange Act” or “CEA” — The United States Commodity Exchange Act of 1936, as amended.
“Delaware Trustee” — Wilmington Trust Company, a Delaware banking corporation.
“Dodd-Frank Act” — The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.
“DTC” — The Depository Trust Company, or its successor.
“DTC Participant” — An entity which, pursuant to DTC’s governing documents, is entitled to deposit securities with DTC in its capacity as a “participant.”
“Eligible Business Day” —Any Business Day other than a Business Day which immediately precedes two or more days on which there is no scheduled exchange trading session for one or more of the futures contracts purchased or sold, or that may be purchased or sold, by the Trust on such day.
“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.
2-4

“Exchange Act” — The United States Securities Exchange Act of 1934, as amended.
“FINRA” — Financial Industry Regulatory Authority.
“Indirect Participant” — An entity which has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.
“Investment Company Act” — The Investment Company Act of 1940, as amended.
“NAV” — The net asset value per Share.
“NFA”—National Futures Association.
“Non-U.S. Holder” — A beneficial owner of Shares that is not a U.S. Holder.
“NYSE Arca” – NYSE Arca, Inc., a Delaware corporation and a registered U.S. national securities exchange, or its successor.
“Plan” — Any (a) employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of ERISA, as set forth in Title I thereof, (b) plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, (c) entity whose underlying assets include plan assets by reason of a plan’s investment in such entity.
“Portfolio”—At any time, the portfolio of futures and/or forward contracts, cash and other investments owned by the Trust at such time.
“Processing Agent” —SEI Investments Distribution Co., a Pennsylvania corporation, when acting in its capacity as processing agent of the Trust or any successor thereto.
“Qualified Bank”— A bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that, unless counsel to the Sponsor determines that the following requirement is not necessary for the exception under Section 408(m) of the Code to apply, is a banking institution as defined in Section 408(n) of the Code.
“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.
“Securities Act” — The United States Securities Act of 1933, as amended.
“Shareholders” — Owners of beneficial interests in the Shares.
“Shares” — Units of fractional undivided beneficial interest in the net assets of the Trust which are issued by the Trust.
“Short-Term Securities” — U.S. Treasury Securities or other short-term securities and similar securities, in each case that are eligible as margin deposits under the rules of the CME.
“Sponsor” — iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, in its capacity as the Sponsor under the Trust Agreement, or any successor thereto in such capacity.
“Sponsor’s Fee” —An allocation to be paid by the Trust to the Sponsor monthly in arrears and will accrue daily at an annualized rate equal to 0.95% of the Adjusted Net Asset Value of the Trust.
“T-Bill”—U.S. Treasury bill.
2-5

“Tax Administrator” —PricewaterhouseCoopers LLP, when acting in its capacity as tax administrator of the Trust.
“TOCOM” — The Tokyo Commodity Exchange.
“Trust” — The iShares® Diversified Alternatives Trust, a Delaware statutory trust governed pursuant to the Trust Agreement.
“Trust Administrator” — An administrator appointed by the Trustee pursuant to the Trust Agreement. The Trustee has appointed as Trust Administrator State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts.
“Trust Agreement”— The Trust Agreement among the Sponsor, the Trustee and the Delaware Trustee.
“Trustee” — BlackRock Institutional Trust Company, N.A., a national banking association and an indirect subsidiary of BlackRock, Inc., when acting in its capacity as Trustee of the Trust.
IS-P-ALT-0513
2-6

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust does not and will not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses are paid by the Sponsor.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement incurred without their (1) negligence, bad faith, willful misconduct or willful malfeasance or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description

4.1	First Amended and Restated Trust Agreement*

4.2	Creation and Redemption Procedures*

4.3	Standard Terms of Authorized Participant Agreement*

5.1	Opinion of Richards, Layton & Finger, P.A. as to legality**

8.1	Opinion of Clifford Chance US LLP as to tax matters**

10.1	Investment Advisory Agreement*

10.2	Futures Commission Merchant Agreement*

10.3	Foreign Exchange Prime Brokerage Agency Agreement†

23.1	Consent of Richards, Layton & Finger, P.A.***

23.2	Consent of Clifford Chance US LLP****

23.3	Consent of Independent Registered Public Accounting Firm+

24.1	Powers of Attorney*****

101.INS	XBRL Instance Document.#+

101.SCH	XBRL Taxonomy Extension Schema Document. #+

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document. #+

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document. #+

101.LAB	XBRL Taxonomy Extension Label Linkbase Document. #+

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document. #+

*	Incorporated by reference to the exhibit with the same number filed with Amendment No. 5 to the Registration Statement No. 333-153099 on October 13, 2009.
**	Previously filed.
***	Included in Exhibit 5.1
****	Included in Exhibit 8.1
*****	Included on the signature page to this Registration Statement
+	Filed herein.
†	Incorporated by reference to Exhibit 10.3 filed with Post-Effective Amendment No. 2 to the Registration Statement 333-153099 on October 12, 2010. Confidential portions of this document have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act.
#	Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

(b) Financial Statement schedules: Not applicable.

Item 17. Undertakings.

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each of the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each of the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post- effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on May 16, 2013.

iShares Diversified Alternatives Trust

By:	iShares® Delaware Trust Sponsor LLC as sponsor

By:	/S/ PATRICK DUNNE
Name:	Patrick Dunne
Title:	Chief Executive Officer, Principal Executive Officer, President

By:	/S/ JACK GEE
Name:	Jack Gee
Title:	Chief Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/S/ PATRICK DUNNE	Director, Chief Executive Officer, President	May 16, 2013
Patrick Dunne

/S/ JACK GEE	Chief Financial Officer, Principal Accounting Officer	May 16, 2013
Jack Gee

MANISH MEHTA**	DIRECTOR	MAY 16, 2013

PHILIP JENSEN**	DIRECTOR	MAY 16, 2013

PETER F. LANDINI**	DIRECTOR	MAY 16, 2013

KIMUN LEE**	DIRECTOR	MAY 16, 2013

**By:	/S/ JACK GEE	May 16, 2013
Jack Gee

Attorney-in-fact

*	The Registrant is a trust and the persons are signing in their capacities as officers or directors of iShares® Delaware Trust Sponsor LLC, the sponsor of the Registrant.
**	Powers of Attorney, each dated September 27, 2012 for Patrick Dunne, Jack Gee, Manish Mehta, Philip Jensen, Peter F. Landini and Kimun Lee are incorporated by reference to the Registration Statement filed on Form S-1 on September 27, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Amended and Restated Trust Agreement*

4.2	Creation and Redemption Procedures*

4.3	Standard Terms of Authorized Participant Agreement*

5.1	Opinion of Richards, Layton & Finger, P.A. as to legality**

8.1	Opinion of Clifford Chance US LLP as to tax matters**

10.1	Investment Advisory Agreement*

10.2	Futures Commission Merchant Agreement*

10.3	Foreign Exchange Prime Brokerage Agency Agreement†

23.1	Consent of Richards, Layton & Finger, P.A.***

23.2	Consent of Clifford Chance US LLP****

23.3	Consent of Independent Registered Public Accounting Firm+

24.1	Powers of Attorney*****

101.INS	XBRL Instance Document.#

101.SCH	XBRL Taxonomy Extension Schema Document. #+

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document. #+

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document. #+

101.LAB	XBRL Taxonomy Extension Label Linkbase Document. #+

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document. #+

*	Incorporated by reference to the exhibit with the same number filed with Amendment No. 5 to the Registration Statement No. 333-153099 on October 13, 2009.
**	Previously filed.
***	Included in Exhibit 5.1

****	Included in Exhibit 8.1
*****	Included on the signature page to this Registration Statement
+	Filed herein.
†	Incorporated by reference to Exhibit 10.3 filed with Post-Effective Amendment No. 2 to the Registration Statement 333-153099 on October 12, 2010. Confidential portions of this document have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act.
#	Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.